UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TALEND S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TALEND S.A.
9, rue Pages
92150 Suresnes, France

NOTICE OF ANNUAL COMBINED GENERAL MEETING OF SHAREHOLDERS
To Be Held at 2:30 p.m. Paris Time on Tuesday, June 25, 2019

Dear Shareholders of Talend S.A.:

        The 2019 Annual Combined General Meeting of shareholders (the "Annual General Meeting") of Talend S.A. (the "Company"), a French société anonyme, will be held on Tuesday, June 25, 2019 at 2:30 p.m. Paris time, at the Company's headquarters located at 9, rue Pages, 91250 Suresnes, France, for the following purposes, as more fully described in the accompanying proxy statement:

        Within the authority of the Ordinary Shareholders' Meeting:

  1.
  To renew the term of office of Mr. Michael Tuchen;

  2.
  To renew the term of office of Mr. John Brennan;

  3.
  To renew the term of office of Mr. Thierry Sommelet;

  4.
  To renew the term of office of Mr. Steve Singh;

  5.
  To renew the term of office of Ms. Nora Denzel;

  6.
  To approve, on an advisory basis, the compensation of our named executive officers;

  7.
  To recommend, on an advisory basis, to hold an advisory vote to approve the compensation for the named executive officers of the Company every year;

  8.
  To recommend, on an advisory basis, to hold an advisory vote to approve the compensation for the named executive officers of the Company every two years;

  9.
  To recommend, on an advisory basis, to hold an advisory vote to approve the compensation for the named executive officers of the Company every three years;

  10.
  To approve the statutory financial statements for the year ended December 31, 2018; discharge of directors and statutory auditors;

  11.
  To allocate earnings for the year ended December 31, 2018;

  12.
  To approve the consolidated financial statements for the year ended December 31, 2018;

  13.
  To review the agreements described under articles L. 225-38 et seq. of the French Commercial Code;

        Within the authority of the Extraordinary Shareholders' Meeting:

  14.
  To amend the quorum requirements for meetings of the shareholders—corresponding amendment to article 20 of the By-laws;

  15.
  To delegate authority to the Board of Directors to increase the Company's share capital by issuing ordinary shares, or any securities granting access to the Company's share capital, while preserving shareholders' preferential subscription rights;

  16.
  To delegate authority to the Board of Directors to increase the Company's share capital by issuing ordinary shares, or any securities granting access to the Company's share capital, through a public offering, with waiver of shareholders' preferential subscription rights;

  17.
  To delegate authority to the Board of Directors to increase the Company's share capital by issuing ordinary shares, or any securities granting access to the Company's share capital, in the context of a private placement, with waiver of shareholders' preferential subscription rights;

  18.
  To delegate authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegations in Proposal Nos. 15 to 17 above, with or without shareholders' preferential subscription rights;

  19.
  To approve the overall limits on the amount of ordinary shares to be issued pursuant to the delegations in Proposal Nos. 15 to 18 above;

  20.
  To delegate authority to the board of directors to carry out the free allocation of existing shares or newly issued shares to employees of the Company or companies in the group and / or to certain corporate officers of the Company, in accordance with the provisions of articles L. 225-197-1 et seq. of the French commercial code;

  21.
  To delegate authority to the board of directors to issue ordinary share purchase warrants with waiver of shareholders' preferential subscription rights in favor of a category of persons meeting certain determined criteria;

  22.
  To limit the amount of issues under Proposal Nos. 20 and 21;

  23.
  To delegate authority to the board of directors to increase the share capital for the issuance of shares of the Company to participants in a company savings plan established in accordance with article L. 3332-1 et seq. of the French Labor Code;

  24.
  To delegate authority to the board of directors to increase the share capital for the issuance of Company shares with waiver of shareholders' preferential subscription rights in favor of a first category of persons meeting certain determined criteria;

  25.
  To delegate authority to the board of directors to increase the share capital for the issuance of Company shares with waiver of shareholders' preferential subscription right in favor of a second category of persons meeting certain determined criteria; and

  26.
  To limit the amount of the issuances implemented under Proposal Nos. 23, 24 and 25.

        We intend that these proxy solicitation materials will be mailed by JPMorgan Chase Bank, N.A. (the "Depositary") on or about May 31, 2019 to all holders of the Company's American Depositary Shares ("ADSs"), each representing one ordinary share of the Company, having a nominal value of €0.08 each (the "Ordinary Shares" or "Shares").

        If you are a holder of Ordinary Shares at 12:00 a.m., Paris time, on June 21, 2019, you will be eligible to vote at the Annual General Meeting. You may (i) vote in person at the Annual General Meeting, (ii) vote by submitting your proxy card by mail, (iii) grant your voting proxy directly to the chairman of the Annual General Meeting, or (iv) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union. If you vote in advance of the Annual General Meeting by submitting your proxy card, you will not be able to change your vote and you will not be able to vote in person at the meeting.

        If you hold ADSs, you may instruct the Depositary, either directly or through your broker, bank or other nominee, how to vote the Ordinary Shares underlying your ADSs. Please note that only holders of Ordinary Shares, and not ADS holders, are entitled to vote directly at the Annual General Meeting. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has set the ADS record date for the Annual General Meeting as May 31, 2019 (the "ADS Record Date"). If you wish to have your votes cast at the meeting, you must obtain, complete and timely return a voting instruction form from the Depositary, if you are a registered holder of ADSs, or from your broker, bank or other nominee in accordance with any instructions provided therefrom.

        YOUR VOTE IS IMPORTANT. Please read the proxy statement and the accompanying materials. Whether or not you plan to attend the Annual General Meeting in person, and no matter how many Ordinary Shares or ADSs you own, please submit your proxy card or voting instruction form, as applicable, in accordance with the procedures described above.

        We appreciate your continued support of Talend S.A. and look forward to either greeting you personally at the Annual General Meeting or receiving your proxy.

By order of the Board of Directors,

Michael Tuchen Chief Executive Officer April 30, 2019

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9
Nominees for Director	9
Continuing Directors	10
Director Independence	12
Board Leadership Structure	12
Board Meetings and Committees	13
Compensation Committee Interlocks and Insider Participation	15
Considerations in Evaluating Director Nominees	15
Shareholder Recommendations for Nominations to the Board of Directors	15
Communications with the Board of Directors	16
Corporate Governance Guidelines and Code of Business Conduct and Ethics	16
Risk Management	17
Director Compensation	18
PROPOSAL NOS. 1 TO 5—ELECTION OF DIRECTORS	21
Nominees	21
Vote Required	21
PROPOSAL NO. 6—ADVISORY VOTE ON EXECUTIVE COMPENSATION	22
Vote Required	22
PROPOSAL NOS. 7 TO 9—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION	23
Vote Required	23
PROPOSAL NOS. 10 TO 12—APPROVAL OF THE 2018 STATUTORY FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH FRENCH GAAP, THE OFFICIAL DISCHARGE OF DIRECTORS AND STATUTORY AUDITORS, ALLOCATION OF EARNINGS, AND APPROVAL OF THE 2018 FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH IFRS	24
Proposal No. 10	24
Proposal No. 11	24
Proposal No. 12	24
Vote Required	24
PROPOSAL NO. 13—VOTE ON THE AGREEMENTS REFERRED TO IN ARTICLES L. 225-38 ET SEQ. OF THE FRENCH COMMERCIAL CODE	25
Vote Required	25
REPORT OF THE AUDIT COMMITTEE	26
PROPOSAL NO. 14—AMENDMENT TO THE QUORUM REQUIREMENTS FOR MEETINGS OF THE SHAREHOLDERS—CORRESPONDING AMENDMENT TO ARTICLE 20 OF THE BY-LAWS	28
Vote Required	28

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Page
PROPOSAL NOS. 15 TO 19—FINANCIAL AUTHORIZATION	29
Vote Required	30
PROPOSAL NO. 20—DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO CARRY OUT THE FREE ALLOCATION OF SHARES TO EMPLOYEES OF THE COMPANY	31
Vote Required	34
PROPOSAL NO. 21—DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO ISSUE AND GRANT NON-EMPLOYEE WARRANTS	35
Vote Required	35
PROPOSAL NO. 22 APPROVAL OF THE OVERALL LIMITS ON THE NUMBER OF SHARES TO BE ISSUED PURSUANT TO PROPOSAL NOS. 20 AND 21	36
Vote Required	38
PROPOSAL NO. 23—SHARE CAPITAL INCREASE FOR THE ISSUANCE OF SHARES TO PARTICIPANTS IN A COMPANY SAVINGS PLAN	39
Vote Required	39
PROPOSAL NOS. 24 AND 25—SHARE CAPITAL INCREASE WITH WAIVER OF SHAREHOLDERS' PREFERENTIAL SUBSCRIPTION RIGHT IN FAVOR OF TWO CATEGORIES OF PERSONS MEETING CERTAIN DETERMINED CRITERIA	40
Vote Required	40
PROPOSAL NO. 26—APPROVAL OF THE OVERALL LIMITS ON THE NUMBER OF SHARES TO BE ISSUED PURSUANT TO PROPOSAL NOS. 23 TO 25	41
Vote Required	41
EXECUTIVE OFFICERS	42
EXECUTIVE COMPENSATION	43
Compensation Discussion and Analysis	43
Executive Summary	43
Executive Compensation Philosophy and Program Design	46
Governance of Executive Compensation Program	46
Individual Compensation Elements	48
Other Compensation Policies and Practices	55
Tax and Accounting Considerations	55
Compensation Committee Report	55
Executive Officer Employment Arrangements	56
Summary Compensation Table	57
Grants of Plan-Based Awards	58
Outstanding Equity Awards as of Fiscal Year End	59
Option Exercises and Stock Vested in 2018	60
Potential Payments Upon Termination or Change of Control	60
Equity Compensation Plan Information	63
CEO Pay Ratio	63
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	65

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iii

TALEND S.A.
PROXY STATEMENT

FOR THE 2019 ANNUAL COMBINED GENERAL MEETING OF SHAREHOLDERS
To Be Held at 2:30 p.m. Paris Time on Tuesday, June 25, 2019

        This proxy statement and the enclosed form of proxy are furnished to holders of ADSs in connection with the solicitation of proxies by our board of directors for use at the 2019 Annual Combined General Meeting of shareholders of Talend S.A. (the "Company"), a French société anonyme, and any postponements, adjournments or continuations thereof (the "Annual General Meeting"). This proxy statement is being mailed to shareholders on or about April 30, 2019. The Annual General Meeting will be held on Tuesday, June 25, 2019 at 2:30 p.m. Paris time, at the Company's headquarters located at 9, rue Pages, 91250 Suresnes, France.

Questions and Answers

        The information provided in the "question and answer" format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What does a Talend ADS represent?

        Each ADS represents one ordinary share (an "Ordinary Share") of Talend S.A.

        As of March 31, 2019, 30,359,600 Ordinary Shares were outstanding, of which 30,273,653 were represented by ADSs.

If you hold ADSs, how do your rights differ from those who hold Ordinary Shares?

        ADS holders do not have the same rights as holders of our Ordinary Shares. French law governs the rights of holders of our Ordinary Shares. The deposit agreement among the Company, the Depositary and holders of ADSs, and all other persons directly and indirectly holding ADSs, sets out the rights of ADS holders as well as the rights and obligations of the Depositary. Each ADS represents one Ordinary Share (or a right to receive one Ordinary Share) deposited with the principal Paris office of BNP Paribas Securities Services as custodian for the Depositary under the deposit agreement or any successor custodian. Each ADS also represents any other securities, cash or other property which may be held by the Depositary in respect of the depositary facility. The Depositary's corporate trust office at which the ADSs are administered is located at 500 Stanton Christiana Road --NCC5, FL2-- Newark, Delaware 19713. The Depositary's principal executive office is located at 383 Madison Avenue, Floor 11, New York, New York, 10179.

What matters will be voted at the Annual General Meeting?

        There are 26 proposed resolutions (the "Proposals") scheduled to be considered and voted on at the Annual General Meeting:

        Within the authority of the Ordinary Shareholders' Meeting:

  1.
  To renew the term of office of Mr. Michael Tuchen;

  2.
  To renew the term of office of Mr. John Brennan;

  3.
  To renew the term of office of Mr. Thierry Sommelet;

  4.
  To renew the term of office of Mr. Steve Singh;

  5.
  To renew the term of office of Ms. Nora Denzel;

  6.
  To approve, on an advisory basis, the compensation of our named executive officers;

  7.
  To recommend, on an advisory basis, to hold an advisory vote to approve the compensation for the named executive officers of the Company every year;

  8.
  To recommend, on an advisory basis, to hold an advisory vote to approve the compensation for the named executive officers of the Company every two years;

  9.
  To recommend, on an advisory basis, to hold an advisory vote to approve the compensation for the named executive officers of the Company every three years;

  10.
  To approve the statutory financial statements for the year ended December 31, 2018; discharge of directors and statutory auditors;

  11.
  To allocate earnings for the year ended December 31, 2018;

  12.
  To approve the consolidated financial statements for the year ended December 31, 2018;

  13.
  To review the agreements described under articles L. 225-38 et seq. of the French Commercial Code;

        Within the authority of the Extraordinary Shareholders' Meeting:

  14.
  To amend the quorum requirements for meetings of the shareholders—corresponding amendment to article 20 of the By-laws;

  15.
  To delegate authority to the Board of Directors to increase the Company's share capital by issuing Ordinary Shares, or any securities granting access to the Company's share capital, while preserving shareholders' preferential subscription rights;

  16.
  To delegate authority to the Board of Directors to increase the Company's share capital by issuing Ordinary Shares, or any securities granting access to the Company's share capital, through a public offering, with waiver of shareholders' preferential subscription rights;

  17.
  To delegate authority to the Board of Directors to increase the Company's share capital by issuing Ordinary Shares, or any securities granting access to the Company's share capital, in the context of a private placement, with waiver of shareholders' preferential subscription rights;

  18.
  To delegate authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegations in Proposal Nos. 15 to 17 above, with or without shareholders' preferential subscription rights;

  19.
  To approve the overall limits on the amount of Ordinary Shares to be issued pursuant to the delegations in Proposal Nos. 15 to 18 above;

  20.
  To delegate authority to the board of directors to carry out the free allocation of existing shares or newly issued shares to employees of the Company or companies in the group and / or to certain corporate officers of the Company, in accordance with the provisions of article L. 225-197-1 et seq. of the French commercial code;

  21.
  To delegate authority to the board of directors to issue ordinary share purchase warrants with waiver of shareholders' preferential subscription rights in favor of a category of persons meeting certain determined criteria;

  22.
  To limit the amount of issues under Proposal Nos. 20 and 21;

  23.
  To delegate authority to the board of directors to increase the share capital for the issuance of shares of the Company to participants in a company savings plan established in accordance with articles L. 3332-1 et seq. of the French Labor Code;

  24.
  To delegate authority to the board of directors to increase the share capital for the issuance of Company shares with waiver of shareholders' preferential subscription rights in favor of a first category of persons meeting certain determined criteria;

  25.
  To delegate authority to the board of directors to increase the share capital for the issuance of Company shares with waiver of shareholders' preferential subscription right in favor of a second category of persons meeting certain determined criteria; and

  26.
  To limit the amount of the issuances implemented under Proposal Nos. 23, 24 and 25.

What if another matter is properly brought before the meeting?

        At this time, the board of directors is unaware of any matters to be presented at the Annual General Meeting, other than as set forth above and the possible additional shareholder resolutions that may properly be submitted before the Annual General Meeting in accordance with applicable French law.

        Holders of Ordinary Shares:    To address the possibility of another matter being presented at the Annual General Meeting, holders of Ordinary Shares who choose to vote by mail may use their proxy card to (i) grant a proxy to the chairman of the Annual General Meeting to vote on any new matters that are proposed during the meeting, (ii) abstain from voting (which will be treated as a vote "AGAINST") on such matters, or (iii) grant a proxy to another shareholder, a spouse or a partner with whom the holder of Ordinary Shares is in a civil union to vote on such matters. If no instructions are given with respect to matters about which we are currently unaware, your Ordinary Shares will be voted "AGAINST" such matters.

        If a holder of Ordinary Shares chooses to grant a proxy to the chairman of the Annual General Meeting, with respect to either all matters or only any additional matters not disclosed in this proxy statement, the chairman of the Annual General Meeting shall issue a vote in favor of adopting such undisclosed resolutions submitted or approved by the board of directors and a vote against adopting any other such undisclosed resolutions.

        Holders of ADSs:    Ordinary Shares underlying ADSs will not be voted on any matter not disclosed in the proxy statement.

How does the board of directors recommend I vote on these proposals?

        The board of directors recommends that you vote:

  •
  "FOR" the nominees of the board of directors in Proposal Nos. 1 to 5;

  •
  "FOR" each of Proposal Nos. 6 and 7;

  •
  "AGAINST" each of Proposal Nos. 8 and 9,

  •
  "FOR" each of Proposal Nos. 10 to 26.

Who is entitled to vote at the Annual General Meeting?

        Holders of record of Ordinary Shares at 12:00 a.m., Paris time, on June 21, 2019 will be eligible to vote at the Annual General Meeting. In deciding all matters at the Annual General Meeting, each shareholder will be entitled to one vote for each share of our Ordinary Shares held by them on the record date. We do not have cumulative voting rights for the election of directors.

        If you are a registered holder of the ADSs on the books of JPMorgan Chase Bank, N.A. on May 10, 2019 (the "ADS Record Date"), then at or prior to 12:00 p.m. E.T. on May 10, 2019, you may provide instructions to the Depositary as to how to vote the Ordinary Shares underlying your ADSs on the issues set forth in this proxy statement. The Depositary will mail you a voting instruction card if you hold ADSs in your own name on the Depositary's share register ("Registered Holders"). If, however, on the ADS Record Date you held your ADSs through a bank, broker, custodian or other nominee/agent ("Beneficial Holders"), it is anticipated that such bank, broker, custodian or nominee/agent will forward voting instruction forms to you.

  •
  Registered holders.  Registered holders of ADSs must complete, sign and return a Voting Instruction Form to be actually received by the Depositary on or prior to 12:00 p.m. E.T. on May 20, 2019.

  •
  Street Name holders.  If our ADSs are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those ADSs held in "street name," and this proxy statement was forwarded to you by your broker or nominee. A holder of ADSs held through a broker, bank or other nominee (a "beneficial holder of ADSs") should follow the instructions that its broker, bank or other nominee provides to vote the Ordinary Shares underlying its ADSs. The Depositary has fixed a record date for the determination of holders of ADSs who shall be entitled to give such voting instructions. We have been informed by the Depositary that it has set the ADS record date for the Annual General Meeting on May 31, 2019.

How will my Ordinary Shares be voted if I do not vote?

        If you hold Ordinary Shares and do not (i) vote in person at the Annual General Meeting, (ii) vote by submitting your proxy card by mail, (iii) grant your voting proxy directly to the chairman of the Annual General Meeting, or (iv) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, your Ordinary Shares will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

        If you hold Ordinary Shares and grant your voting proxy directly to the chairman of the Annual General Meeting without specifying how you wish to vote with respect to a particular matter, your Ordinary Shares will be voted in accordance with the board of directors' recommendations.

How will the Ordinary Shares underlying my ADSs be voted if I do not provide voting instructions to the Depositary or my broker, bank or other nominee?

        With respect to Ordinary Shares represented by ADSs for which no timely voting instructions are received by the Depositary from a holder of ADSs, the Depositary shall not vote such Ordinary Shares. The Depositary will not itself exercise any voting discretion in respect of any Ordinary Shares.

How will my Ordinary Shares be voted if I grant my proxy to the chairman of the Annual General Meeting?

        If you are a holder of Ordinary Shares and you grant your proxy to the chairman of the Annual General Meeting, the chairman of the Annual General Meeting will vote your Ordinary Shares in accordance with the board of directors' recommendations. As a result, your Ordinary Shares would be voted "FOR" the nominees of the board of directors in Proposal Nos. 1 to 5, "FOR" each of Proposal Nos. 6 and 7, "AGAINST" each of Proposal Nos. 8 and 9, and "FOR" each of Proposal Nos. 10 to 26.

How many votes are needed for approval of each proposed resolution?

  •
  Proposal Nos. 1 to 13:  The affirmative vote of a majority of the total number of votes cast is required for the election of each director nominee named in Proposal Nos. 1 to 5 and for the approval of each matter described in Proposal Nos. 6 to 13. Under French law, this means that the votes cast "FOR" a nominee must exceed the aggregate of the votes cast "AGAINST" that nominee and abstentions, and the votes cast "FOR" a resolution must exceed the aggregate of the votes cast "AGAINST" that resolution and abstentions.

  •
  Proposal Nos. 14 to 26:  For approval of Proposal Nos. 14 through 26, the affirmative vote of two-thirds of the total number of votes cast is required.

What is an "abstention" and how would it affect the vote?

        With respect to Ordinary Shares, an "abstention" occurs when a shareholder votes by mail with instructions to abstain from voting regarding a particular matter.

        With respect to ADSs, an abstention occurs when a holder of ADSs sends proxy instructions to the Depositary to abstain from voting regarding a particular matter.

        An abstention by a holder of Ordinary Shares or by a holder of ADSs will be counted toward a quorum and will be treated as a vote "AGAINST" matters on which such holder has abstained.

Who will count the votes at the Annual General Meeting?

        Representatives of BNP Paribas Securities Services will tabulate the votes and act as inspectors of election.

What are the quorum requirements for the Proposals?

        A quorum is the minimum number of shares required to be present at the Annual General Meeting for the Annual General Meeting to be properly held under our By-laws and French law.

        The presence, in person or by proxy, of one-fifth of all issued and outstanding shares of our Ordinary Shares entitled to vote at the Annual General Meeting on the decisions within the authority of the Ordinary Shareholders' Meeting (i.e., Proposal Nos. 1 to 13) and of one-fourth of all issued and outstanding shares of our Ordinary Shares entitled to vote at the Annual General Meeting on the decisions within the authority of the Extraordinary Shareholders' Meeting (i.e., Proposal Nos. 14 to 26) will constitute a quorum at the Annual General Meeting.

How can I vote my Ordinary Shares or ADSs?

        If you hold Ordinary Shares, whether in registered or bearer form, you have the right to (i) vote in person at the Annual General Meeting, (ii) vote by submitting your proxy card by mail, (iii) grant your voting proxy directly to the chairman of the Annual General Meeting, or (iv) grant your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, provided in each case that you are the holder of record of such Ordinary Shares at 12:00 a.m., Paris time, on June 21, 2019. You may vote in person at the Annual General Meeting so long as you do not submit your proxy card by mail or appoint a proxy in advance of the meeting. If you would like to submit your proxy card by mail, you, or in case your Ordinary Shares are in bearer form, your authorized intermediary must first request a proxy card from BNP Paribas Securities Services. Then, simply mark the proxy card in accordance with the instructions, date and sign, and return it. If you choose to vote by mail, however, your proxy card must be received by BNP Paribas Securities Services by June 21, 2019 in order to be taken into account. If you cast your vote by appointing the chairman of the Annual General Meeting as your proxy, the chairman of the Annual General Meeting will vote your Ordinary Shares in accordance with the board of directors' recommendations. If you appoint another shareholder, your spouse or your partner with whom you are in a civil union to act as your proxy, such proxy must be written and made known to the Company.

        If you are a holder of ADSs, you may give voting instructions to the Depositary or your broker, bank or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of the ADS Record Date, you have the right to instruct the Depositary—if you held your ADSs directly—or the right to instruct your broker, bank or other nominee—if you held your ADSs through such intermediary—how to vote. So long as the Depositary receives your voting instructions on or prior to 12:00 p.m., Eastern Time, on June 19, 2019, it will, to the extent practicable and subject to French law and the terms of the deposit agreement, vote the underlying Ordinary Shares as you instruct. If your ADSs are held through a broker, bank or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Ordinary Shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

        As an ADS holder, you will not be entitled to vote in person at the Annual General Meeting. To the extent you provide the Depositary or your broker, bank or other nominee, as applicable, with voting instructions, the Depositary will vote the Ordinary Shares underlying your ADSs in accordance with your instructions.

        You also may exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADSs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement. However, it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Annual General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may incur additional costs associated with the surrender and withdrawal process.

Can I change my vote?

        If you hold Ordinary Shares and submit your proxy card to vote by mail or appoint a proxy in advance of the meeting, you will not be able to change your vote.

        If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by the Depositary or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the Ordinary Shares underlying your ADSs.

Who may attend the Annual General Meeting?

        Holders of record of Ordinary Shares as of 12:00 a.m., Paris time, on June 21, 2019, or their duly appointed proxies, may attend the Annual General Meeting. Holders of Ordinary Shares may request an admission card for the Annual General Meeting by checking the appropriate box on the proxy form, dating and signing it, and returning the proxy form by regular mail or may present evidence of their status as a shareholder at the Annual General Meeting as of 12:00 a.m., Paris time, on June 21, 2019.

        Holders of ADSs will not be able to attend the Annual General Meeting.

Can I vote in person at the Annual General Meeting?

        If you hold Ordinary Shares as of 12:00 a.m., Paris time, on June 21, 2019 you may vote in person at the Annual General Meeting unless you submit your proxy or voting instructions prior to the Annual General Meeting.

        If you hold ADSs, you will not be able to vote the Ordinary Shares underlying your ADSs in person at the Annual General Meeting.

From whom will I receive proxy materials for the Annual General Meeting?

        If you hold Ordinary Shares in registered form (forme nominative) with our registrar, BNP Paribas Securities Services, you are considered the shareholder of record with respect to those Ordinary Shares and will receive these proxy materials directly from BNP Paribas Securities Services.

        If you hold Ordinary Shares in bearer form (forme au porteur), you are considered the shareholder of record with respect to those Ordinary Shares and will receive these proxy materials from your authorized intermediary.

        If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive these proxy materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive the proxy materials from your broker, bank or other nominee.

How are proxies solicited for the Annual General Meeting?

        Our board of directors is soliciting proxies for use at the Annual General Meeting. All expenses associated with this solicitation will be borne by us. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers and employees.

        No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have retained Saratoga Proxy to help us solicit proxies. We expect to pay Saratoga Proxy a fee of $30,000 for its services and will reimburse Saratoga Proxy for reasonable expenses.

        We will make arrangements with the Depositary, brokers, banks and other nominees for the forwarding of solicitation material to the direct and indirect holders of ADSs, and we will reimburse the Depositary and such intermediaries for their related expenses.

Where can I find the voting results of the Annual General Meeting?

        We will announce preliminary voting results at the Annual General Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual General Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another holder of ADSs and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

        We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, ADS holders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the proxy materials for all ADS holders having that address. This procedure reduces our printing costs, mailing costs, and fees. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to any ADS holder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if an ADS holder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such ADS holder may contact us at the following address:

Talend S.A.
Attention: Corporate Legal Group
9, rue Pages
91250 Suresnes, France
Email: ir@talend.com

        ADS holders who beneficially own ADSs held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year's Annual General Meeting of shareholders or to nominate individuals to serve as directors?

Shareholder Proposals

        Any holder of ADSs and/or Ordinary Shares desiring to present a resolution for inclusion in the Company's proxy statement for the 2020 Annual General Meeting must deliver such resolution to the board of directors at the address below no later than January 1, 2020. Only those resolutions that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the Company's proxy statement for the 2020 Annual General Meeting of shareholders.

        In addition, under French law, holders of Ordinary Shares are permitted to submit a resolution for consideration so long as such matter is received by the Company no later than 25 days prior to the date of the meeting. Holders of Ordinary Shares wishing to present resolutions at the 2020 Annual General Meeting of shareholders made outside of Rule 14a-8 under the Exchange Act must comply with the procedures specified under French law. A shareholder who meets the requirements set forth in Articles L. 225-105 and R. 225-71 of the French Commercial Code may submit a resolution by sending such resolution to the address below by registered letter with acknowledgment of receipt or via e-mail. The resolution must include the text of the proposed resolution, a brief explanation of the reason for such resolution and an affidavit to evidence the shareholder's holdings. Any holder of Ordinary Shares who meets the requirements set forth in Articles L. 225-105 and R. 225-71 of the French Commercial Code also may submit a director nomination to be considered by the nomination and corporate governance committee for nomination by following the same process outlined above and including the information regarding the director as set forth in Article R. 225-83 5o of the French Commercial Code in their submission.

        All submissions to the Company should be made to:

Talend S.A.
9, rue Pages
91250 Suresnes, France
Attention: Secretary
Email : ir@talend.com

Nomination of Director Candidates

        Shareholders may recommend director candidates for consideration by our nominating and corporate governance committee. For additional information regarding our policy regarding shareholder recommendations for director candidates, see "Board of Directors and Corporate Governance—Shareholder Recommendations for Nominations to the Board of Directors."

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Eight of our directors are independent within the meaning of the listing standards of the Nasdaq Stock Market.

        The following table sets forth the names, ages as of May 31, 2019, and certain other information for each of the directors with terms expiring at the Annual General Meeting/nominees, and for each of the continuing members of our board of directors:

Name	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual General Meeting/ Nominees
John Brennan(2)	54	Director	2010	2019	2022
Nora Denzel(1)	56	Director	2017	2019	2022
Steve Singh(2)(3)	57	Director	2016	2019	2022
Thierry Sommelet(1)(2)	49	Director	2016	2019	2022
Michael Tuchen	53	Chief Executive Officer, President and Director	2013	2019	2022
Continuing Directors
Nanci Caldwell(2)(3)	60	Director	2017	2021	N/A
Patrick Jones(1)(3)	74	Director	2015	2021	N/A
Brian Lillie(1)	54	Director	2018	2021	N/A
Mark Nelson(2)	49	Director	2018	2021	N/A

(1)
Member of our audit committee

(2)
Member of our compensation committee

(3)
Member of our nominating and corporate governance committee

        Set forth below is biographical information for the nominees and for each of the continuing members of our board of directors. This includes information regarding each director's experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

Nominees for Director

        John Brennan has served as a member of our board of directors since November 2010. Since May 2015, Mr. Brennan has served as a Managing Director of Sumeru Equity Partners and, since February 2008, as a Managing Director of Silver Lake Sumeru. Currently, Mr. Brennan serves as a member of the board of directors for ForeFlight, LLC, Influence Health, Inc. (formerly Medseek), BlackLine, Inc., Digital Reasoning Systems, Inc. and Buildium, LLC. Mr. Brennan holds a B.A. in History from Yale University and an M.B.A. from the University of California, Berkeley, Haas School of Business.

        We believe that Mr. Brennan is qualified to serve as a member of our Board of Directors because of his two decades of operating and investing experience in the technology sector.

        Nora Denzel has served on our Board of Directors since July 2017. Ms. Denzel most recently served as interim CEO of Outerwall Inc. from January 2015 to September 2015, as Senior Vice President of Big Data, Marketing and Social Product Design from February 2008 to August 2012 at Intuit Inc. and has held a number of senior executive positions at Hewlett Packard Enterprise Company. Ms. Denzel currently serves on the board of directors of Advanced Micro Devices, Inc., a global semiconductor company. Ms. Denzel holds a Master of Business Administration degree from

Santa Clara University and a Bachelor of Science degree in Computer Science from the State University of New York.

        We believe that Ms. Denzel is qualified to serve as a member of our Board of Directors because of her operational expertise gained as a senior executive at leading technology companies as well as her knowledge of the technology industry generally.

        Steve Singh has served as a member of our Board of Directors since October 2016 and as the Chairman of our Board of Directors since November 2017. Since May 2017, Mr. Singh has served as Chairman and Chief Executive Officer of Docker, Inc., a cloud software company. From December 2014 to April 2017, Mr. Singh served on the Executive Board of SAP SE and as President of Business Networks and Applications, a division of SAP SE (NYSE: SAP), an enterprise applications software company. From February 1996 to December 2014, Mr. Singh was Chief Executive Officer and Chairman of the Board of Concur Technologies, Inc., a business travel and expense management software company, which was acquired by SAP SE in 2014. Mr. Singh currently serves on the board of directors of DocuSign, Inc., an enterprise software company, and of Washington Federal, Inc., a bank holding company.

        We believe that Mr. Singh is qualified to serve as a member of our Board of Directors because of his significant experience successfully disrupting markets, scaling organizations, and building brands.

        Thierry Sommelet has served on our board of directors since April 2015. Since May 2015, Mr. Sommelet has served as a Managing Director of the Mid and Large Cap division of Bpifrance Investissement, the private equity arm of the French public investment bank (formerly known as Fonds Stratégique d'Investissement, or FSI), and as Senior Investment Director of Bpifrance Participations SA from July 2013 to April 2015. Mr. Sommelet previously served as Senior Investment Director of FSI from February 2009 to June 2013. Mr. Sommelet currently serves on the board of directors of Mersen S.A., a global manufacturing company, Inside Secure S.A., a software company, and Soitec S.A., a global company specializing in manufacturing semiconductor materials. Mr. Sommelet graduated from École Nationale des Ponts et Chaussées civil engineering school in Paris and holds an M.B.A. from Insead.

        We believe that Mr. Sommelet is qualified to serve as a member of our Board of Directors because of his significant financial expertise and international business experience.

        Michael Tuchen has served as a member of our Board of Directors since December 2013. Mr. Tuchen joined Talend as Chief Executive Officer in 2013. Prior to joining us, Mr. Tuchen served as Chief Executive Officer at Rapid7, a security data and analytics provider, from May 2008 to October 2012. From September 2003 to October 2006, Mr. Tuchen served as General Manager of SQL Server Marketing at Microsoft Corporation, a software company. Mr. Tuchen received a B.S. in Electrical Engineering from Brown University, an M.S. in Electrical Engineering from Stanford University, and an M.B.A. from Harvard Business School.

        We believe that Mr. Tuchen is qualified to serve as a member of our Board of Directors because of his extensive experience in leadership positions in technology companies and the expertise he has accumulated as our Chief Executive Officer.

Continuing Directors

        Nanci Caldwell has served as a member of our Board of Directors since February 2017. Ms. Caldwell worked at PeopleSoft, Inc., a provider of human resource management systems acquired by Oracle Corporation, where she served as Senior Vice President and Chief Marketing Officer from April 2001 to January 2002 and as Executive Vice President and Chief Marketing Officer from January 2002 to December 2004. Ms. Caldwell currently serves on the board of directors of Citrix Systems, Inc., an enterprise software company, CIBC, a retail banking company, Donnelley Financial Solutions, Inc., a provider of regulatory compliance, capital markets transactions and shareholder communications, and Equinix, Inc., an IT data center company. She has previously served on several public and private boards including Deltek, Inc., an enterprise software and information solutions company, and Tibco Software, Inc., a data analytics and processing company. Ms. Caldwell holds a B.A. in Psychology from Queen's University, Kingston, Canada.

        We believe that Ms. Caldwell is qualified to serve as a member of our Board of Directors because of her operational expertise gained as a senior executive at leading technology companies as well as her knowledge of the technology industry generally.

        Patrick Jones has served as a member of our Board of Directors since November 2015. Mr. Jones has been a private investor since March 2001. Mr. Jones currently serves on the board of directors of Fluidigm Corporation, which makes devices for genomics research and Itesoft S.A., a software company that provides solutions for business process automation. From 2003 to April 2018, Mr. Jones served on the board of directors of Inside Secure S.A., a company that makes digital security solutions. From June 2005 to May 2015, Mr. Jones served as Chairman of the board of directors of Lattice Semiconductor Corporation, a fabless semiconductor company. Mr. Jones previously served as Chairman of Dialogic Inc. and Senior Vice President and Chief Financial Officer of Gemplus International S.A. (now Thales), a provider of solutions empowered by smart cards. Prior to Thales, he served as Vice President, Finance, and Corporate Controller at Intel Corporation, a producer of microchips, computing and communications products. Prior to that, Mr. Jones served as Chief Financial Officer of LSI Corporation, a semiconductor company. Mr. Jones holds a B.A. in Latin American Studies from the University of Illinois and an M.B.A. from St. Louis University.

        We believe that Mr. Jones is qualified to serve as a member of our Board of Directors because of his significant financial and accounting expertise and international business experience.

        Brian Lillie has served on our Board of Directors since May 2018. From October 2017 to April 5, 2019, Mr. Lillie served as the Chief Product Officer for Equinix, Inc., a provider of data center and interconnection services since October 2017. Mr. Lillie previously served as Chief Customer Officer and Executive Vice President, Technology Services from August 2016 to October 2017 and Chief Information Officer from August 2008 to August 2016 at Equinix. Mr. Lillie currently serves as a director of Lumentum Holdings Inc., a telecommunications equipment company. Mr. Lillie holds a B.S. in Mathematics from Montana State University, an M.S. in Telecommunications Management from Golden Gate University and an M.S. in Management from Stanford University's Graduate School of Business.

        We believe that Mr. Lillie is qualified to serve as a member of our Board of Directors because of his operational expertise gained as a senior executive at leading technology companies as well as his knowledge of the technology industry generally.

        Mark Nelson has served on our Board of Directors since June 2018. Mr. Nelson has served as the Executive Vice President of Product Development at Tableau Software, Inc., a software company, since May 2018. From December 2013 to May 2018, he served as Chief Technology Officer at SAP Concur, a software as a service company. From January 1993 to November 2013, he served as a Vice President and Architect at Oracle Corporation. He holds a B.S. in General Engineering and an M.S. in Computer Science from the University of Illinois at Urbana-Champaign.

        We believe that Mr. Nelson is qualified to serve as a member of our Board of Directors because of his more than 25 years of experience in software development, engineering, and SaaS infrastructures and extensive expertise in Cloud and new data technologies.

Director Independence

        Our ADSs representing our Ordinary Shares are listed on Nasdaq Stock Market. Under the listing standards of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company's board of directors. In addition, the listing standards of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the Nasdaq Stock Market, a director will only qualify as an "independent director" if, in the opinion of that listed company's board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and the listing standards of the Nasdaq Stock Market. In addition, compensation committee members must also satisfy the independence criteria set forth under the listing standards of the Nasdaq Stock Market.

        Under our Corporate Governance Guidelines, the board of directors believes that there should, at all times, be a majority of independent directors on the board of directors.

        Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Brennan, Jones, Lillie, Nelson, Singh and Sommelet and Mmes. Caldwell and Denzel do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the listing standards of the Nasdaq Stock Market. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director, and the transactions involving them described in the section titled "Related Person Transactions," and other transactions that were deemed immaterial to a director's independence involving the sale of products and services in the ordinary course of business between the Company and other organizations where our non-employee directors also serve as members of the board of directors. In making the determination that Mr. Nelson is independent, the board of directors considered the fact that Mr. Nelson is the Executive Vice President of Product Development at Tableau Software, Inc., a software company, and we purchase software from Tableau Software, Inc. in the ordinary course of business. The board of directors determined that Mr. Nelson did not have a direct or indirect material interest in these transactions. Furthermore, payments made by us to Tableau Software, Inc. pursuant to such transactions did not exceed the greater of $200,000 or 5% of Tableau Software, Inc.'s consolidated gross revenues in any of the last three fiscal years. As a result, the board of directors concluded that these transactions would not affect Mr. Nelson's independence.

Board Leadership Structure

        We believe that the structure of our board of directors and its committees provides strong overall management of our Company. The Chairman of our board of directors monitors the content, quality and timeliness of information sent to our board of directors and is available for consultation with our board of directors regarding the oversight of our business affairs. Mr. Singh has served as Chairman of the Board since November 2017. He is an independent director under the listing standards of the Nasdaq Stock Market. Our board of directors believes that, given his perspective and experience in matters of the Board and his ability to liaison between our non-independent directors and our independent directors, Mr. Singh's service as our Chairman is appropriate and is in the best interests of our board of directors, our Company and our shareholders.

Board Meetings and Committees

        During our fiscal year ended December 31, 2018, the board of directors held 8 meetings (including regularly scheduled and special meetings), and each director except Mr. Sommelet attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served as required under our Corporate Governance Guidelines. Mr. Sommelet attended 69% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period and (ii) the total number of meetings held by all committees of our Board of Directors during the periods on which he served; however, excluding those meetings that Mr. Sommelet was unable to attend due to pre-existing conflicts, his attendance rate would have been 100%.

        We encourage, but do not require, members of our board of directors to attend our Annual General Meetings of shareholders. None of our then board members attended our 2018 Annual General Meeting.

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

  Audit Committee

        Our audit committee consists of Messrs. Jones, Lillie and Sommelet and Ms. Denzel, with Mr. Jones serving as Chair, each of whom meets the requirements for independence for audit committee members under the listing standards of the Nasdaq Stock Market and SEC rules and regulations. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of the Nasdaq Stock Market. In addition, our board of directors has determined that Patrick Jones is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended ("Securities Act"). Our audit committee is responsible for, among other things:

  •
  appointing our independent registered public accounting firm;

  •
  evaluating the performance and independence of our independent registered public accounting firm;

  •
  approving the audit and pre-approving any non-audit services to be performed by our independent registered public accounting firm;

  •
  reviewing our financial statements and restated disclosures and reviewing our critical accounting policies and practices;

  •
  reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

  •
  overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

  •
  reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;

  •
  overseeing management's processes for identifying, monitoring and addressing enterprise risks, and evaluating and discussing with management its assessments of matters relating to enterprise risks;

  •
  reviewing and approving in advance any proposed related person transactions; and

  •
  preparing the audit committee report that the SEC requires in our annual proxy statement.

        Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the charter of our audit committee is available on the Corporate Governance section of our website at http://investor.talend.com. During our fiscal year ended December 31, 2018, our audit committee held 4 meetings.

  Compensation Committee

        Our compensation committee consists of Messrs. Brennan, Nelson, Singh and Sommelet and Ms. Caldwell, with Ms. Caldwell serving as Chair. Each of our compensation committee members meets the requirements for independence for compensation committee members under the listing standards of the Nasdaq and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b- 3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Our compensation committee is responsible for, among other things:

  •
  reviewing and approving our Chief Executive Officer's and other executive officers' annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements and any other benefits, compensation or arrangements;

  •
  administering our equity compensation plans;

  •
  overseeing our overall compensation policies, compensation plans and benefits programs; and

  •
  preparing the compensation committee report that the SEC will require in our annual proxy statement.

        Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the charter of our compensation committee is available on the Corporate Governance section of our website at http://investor.talend.com. During our fiscal year ended December 31, 2018, our compensation committee held 4 meetings.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee consists of Messrs. Jones and Singh and Ms. Caldwell, with Mr. Jones serving as Chair. Each of the members of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the Nasdaq Stock Market and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

  •
  identifying and evaluating candidates to serve as directors of the Company consistent with criteria approved by the Board;

  •
  reviewing and evaluating incumbent directors;

  •
  evaluating and making recommendations regarding the compensation, organization and governance of our board of directors and its committees;

  •
  evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

  •
  reviewing and making recommendations with regard to our Corporate Governance Guidelines and compliance with laws and regulations;

  •
  overseeing the evaluation of the Board; and

  •
  reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.

        Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the Nasdaq Stock Market. A copy of the charter of our nominating and corporate governance committee is available on the Corporate Governance section of our website at http://investor.talend.com. During our fiscal year ended December 31, 2018, our nominating and corporate governance committee held 3 meetings.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

        The nominating and corporate governance committee works with the board of directors to determine periodically, as appropriate, to the extent permitted or required under applicable laws, the qualifications, expertise and characteristics of the board of directors, including such factors as business experience and diversity of gender, race, ethnicity, nationality, differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. The nominating committee and the board of directors evaluate each individual in the context of the membership of the board of directors as a group, with the objective of having a board that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of background and experience across various areas. Each director should be an individual of high character and integrity. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director's past attendance at meetings, participation in and contributions to the activities of the board of directors and the Company and other relevant qualifications and characteristics. Each director must ensure that other existing and anticipated future commitments do not materially interfere with the members' service as a director. Any employee director must submit his or her offer of resignation from the board of directors in writing to the Chairperson of the nominating and corporate governance committee upon termination of employment with the Company. Upon change of his or her principal employer, any nonemployee director must submit his or her offer of resignation from the board of directors in writing to the Chairperson of the nominating and corporate governance committee. The Board, through the nominating and corporate governance committee, will determine whether to accept or reject such resignation and will make a recommendation to the board of directors as to whether to accept or reject the offer of resignation, or whether other action should be taken.

Shareholder Recommendations for Nominations to the Board of Directors

        Our nominating and corporate governance committee will consider candidates for director recommended by a shareholder or group of shareholders who meet the requirements set forth in Articles L. 225-105 and R. 225-71 of the French Commercial Code. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our By-laws, applicable French law as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible shareholders wishing to recommend a candidate for nomination as a director are requested to send the recommendation in writing to: Board of Directors, Talend S.A., 9, rue Pages, 92150 Suresnes, France.

        Our nominating and corporate governance committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered by our nominating and corporate governance committee for nomination to stand for election at an upcoming annual meeting of shareholders, the recommendation must be compliant with form and timing require by applicable French law; in particular, a shareholder recommendation must be received no fewer than 25 days prior to the date of the Company's annual meeting of shareholders and must contain the following information:

  •
  the text of the proposed resolution to appoint the director candidate;

  •
  a brief explanation of the reason for such recommendation;

  •
  information about the director nominee set forth in Article R. 225-83 5°of the French Commercial Code; and

  •
  an affidavit to evidence the requisite share holdings.

        In connection with its evaluation of director candidates, our nominating and corporate governance committee or board of directors may request additional information from the candidate or the recommending shareholder and may request an interview with the candidate.

Communications with the Board of Directors

        Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel and Corporate Secretary at Talend S.A., 9, rue Pages, 92150 Suresnes, France. Each communication should set forth (i) the name and address of the shareholder, as it appears on our books, and if the shares of our Ordinary Shares are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our Ordinary Shares that are owned of record by the record holder and beneficially by the beneficial owner.

        Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors. Items unrelated to the duties and responsibilities of the board of directors or otherwise unsuitable for distribution to the board of directors will be redirected.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our shareholders. Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on the Corporate

Governance section of our website at http://investor.talend.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Risk Management

        Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

        Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors as well as such other times as they deemed appropriate, where, among other topics, they discuss strategy and risks facing the company.

        While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and our independent auditors guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews enterprise, strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, evaluates the risks inherent in significant transactions, and provides guidance to management.

Director Compensation

  2018 Director Compensation Table

        The following table provides information regarding the total compensation that was granted to each of our non-employee directors in 2018.

Director	Fees Earned or Paid in Cash ($)(1)	Warrant Awards ($)(2)	All Other Compensation ($)(3)	Total($)
John Brennan	28,583	130,640	12,048	171,271
Nanci Caldwell	43,000	159,994	72,193	275,187
Nora Denzel	37,500	159,994	44,427	241,921
Patrick Jones	57,500	159,994	44,427	261,921
Brian Lillie	24,829	106,085	9,784	140,698
Mark Nelson	17,981	82,412	7,601	109,994
Steve Singh	35,000	159,994	44,427	239,421
Thierry Sommelet	—	—	—	—

(1)
The amount reported represents the fees earned for service on our board of directors and committees of our board of directors for 2018 as well as fees to acquire non-employee warrants, or Bons de Souscription d'Action ("BSAs").

(2)
In accordance with French law, the acquisition of BSAs, by our directors is subject to the payment of a subscription price that must be at least equal to the fair market value of such BSAs on the date of grant. The amounts reported in the Warrant Awards column reflect the subscription price of the BSAs, which is equal to the aggregate grant date fair value of such BSAs, computed in accordance with FASB ASC Topic 718 Compensation—Stock Compensation.

(3)
The amounts reported in the "All Other Compensation" column reflect tax gross-ups to the cash amounts paid to the directors on account of income taxes owed on the cash fees paid to them to acquire the BSAs.

        In accordance with the practice of similarly situated companies, we pay additional attendance fees (jetons de présence) to our non-employee directors equal to the value of the subscription price of the BSAs, grossed up for applicable taxes. These payments were intended to partially offset the requirement under French law that our non-employee directors cannot receive free shares (or restricted stock units), but rather BSAs, provided that they pay a subscription price for the BSAs at least equal to the fair market value of such BSAs on the date of grant.

        The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2018: The aggregate number of warrants held by each non-employee director as of December 31, 2018 was as follows:

Director	Warrant Awards (#)(1)
John Brennan	6,065	(2)
Nanci Caldwell	22,059	(3)
Nora Denzel	14,351	(4)
Patrick Jones	44,501	(5)
Brian Lillie	4,925	(2)
Mark Nelson	3,826	(2)
Steve Singh	34,633	(6)
Thierry Sommelet	—

(1)
The reported warrants are represented by BSAs.

(2)
The Ordinary Shares underlying the BSAs vest in four equal quarterly installments beginning on February 1, 2019.

(3)
Includes (i) 12,498 Ordinary Shares underlying BSAs which are fully vested and immediately exercisable and (ii) 9,561 Ordinary Shares underlying BSAs which vest in four equal quarterly installments beginning on June 2, 2018.

(4)
Includes (i) 4,790 Ordinary Shares underlying BSAs which are fully vested and immediately exercisable and (ii) 9,561 Ordinary Shares underlying BSAs which vest in four equal quarterly installments beginning on June 2, 2018.

(5)
Includes (i) 34,940 Ordinary Shares underlying BSAs which are fully vested and immediately exercisable and (ii) 9,561 Ordinary Shares underlying BSAs which vest in four equal quarterly installments beginning on June 2, 2018.

(6)
Includes (i) 25,072 Ordinary Shares underlying BSAs which are fully vested and immediately exercisable and (ii) 9,561 Ordinary Shares underlying BSAs which vest in four equal quarterly installments beginning on June 2, 2018.

        The aggregate amount of attendance fees (jetons de présence) of the board of directors is determined at the shareholders' annual ordinary general meeting. The board then divides all or part (at the board's discretion) of this aggregate amount among some or all of its members by a simple majority vote. In addition, the board may grant exceptional compensation (rémunérations exceptionnelles) to individual directors on a case-by-case basis for special and temporary assignments. The board of directors may also authorize the reimbursement of reasonable travel and accommodation expenses, as well as other expenses incurred by directors in the corporate interest. Directors who are employees receive separate compensation for their services as officers or employees.

        With respect to 2018 board service, our board of directors approved compensation to each of our non-employee directors, other than Mr. Sommelet, as follows:

  •
  a $30,000 cash retainer for general board service;

  •
  a cash retainer for chairing a committee ranging from $7,500 to $20,000; and

  •
  a cash retainer for committee service ranging from $3,000 to $7,500.

        Additionally, our non-employee directors, other than Mr. Sommelet, are offered the opportunity to purchase warrants (BSA) with a value of $160,000 US Dollars on an annual basis, entitling them to subscribe for Ordinary Shares at their fair value as of the date of grant, and subject to their continued service through the vesting date and having attended at least 75% of the board's meetings held annually. Non-employee directors choosing to purchase BSAs are allocated additional board fees representing the subscription price of the warrants, grossed up for income taxes. Alternatively, non-employee directors may choose to purchase warrants without receiving additional board fees from the Company, in which case they are entitled to purchase an additional amount of warrants beyond $160,000 in value corresponding to the incremental grossed up board fees the Company would otherwise pay such non-employee director to cover the grossed-up subscription price of the warrants. No non-employee director selected this alternative in 2018. Non-employee directors who are also our employees receive no additional compensation for their service as directors.

PROPOSAL NOS. 1 TO 5

ELECTION OF DIRECTORS

        Our board of directors is currently composed of nine members. At the Annual General Meeting, five directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director's term continues until the election and qualification of his or her successor, or such director's earlier death, resignation, or removal.

Nominees

        Our nominating and corporate governance committee has recommended, and our board of directors has approved, Michael Tuchen, John Brennan, Thierry Sommelet, Steve Singh, and Nora Denzel, as nominees for election as directors at the Annual General Meeting. If elected, each of Michael Tuchen, John Brennan, Thierry Sommelet, Steve Singh, and Nora Denzel will serve as directors until the 2022 Annual General Meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company. For information concerning the nominees, please see the section titled "Board of Directors and Corporate Governance."

        If you are a holder of Ordinary Shares or ADSs, please see the section titled "How can I vote my Ordinary Shares or ADSs?" to determine how you can vote to re-elect Michael Tuchen, John Brennan, Thierry Sommelet, Steve Singh, and Nora Denzel. Each of Michael Tuchen, John Brennan, Thierry Sommelet, Steve Singh, and Nora Denzel have already indicated an intent to accept such nomination.

        For the full text of Proposal Nos. 1-5, please see Annex A.

Vote Required

        The election of a director requires the affirmative vote of a majority of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the relevant Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
EACH OF THE NOMINEES NAMED ABOVE.

 PROPOSAL NO. 6

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables shareholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

        The say-on-pay vote is advisory, and therefore not binding on us, the compensation committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with shareholders to better understand the concerns that influenced the vote, consider our shareholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

        We believe that the information provided in the "Executive Compensation" section of this proxy statement, and in particular the information discussed in "Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Philosophy and Program Design" beginning on page 46 below, demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our shareholders' interests to support long-term value creation. Accordingly, we ask our shareholders to vote "FOR" the following proposal at the Annual General Meeting:

        "RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual General Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion, and other related disclosure."

Vote Required

        The advisory vote on executive compensation requires the affirmative vote of a majority of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION.

 PROPOSAL NOS. 7 TO 9

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED
EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Act and Section 14A of the Exchange Act also enable our shareholders to indicate their preference at least once every six years regarding how frequently we should solicit an advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our shareholders to indicate whether they would prefer an advisory vote every one, two or three years. Alternatively, shareholders may abstain from casting a vote.

        To comply with this requirement and the limitations of French law, which permits shareholders to only vote "FOR," "AGAINST" or "ABSTAIN" on any particular matter, we are presenting three non-binding resolutions asking our shareholders whether they prefer to cast future advisory votes on our Named Executive Officers' compensation every year, once every two years, or once every three years, respectively. Shareholders have the option to vote "FOR," "AGAINST" or abstain on each of the three resolutions.

        Our board of directors recommends that future advisory votes to approve the compensation of our named executive officers take place every year. After careful consideration, the board of directors has determined that an advisory vote to approve executive compensation that occurs annually is the most appropriate alternative for the Company, as it will allow shareholders to provide us with regular, direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote to approve executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We will continue to engage with our shareholders regarding our executive pay programs between shareholder advisory votes as part of our governance process.

        The Company recognizes that shareholders may have different views as to the best approach for the Company and, therefore, the Company and our board of directors encourage shareholders to express their preferences as to the appropriate frequency of the advisory vote to approve our named executive officers' compensation by voting "FOR" one (and only one) of Proposal Nos. 7 through 9 and voting "AGAINST" the remaining two such proposals.

Vote Required

        The board of directors and the compensation committee will take into account the outcome of the vote on Proposal Nos. 7 through 9 when determining how often we will ask our shareholders to submit an advisory vote to approve our named executive officers' compensation. If a majority of the votes cast are in favor of more than one of Proposal Nos. 7 through 9 or if all three such resolutions fail to receive a majority of the votes cast, the Company will consider the resolution with the highest percentage of "FOR" votes to be the recommendation of the shareholders.

        For the full text of Proposal Nos. 7-9, please see Annex A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
PROPOSAL 7 AND "AGAINST" PROPOSAL NOS. 8 AND 9.

PROPOSAL NOS. 10 TO 12

APPROVAL OF THE 2018 STATUTORY FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH FRENCH GAAP, THE OFFICIAL DISCHARGE OF DIRECTORS AND STATUTORY AUDITORS, ALLOCATION OF EARNINGS, AND APPROVAL OF THE 2018 FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH IFRS

Proposal No. 10

        In accordance with French law, the Company's statutory financial statements prepared in accordance with French GAAP must be approved by our shareholders within six months following the close of the year. Proposal No. 10 seeks the approval of the Company's statutory financial statements prepared in accordance with French GAAP for the fiscal year ended December 31, 2018, as certified by the Company's statutory auditors. Further, as a routine matter under French law, shareholders should grant discharge to the Company's directors and statutory auditors for the exercise of their respective duties over the course of the past fiscal year. Proposal No. 10 also seeks the discharge to the Company's directors and statutory auditors for the exercise of their respective duties for such year.

Proposal No. 11

        Pursuant to French law, each year at the annual meeting, the shareholders must allocate profits or losses, as applicable, of the Company. Proposal No. 11 seeks shareholder approval for the allocation of recognized losses of EUR 3,547,860 for the fiscal year ended December 31, 2018 to the retained earnings account, bringing the balance of such account to € 125,004,112 or USD 140,218,000 as of April 1, 2019.

Proposal No. 12

        In accordance with French corporate law, the Company's consolidated financial statements prepared in accordance with IFRS must be approved by shareholders within six months following fiscal year end. Proposal No. 12 seeks shareholder approval of its consolidated financial statements for the fiscal year ended December 31, 2018 reflecting a comprehensive loss of $40.42 million.

        For the full text of Proposal Nos. 10-12, please see Annex A.

Vote Required

        Proposal Nos. 10 to 12 require the affirmative vote of a majority of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
PROPOSAL NOS. 10 TO 12.

 PROPOSAL NO. 13

VOTE ON THE AGREEMENTS REFERRED TO IN ARTICLES L. 225-38 ET SEQ. OF THE FRENCH COMMERCIAL CODE

        Pursuant to French law, each of our board of directors and our statutory auditors must report annually to our shareholders on any new related party agreements entered into during the past fiscal year. There were no related person agreements referred to in Articles L. 225-38 et seq. of the French Commercial Code entered into during 2018. By approving Proposal No. 13, shareholders will acknowledge that there were no related person transactions within the meaning of Articles L. 225-38 et seq. of the French Commercial Code entered into during 2018.

        For the full text of Proposal No. 13, please see Annex A.

Vote Required

        The approval of the agreements referred to in articles L. 225-38 et seq. of the French Commercial Code requires the affirmative vote of a majority of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ACKNOWLEDGEMENT THAT THERE WERE NO RELATED PERSON TRANSACTIONS.

 REPORT OF THE AUDIT COMMITTEE

        The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market and rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the Corporate Governance section of our website at http://investor.talend.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee's performance on an annual basis.

        With respect to the Company's financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company's consolidated financial statements. Our independent registered public accounting firm, KPMG S.A. ("KPMG"), is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

  •
  reviewed and discussed the audited financial statements with management and KPMG;

  •
  discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

  •
  received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with KPMG its independence.

        Based on the audit committee's review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

        Respectfully submitted by the members of the audit committee of the board of directors:

  Patrick Jones (Chair)
  Nora Denzel
  Brian Lillie
  Thierry Sommelet

        This report of the audit committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

Fees Paid to the Independent Registered Public Accounting Firm

        The following table presents fees for professional audit services and other services rendered to our Company by KPMG for our fiscal years ended December 31, 2017 and 2018.

	2017 ($)(1)	2018 ($)(1)
Audit Fees(2)	955,765	1,624,341
Audit-Related Fees(3)	—	28,361
Tax Fees(4)	—	—
All Other Fees(5)	92,216	—
Total Fees	1,047,981	1,652,702

(1)
The audit fee amounts were billed to the Company mainly in euros, but have been translated from euros to U.S. dollars based on the Federal Reserve Bank of New York's average exchange rate for the relevant year which was €1.00 = $1.1301 for 2017 and €1.00 = $1.1817 for 2018.

(2)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K (20-F in 2017) and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. The increase in audit fees in 2018 is largely due to the internal control evaluation and reporting required under Section 404(b) of the Sarbanse-Oxley Act, our adoption of ASC 606 on January 1, 2018, and our conversion from IFRS to US GAAP associated with our transition to becoming a domestic filer.

(3)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include accounting consultations concerning financial accounting and reporting standards.

(4)
Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(5)
All Other Fees consist of permitted services other than those that meet the criteria above.

        Representatives of KPMG are expected to be present at the annual meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions from our shareholders.

 PROPOSAL NO. 14

AMENDMENT TO THE QUORUM REQUIREMENTS FOR MEETINGS OF THE
SHAREHOLDERS—CORRESPONDING AMENDMENT TO ARTICLE 20 OF THE BY-LAWS

        Our board of directors believes that an increase to the quorum requirement for shareholders' meetings is in the best interests of our Company as it reflects good governance practice to have a larger number of shareholders represented at shareholders' meetings. The increase to the quorum requirement is also intended to satisfy the listing standards of the Nasdaq Stock Market, which require that quorum for any meeting of a listed company's shareholders be no less than 33 1/3% of the outstanding shares of the company's voting share capital. Prior to the current fiscal year, based on our previous status as a foreign private issuer, we elected to follow French home country practices in lieu of this Nasdaq Stock Market requirement. Failure to increase our quorum requirement to 33 1/3% of the Company's outstanding voting shares will result in the Company being out of compliance with the listing standards of the Nasdaq Stock Market and, if not cured, could result in the Company being de-listed.

        Proposal No. 14 seeks to increase the quorum required for shareholders' meetings to 33 1/3 of the voting shares. Accordingly, Proposal No. 14 seeks to delete the twelfth paragraph of Article 20 and amend the tenth paragraph of the Article 20 of the bylaws to read as follows:

  "The general shareholders' meeting, whether ordinary or extraordinary or special, whether it is held on first or second convocation, validly deliberates only if the shareholders present or represented own at least 33 1/3 of the voting shares."

        For the full text of Proposal No. 14, please see Annex A.

Vote Required

        The approval of the modification of Article 20 of the Bylaws requires the affirmative vote of 2/3 of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE INCREASE IN THE QUORUM REQUIRED FOR SHAREHOLDERS' MEETINGS.

PROPOSAL NOS. 15 TO 19

FINANCIAL AUTHORIZATIONS

        Proposal Nos. 15 to 19 seek the delegation of financial authorizations. The goal of these proposals is to allow us to swiftly raise the funds necessary to enable us to execute our strategic objectives, including with respect to external growth.

        Unlike most companies incorporated under U.S. state law, which traditionally have a specified amount of authorized shares available for issuance with limited restriction on the purpose of such issuance, in accordance with French law, in order for our Board of Directors to increase our share capital, it must have a specific delegation of authority by the shareholders that authorizes the Board to increase the share capital for each specific purpose. At the 2018 Annual General Meeting on June 26, 2018 (the "2018 Annual Combined Shareholders' Meeting"), the shareholders approved certain financial authorizations provided that the aggregate authorized nominal amount of (i) share capital increases pursuant to the relevant resolutions cannot exceed €928,000 (provided that the aggregate authorized nominal amount of share capital increases under the resolutions corresponding to Proposal Nos. 16 to 18 cannot exceed €232,000) or (ii) debt securities which may be issued cannot exceed €136,300,000. Upon approval of the financial authorization requested in Proposal Nos. 15 to 19, the corresponding financial authorizations granted in Proposal Nos. 12-16 at our 2018 Annual Combined Shareholders' Meeting would no longer be of any effect.

        We are seeking approval at the Annual General Meeting of the following financial resolutions, which will supersede and replace the corresponding financial authorizations granted at the 2018 Annual Combined Shareholders' Meeting:

  1.
  authorization to carry out a rights issue, while preserving shareholders' preferential subscription rights of the shareholders;

  2.
  authorization to carry out a public offering, without shareholders' preferential subscription rights;

  3.
  authorization to carry out a private placement, without shareholders' preferential subscription rights; and

  4.
  over-allotment authorization, with respect to the resolutions set forth above;

        Approving these financial authorizations will allow the Company to maintain equal footing with our U.S. competitors and to have the flexibility to quickly raise capital and take advantage of potential business opportunities, including potential acquisitions.

        The authority granted pursuant to Proposal Nos. 15-19 is valid for a period of 26 months from the date of the Annual General Meeting.

        The financial delegations of authority presented for your approval at the Annual General Meeting are subject to the following important limitations:

  •
  the aggregate amount of share capital increases pursuant to Proposal Nos. 15 to 18 cannot exceed €480,000, or the corresponding value of this amount for an issuance in a foreign currency, which represents 19.76% of our share capital as of March 31, 2019; and

  •
  the aggregate nominal amount of convertible debt securities that may be issued pursuant to Proposal Nos. 15 to 18 cannot exceed €225,000,000, or the corresponding value of this amount for an issuance in a foreign currency.

        Our board of directors will continue to use these authorizations in accordance with our corporate and strategic needs, and, in any case, does not intend to use these authorizations in the context of an unsolicited tender offer by a third party for Talend shares. None of the corresponding authorizations granted at last year's Annual General Meeting of Shareholders on June 26, 2018, has been used to date.

        Under French law, in the case of issuance of additional shares or other securities for cash or set-off against cash debts, our existing shareholders have preferential subscription rights to these securities on a pro-rata basis, unless such rights are waived by a two-thirds majority of the votes held by the shareholders present at the extraordinary meeting deciding or authorizing the capital increase, represented by proxy or voting by mail. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential rights. Such rights would be waived pursuant to all of Proposal Nos. 17 to 19, if approved. Accordingly, the issuance of additional Ordinary Shares or other securities pursuant to such resolutions might, under certain circumstances, dilute the ownership and voting rights of shareholders.

        For the full text of Proposal Nos. 15 to 19, please see Annex A.

Vote Required

        The approval of each of the Proposal Nos. 15 to 19 requires the affirmative vote of 2/3 of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
EACH OF THE PROPOSAL NOS. 15 TO 19.

PROPOSAL NO. 20

DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO
CARRY OUT THE FREE ALLOCATION OF SHARES TO EMPLOYEES OF THE COMPANY

        Proposal No. 20 seeks shareholder approval to authorize the board of directors to grant free shares to employees of the Company and its subsidiaries in accordance with the 2019 Free Share Plan, subject to the overall limitation set forth in Proposal No. 22. Such authority is valid for a period of 38 months from the date of the Annual General Meeting. The 2019 Free Share Plan is expected to have the same terms as our 2018 Free Share Plan, a copy of which was filed as Exhibit 4.2 to our Registration Statement on Form S-8, as filed with the U.S. Securities and Exchange Commission on September 5, 2018, and also include a specific provision that free shares granted thereunder will not be entitled to dividends or other distributions until the shares vest and are acquired, as described under Proposal No. 22 below. The board of directors recommends the approval of this delegation of authority to proceed with the allocation of existing or newly created free shares in order to ensure the Company can attract, retain and incentivize its employees competitively.

        Approval of Proposal No. 20 would supersede and replace, and would not be cumulative with, any existing authorization of our Board to grant free shares approved at our 2018 Annual Combined Shareholders' Meeting.

        For the full text of Proposal No. 20, please see Annex A.

Description of Principal Expected Features of the 2019 Free Share Plan

        If Proposal Nos. 20 and 22 are approved, our board of directors is expected to adopt a 2019 Free Share Plan, which is expected to have the same terms as our 2018 Free Share Plan, and also include a specific provision that free shares granted thereunder will not be entitled to dividends or other distributions until the shares vest and are acquired, as described under Proposal No. 22 below. Pursuant to SEC requirements, we are providing the following description of the material terms that we expect to be included in our 2019 Free Share Plan. This description is based on the material terms of the 2018 Free Share Plan, with the one change on dividends noted above that we expect to add to the 2019 Free Share Plan. The description below is qualified in its entirety by the complete text of the 2018 Free Share Plan, as attached as Exhibit 4.2 to our Registration Statement on Form S-8, as filed with the U.S. Securities and Exchange Commission on September 5, 2018.

        Types of Awards; Eligibility.    The 2019 Free Share Plan is expected to provide for the grant of free shares to our employees and employees of any company or group in which we hold, directly or indirectly, 10% or more of the share capital or voting rights as of the date of grant. As of December 31, 2018, we and our subsidiaries had 1,136 employees. Participants in the 2019 Free Share Plan are determined at the discretion of the board of directors subject to the terms of the 2019 Free Share Plan.

        Shares Available, Certain Limitations.    The maximum number of free shares that may be acquired and issued upon the vesting of award of free shares granted under the 2019 Free Share Plan will not exceed the overall number of shares remaining available for issuance under the Company's equity compensation plans pursuant to the shareholder authorization in effect at the time of grant, which, following the Annual General Meeting and subject to shareholder approval under Proposal No. 22, will be subject to the 2,000,000 maximum number of Ordinary Shares available for issuance as free shares or warrants. Free shares issued under the 2019 Free Share Plan may consist of authorized but unissued Ordinary Shares or existing shares of the Company.

        In case an award of free shares granted under the 2019 Free Share Plan is canceled before the underlying shares are definitively acquired pursuant to its terms and conditions and provided that the delegation under Proposal 20 is still effective pursuant to applicable French law, the relevant underlying shares are expected to be available for making future grants of free shares under the 2019 Free Share Plan.

        Administration.    The 2019 Free Share Plan is expected to be administered by our board of directors. Subject to the provisions of the delegations of the shareholders under Proposal No. 20 and applicable French law, the board of directors is expected to have the authority, in its discretion, to determine (i) the terms, conditions and restrictions applicable to free shares (which need not be identical) to any participant and any shares acquired pursuant to such grant and (ii) whether, to what extent, and under what circumstances an award of free shares may be settled, canceled, forfeited, exchanged or surrendered.

        Vesting; Holding Period.    Free shares are expected to vest at the times and upon the conditions that our board of directors may determine, as reflected in an applicable award grant letters and the 2019 Free Share Plan, subject to waiver and release by our board of directors in its sole discretion. Awards of free shares granted under the 2019 Free Share Plan generally are expected to vest on the basis of continued employment through the end of the vesting period, and may require the satisfaction of performance conditions to be determined by the board of directors. Awards of free shares generally are expected to have a minimum vesting period of one year, and are expected to be granted with a four-year vesting term and default initial vesting of two years from the grant date. The 2019 Free Share Plan is expected to include a provision that free shares that have been definitively acquired may not be sold or transferred before the second anniversary of their grant date pursuant to French law.

        Equitable Adjustments.    In the event certain changes occur our capitalization such as (i) an amortization or reduction of its share capital, (ii) a change to the allocation of its profits, (iii) a distribution of its free shares, (iv) the capitalization of reserves, profits, issuance premiums or (v) an issuance of shares or securities giving right to shares to be subscribed for in cash or by set-off of existing indebtedness offered exclusively to all our then-existing shareholders, the board of directors is expected to have the ability to adjust the maximum number of shares or take other such action as may be provided in Article L. 228-99 of the French Commercial Code.

        Award Treatment Upon a Change in Control.    The 2019 Free Share Plan is expected to include the following treatment of awards upon a change in control. In the event of a change in control (to be defined in the 2019 Free Share Plan), if a successor corporation or a parent or subsidiary of the successor corporation does not agree to assume or substitute outstanding awards of free shares, and if the awards of free shares were granted less than one year prior to the date of the change in control, the restrictions and forfeiture conditions applicable to the awards of free shares will lapse and the awards of free shares will be deemed fully vested on the first anniversary of the date of grant of the awards of free shares, provided that (i) the service vesting conditions will be satisfied on the first anniversary of the award's grant date, (ii) if not satisfied earlier, any performance vesting conditions will be satisfied as if such performance conditions were achieved at target levels on the first anniversary of the grant date and (iii) the relevant shares will be automatically subject to a mandatory additional one-year holding period starting on the first anniversary of the grant date of the relevant free shares.

        In the event of a change in control, if a successor corporation or a parent or subsidiary of the successor corporation does not agree to assume or substitute outstanding awards of free shares, and if the awards of free shares were granted at least one year prior to the date of the change in control, the restrictions and forfeiture conditions applicable to the awards of free shares will lapse and the awards of free shares will be deemed fully vested prior to the consummation of a change in control, provided that (i) the service vesting requirement will be satisfied on the date of the consummation of the change in control, (ii) if not satisfied earlier, any performance vesting conditions will be satisfied as if such performance conditions were achieved at target levels on the date of the consummation of the change in control and (iii) the relevant shares shall be automatically subject to a mandatory additional holding period starting on the date of the change in control until the second anniversary of the grant date of the relevant free shares.

        A successor corporation or a parent or subsidiary of a successor corporation will be considered to have assumed or substituted for outstanding awards of free shares where: (i) following the change in control, the terms of the awards provide the right to receive, for each Ordinary Share of the Company subject to the awards immediately prior to the change in control, the consideration (whether stock, cash or other securities or property) or the fair market value of the consideration that the shareholders of the Company received for their Ordinary Shares on the effective date of the change in control (if the consideration received by the shareholders does not consist solely of common stock of the successor corporation or its parent, the board of directors may, with the consent of the successor corporation, provide for the consideration to be received for each free share to consist of common stock of the successor corporation or its parent, which is equal in fair market value to the per share consideration received by the shareholders of the Company in the change in control); (ii) any securities of the successor corporation or its parent forming part of the awards of free shares following the change in control are freely tradable on a major stock exchange; and (iii) the awards of free shares otherwise remain subject to the same terms and conditions that were applicable immediately prior to the change in control.

        Except as would otherwise result in adverse tax consequences under Section 409A of the U.S. Internal Revenue Code, if the relevant holder of free shares is subject to taxation in the United States, our board of directors may, in its discretion, subject to applicable French law, provide that each unvested free share not acquired yet will, immediately upon the occurrence of a change in control, be canceled in exchange for a payment in cash or securities in an amount equal to (i) the consideration paid per Ordinary Share of the Company in the change in control multiplied by (ii) the number of shares subject to each award. Our board of directors will not be required to treat each outstanding grant of free shares similarly. The 2019 Free Share Plan provides the board of directors discretion to determine how such cancellation payments are made, including subjecting such payments to vesting conditions comparable to the awards of free shares surrendered, subjecting such payments to escrow or holdback provisions comparable to those imposed upon the Company's shareholders in connection with the change in control, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

        Amendment and Termination of the Plan.    Our board of directors is expected to have the authority to amend, alter, suspend or terminate the 2019 Free Share Plan at any time, provided that no amendment, alteration, suspension or termination of the 2019 Free Share Plan shall impair the rights of any beneficiary without the prior written consent of the relevant beneficiary.

        Prohibition on Payment of Dividends.    The 2019 Free Share Plan is expected to expressly prohibit the payment or accumulation of dividends on unvested awards of free shares.

        Governing Law.    The 2019 Free Share Plan is expected to be governed by the laws of the French Republic.

Certain Federal Income Tax Consequences For U.S. Taxpayers

        The following is a summary of certain U.S. federal income tax consequences of an award of free shares granted under the 2019 Free Share Plan, the material terms of which is discussed above. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. The summary discusses only federal income tax laws and does not discuss any state or local or non-U.S. tax laws that may be applicable.

        In general, the grant of an award of free shares will not result in U.S. taxable income for the participant being a U.S. taxpayer or in a U.S. tax deduction for Talend. Upon the settlement of the grant in shares, the U.S. participant will recognize ordinary income equal to the aggregate value of the payment received, and Talend or the surviving corporation following a change in control generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

        Awards under the 2019 Free Share Plan are within the discretion of our Board. As a result, the benefits or amounts that will be awarded or allocated thereunder are not determinable at this time. The discretion of our Board to make grants under the 2019 Free Share Plan is subject to the overall limit on the number of shares to be issued under our equity incentive programs as awards of free shares or warrants being approved pursuant to Proposal No. 22.

        The table below shows, as to each of the named executive officers and the various other indicated groups, the number of free shares underlying awards granted by our Board during fiscal year 2018. Non-employee directors are not eligible to receive awards of free shares.

Name and Principal Position	Number of free shares(1)	Dollar Value(2)
Michael Tuchen Chief Executive Officer	71,556	3,446,138
Adam Meister Chief Financial Officer	51,000	3,183,112
Laurent Bride Chief Operating Officer and Chief Technology Officer	28,111	1,353,823
Ram Bartov Former Interim Chief Financial Officer	10,100	542,498
Thomas Tuchscherer Former Chief Financial Officer	—	—
All current executive officers (as of December 31, 2018) as a group	160,767	$8,525,572
All current directors (other than executive officers) as a group	—	—
All current employees (as of December 31, 2018), including current officers who are not executive officers	748,990	$37,701,769

(1)
Includes awards of free shares. For purposes of this table, the fiscal year 2018 performance free shares are counted at the target number of shares earnable under such awards.

(2)
The amount in this column represents the aggregate grant date fair value of stock awards as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718.

Vote Required

        The delegation of authority to our Board to carry out the free allocation of existing shares or newly issued shares to employees of the Company requires the affirmative vote of a 2/3 of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO
CARRY OUT THE ALLOCATION OF FREE SHARES TO EMPLOYEES OF THE COMPANY.

PROPOSAL NO. 21

DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS
TO ISSUE AND GRANT NON-EMPLOYEE WARRANTS

        The Company is seeking shareholder approval of the delegation of authority to the board of directors to issue and grant a maximum number of non-employee warrants ("BSAs"), subject to the overall limitation set forth in Proposal No. 22. Each BSA shall give entitlement to subscribe to one ordinary share of the Company with a par value of €0.08, representing a capital increase of a maximum par amount of €160,000. Each BSA is expected to have the same terms as our Warrant Agreement, a copy of which was filed as Exhibit 4.2 to our Registration Statement on Form S-8, as filed with the U.S. Securities and Exchange Commission on September 5, 2018. Such authority is valid for up to 18 months from the date of this extraordinary general meeting. The board of directors recommends the approval of this delegation of authority to grant warrants in order to ensure the Company can attract, recruit and compensate independent directors and consultants competitively.

        Approval of Proposal No. 21 would supersede and replace, and would not be cumulative with, any existing authorization of our Board to grant non-employee warrants approved at our 2018 Annual Combined Shareholders' Meeting.

        For the full text of Proposal No. 21, please see Annex A.

Vote Required

        The delegation of authority to the board of directors to issue and grant non-employee warrants requires the affirmative vote of a 2/3 of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO
ISSUE AND GRANT NON-EMPLOYEE WARRANTS.

PROPOSAL NO. 22

APPROVAL OF THE OVERALL LIMITS ON THE NUMBER OF
SHARES TO BE ISSUED PURSUANT TO PROPOSAL NOS. 20 AND 21

        The Company is seeking shareholder approval of a maximum aggregate number of shares that the board of directors may issue pursuant to the authorization to grant free shares under Proposal No. 20 and delegation to grant warrants under Proposal No. 21 in an aggregate total amount of up to €160,000 of nominal value in the aggregate representing up to 2,000,000 new shares.

        In determining the overall limitation being requested for shareholder approval by this proposal, the board of directors considered the following:

  •
  Remaining Competitive by Attracting and Retaining Talent.  The board of directors considered the importance of maintaining an equity incentive program to attract, retain and reward high-performing employees, consultants, and directors particularly in the highly competitive technology markets in which we compete for talent.

  •
  Number of Shares Outstanding; Number of Shares Available for Grant.  As of March 31, 2019, 30,359,600 Ordinary Shares are outstanding and if the preceding resolutions are approved, no Ordinary Shares other than the 2,000,000 will be available for issuance as free shares or warrants. The Ordinary Shares available for issuance under the Company's equity incentive programs are not increased due to forfeitures or expiration of outstanding awards from prior delegations.

  •
  Overhang.  Overhang measures the potential dilution to which the Company's existing shareholders are exposed due to outstanding equity awards. As of March 31, 2019, the Company had outstanding 1,862,501 shares subject to outstanding options and warrants with an average remaining term of 6.59 years and a weighted average exercise price of $11.71 per share, and 2,044,700 outstanding free shares.

  •
  Forecasted Grant Practices.  We currently forecast that 2,000,000 free shares and warrants in the aggregate under the Company's equity programs will be sufficient to help us achieve the Company's goals of attracting, motivating and retaining the Company's employees, directors and other service providers over the next fiscal year. This number is equal to approximately 6.59% of the Company's ordinary shares outstanding as of March 31, 2019. We anticipate cancellation or forfeiture of awards covering approximately 512,371 ordinary shares over the next year, based on the Company's historic rates. If the Company's expectation for cancellations is accurate, the Company's net grants (grants less cancellations) over the next year would be approximately 964,471 ordinary shares, or approximately 3.18% of the Company's ordinary shares outstanding as of March 31, 2019.

        It is important to note that, pursuant to French law, the 2,000,000 shares will not accumulate with any other shares available for grant so that the maximum number of shares that will be available to grant will be 2,000,000 shares. Other than the shares being requested in this Proposal No. 22 for purposes of the delegations set forth in Proposal No. 20 and Proposal No. 21 and shares reserved for issuance under our Employee Stock Purchase Plan, no shares will be available for future grants. In particular, shares reserved under the prior plans or prior corresponding shareholder delegations will not be available for future grants. This is different from a standard U.S. company equity plan where any new share authorizations are cumulative.

        The equity programs under which free shares and warrants may be granted include provisions that are considered best practices for compensation and corporate governance.

  •
  No Annual Evergreen.  The equity programs do not contain an annual "evergreen" provision that automatically increases the number of share available for issuance each year. As a result, any future issuances of free shares or warrants outside of the delegation being requested for approval hereunder will require approval from our shareholders.

  •
  No Liberal Share Recounting for Outstanding Warrants.  Shares subject to outstanding unexercised warrants granted under prior delegations or to any warrants granted under this delegation, if approved, which, in either case, expire or are canceled without having been exercised pursuant to their terms and conditions will not be available for making future grants of warrants or other awards.

  •
  No Liberal Share Recounting for Outstanding Free Share Awards.  In case the right to acquire a share for free granted pursuant to prior delegations is canceled before such share is definitively acquired pursuant to its terms and conditions, the relevant underlying share will not be available for making future grants of free shares or other awards.

  •
  No Liberal Share Recounting for free shares granted under Proposal No. 20.  In case the right to acquire a share for free granted pursuant to the delegation under Proposal No. 20 is canceled before such underlying share is definitively acquired pursuant to its terms and conditions and provided that this delegation is still effective pursuant to applicable French law, the relevant underlying share will be available for making future grants of free shares under the delegation set forth in Proposal No. 20.

  •
  No Liberal Share Recounting for Subscription Price or Tax Withholding.  French law does not permit an award holder to tender shares to us or have us withhold shares for purposes of satisfying an award's subscription price or tax withholding obligations. Therefore, our equity programs do not include provisions whereby shares are tendered to us or withheld by us to pay an award's subscription price or satisfy such award's tax withholding obligations, in either case, for purposes of making those shares available for future awards.

  •
  Minimum Vesting Requirements.  Awards generally cannot be acquired through vesting or be exercised, as applicable, before one year from the date of grant, even in the case of a "change in control" or similar transaction. Our free share awards typically are granted with a four-year vesting term and a default initial vest of two years from the grant date.

  •
  Limited Transferability.  Awards generally may not be sold or otherwise transferred.

  •
  Holding Periods for Free Shares.  Free shares that have been definitively acquired may not be sold or transferred before the second anniversary of their grant date pursuant to French law.

  •
  No Single-Trigger Vesting Acceleration upon a Change in Control; No Liberal Change in Control Definition. The vesting of the awards does not automatically accelerate upon a "change in control" or similar transaction. The definition of "change in control" is not considered "liberal." For example, in connection with a transaction or series of transactions where shareholders sell shares, a "change in control" is triggered only if more than 50% of the shares and voting rights are transferred.

  •
  No Tax Gross Ups.  Our free share program does not provide for any tax gross ups. When issuing warrants to our independent directors, we typically provide a tax gross up in respect of the additional tax liability our directors incur for the fees paid to the directors to cover the purchase price of the warrants. As we are not permitted to issue free shares to Directors, this is done solely to put the Directors in the same economic position they would be in had we been able to issue them free shares with no corresponding subscription price, as is typically done for Directors of U.S. issuers.

  •
  No Dividends on Unvested Free Shares.  Awards of free shares will not be entitled to receive any dividends or other distributions with respect to such award until the underlying free shares vest and are definitively acquired pursuant to their terms and conditions.

        For the full text of Proposal No. 22, please see Annex A.

Vote Required

        The approval of the overall limits on the number of shares to be issued pursuant to Proposal No. 22 requires the affirmative vote of a 2/3 of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE OVERALL LIMITS ON THE NUMBER OF
SHARES TO BE ISSUED PURSUANT TO PROPOSAL NOS. 20 AND 21.

PROPOSAL NO. 23

SHARE CAPITAL INCREASE FOR THE ISSUANCE OF
SHARES TO PARTICIPANTS IN A COMPANY SAVINGS PLAN

        Proposal No. 23 seeks shareholder approval of the delegation of power to the board of directors to increase the share capitalization of the Company, subject to the overall limitation set forth in Proposal No. 23 including that the total par amount of capital increases that may be carried out must not exceed the maximum amount of €45,680, through issuances of shares to employees pursuant to a French company savings plan. Such authority is valid for up to 18 months from the date of this extraordinary general meeting.

        Approval of Proposal No. 23 would supersede and replace, and would not be cumulative with, any existing corresponding authorization of our Board to grant shares to participants in a company savings plan approved at our 2018 Annual Combined Shareholders' Meeting.

        The board of directors recommends the approval of this delegation of authority in order to have the ability to implement a Company savings plan that allows employees to build a portfolio of securities through Company contributions. The sums are unavailable to employees for at least five years, except in exceptional cases where there are early releases of funds. This Company savings plan would maintain the Company's ability to compensate and incentivize employees competitively and align the incentives of Company employees with corporate performance through equity ownership.

        For the full text of Proposal No. 23, please see Annex A.

Vote Required

        The approval of the share capital increase for the issuance of shares to participants in a company savings plan, requires the affirmative vote of a 2/3 of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE SHARE CAPITAL INCREASE FOR THE ISSUANCE OF SHARES TO
PARTICIPANTS IN A COMPANY SAVINGS PLAN.

PROPOSAL NOS. 24 AND 25

SHARE CAPITAL INCREASE WITH WAIVER OF SHAREHOLDERS'
PREFERENTIAL SUBSCRIPTION RIGHT IN FAVOR OF TWO
CATEGORIES OF PERSONS MEETING CERTAIN DETERMINED CRITERIA

        Proposal Nos. 24 and 25 seek shareholder approval of the delegation of authority to the Board of Directors to increase the share capital of the Company, subject to the overall limitation set forth in Proposal No. 26, in favor of:

  •
  any trust, investment fund, corporation, or legal entity to be created in France or abroad; and

  •
  employees of the Company and its related companies, both in France and abroad.

        Such delegation is valid for up to 18 months from the date of this extraordinary general meeting.

        Approval of Proposal Nos. 24 and 25 would supersede and replace, and would not be cumulative with, any existing corresponding authorization of our Board to increase share capital in favor of two similar categories of persons meeting certain determined criteria at our 2018 Annual Combined Shareholders' Meeting.

        The board of directors recommends the approval of these delegations of authority to increase the share capital in order to enable the continued use of the Company's international Employee Stock Purchase Plan ("ESPP"). The ESPP is open to employees of the Company and its subsidiaries in France and abroad who satisfy the conditions that are decided by the board of directors.

        For the full text of Proposal Nos. 24 and 25, please see Annex A.

Vote Required

        The approval of the share capital increase with the waiver of shareholders' preferential subscription rights in favor of two categories of persons meeting certain determined criteria, requires the affirmative vote of a 2/3 of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE SHARE CAPITAL INCREASE WITH WAIVER OF SHAREHOLDERS'
PREFERENTIAL SUBSCRIPTION RIGHT IN FAVOR OF TWO CATEGORIES OF
PERSONS MEETING CERTAIN DETERMINED CRITERIA.

PROPOSAL NO. 26

APPROVAL OF THE OVERALL LIMITS ON THE NUMBER OF
SHARES TO BE ISSUED PURSUANT TO PROPOSAL NOS. 23 TO 25

        To limit potential dilution to existing shareholders, Proposal No. 26 seeks shareholder approval of the maximum share capital increase aggregate amount (i.e., up to up to €45,680 of nominal value in the aggregate, representing up to 571,000 new shares) that the board of directors may decide pursuant to Proposal Nos. 23 to 25.

        In determining the overall limitation being requested for shareholder approval by this Proposal No. 26, the board of directors considered the following:

  •
  Remaining Competitive by Attracting and Retaining Talent.  Our ESPP is a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees. The ESPP allows our employees to buy our shares at a discount through payroll deductions. In the highly competitive technology industry in which we compete for talent, we believe that offering an employee stock purchase program is critical to our ability to maintain competitive. Without an ESPP, we may be restricted in our ability to offer competitive compensation to existing employees and qualified candidates, and our business and ability to increase long-term shareholders value could be adversely affected.

  •
  Estimated Purchases.  The actual number of Shares that will be purchased under the ESPP cannot be determined because such number will depend on a number of indeterminable factors (including the number of participants, the rates at which participants make contributions to the ESPP, and our share price).

  •
  Employee Participation.  As of March 31, 2019, approximately 1,162 employees were eligible to participate in the ESPP.

        As of March 31, 2019, 30,359,600 Ordinary Shares are outstanding and if the preceding resolutions are approved, no Ordinary Shares other than the 571,000 will be available for issuance under our ESPP.

        For the full text of Proposal No. 26, please see Annex A.

Vote Required

        The approval of the overall limits on the number of shares to be issued pursuant to Proposal Nos. 23 to 25, requires the affirmative vote of a 2/3 of our Ordinary Shares present in person or by proxy at the Annual General Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE OVERALL LIMITS ON THE NUMBER OF
SHARES TO BE ISSUED PURSUANT TO PROPOSAL NOS. 23 TO 25.

EXECUTIVE OFFICERS

        The following table identifies certain information about our executive officers as of April 4, 2019. Officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Michael Tuchen	53	Chief Executive Officer, President and Director
Adam Meister	36	Chief Financial Officer
Laurent Bride	44	Chief Operating Officer and Chief Technology Officer
Ram Bartov	47	Former Interim Chief Financial Officer
Thomas Tuchscherer	45	Former Chief Financial Officer

        For a brief biography of Mr. Tuchen, please see "Board of Directors and Corporate Governance—Nominees for Directors."

        Adam Meister has served as our Chief Financial Officer since September 2018. Prior to Talend, Mr. Meister served as Managing Director of Goldman Sachs, an investment bank, from January 2018 to September 2018 and Vice President in the Technology, Media and Telecom Investment Banking Group from September 2015 to December 2017. From July 2010 to September 2015, Mr. Meister was with J.P. Morgan, an investment bank, where he served most recently as Vice President, Technology, Media and Telecom Investment Banking from February 2014 to September 2015. Mr. Meister holds a B.A. in finance and management information systems from Saint Louis University.

        Laurent Bride has served as our Chief Operating Officer and Chief Technology Officer since September 2014. Mr. Bride has over 17 years of software experience, including management and executive roles in customer support and product development. Most recently, Mr. Bride was Chief Technology Officer at Axway where he was responsible for R&D, Innovation and Product Management. He has also spent more than nine years in the Silicon Valley, working for Business Objects and then SAP. Mr. Bride holds an engineering degree in mathematics and computer science from EISTI.

        Ram Bartov served as our Chief Accounting Officer from September 2018 to February 2019, as our Interim Chief Financial Officer from April 2018 to September 2018 and as our Vice President Corporate Controller from January 2017 to April 2018. Prior to joining us, he served as Senior Director, Assistant Corporate Controller from July 2014 to January 2017. He previously served as Vice President, Corporate Controller at Vertical Communications Inc. from November 2010 to July 2014. He holds a B.S. in Accounting and Business Management from Israel Academic Management College.

        Thomas Tuchscherer served as our Chief Financial Officer from June 2012 to April 2018 and as our Vice President of Corporate Development since January 2010. Prior to joining us, Mr. Tuchscherer served as Vice President, Product and Business Strategy and Vice President, Operations & Strategy, Intelligence Platform Group, at SAP AG, an enterprise software company, from March 2008 to January 2010. From January 2005 to February 2008, Mr. Tuchscherer also held executive positions at Business Objects and Cartesis, both enterprise software vendors. He holds a D.E.C in Commerce from John Abbott College, a B.A. in Economics from McGill University, and an M.B.A. from ESSEC Business School.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2018. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, and analyzes how and why we arrived at the specific compensation decisions for our executive officers, including our named executive officers, in 2018. During 2018, our named executive officers were:

  •
  Mike Tuchen, our chief executive officer;

  •
  Adam Meister, our chief financial officer(1);

  •
  Laurent Bride, our chief operating officer and chief technology officer;

  •
  Ram Bartov, our former interim chief financial officer(2); and

  •
  Thomas Tuchscherer, our former chief financial officer(3).

(1)
Mr. Meister joined as chief financial officer on September 17, 2018.

(2)
Mr. Bartov served as interim chief financial officer from April 13, 2018 until Mr. Meister's appointment.

(3)
Mr. Tuchscherer served as chief financial officer until April 13, 2018.

Executive Summary

  Overview of the Executive Compensation Program

        Our executive compensation program is designed to be competitive and appropriately balance our goals of attracting, motivating, rewarding, and retaining our executive officers. To align our executive officers' interests with those of our shareholders and to motivate and reward individual initiative and effort, a substantial portion of each executive officer's target annual total direct compensation opportunity is "at-risk," meaning the amounts paid to each executive officer will vary based on our company performance and their contributions to that performance.

        We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results relative to pre-established annual goals through our cash bonus plan. To deliver long-term incentive compensation, we grant our executive officers equity awards to acquire our Ordinary Shares via restricted stock unit ("RSU") awards and performance stock unit ("PSU") awards, known as free shares under French Law.

        In 2018, a significant portion of each named executive officer's target total direct compensation was at-risk and performance-based. At-risk pay made up in excess of 50% of the target total direct compensation opportunity for our chief executive officer as of the end of 2018.

        The percentages above were calculated using base salary, annual cash bonus opportunities, and the grant date fair value of RSU awards and PSU awards (rather than the value realized in 2018 from previously granted equity awards) as reported in the Summary Compensation Table.

  2018 Business Highlights

        We believe our 2018 executive compensation program was instrumental in helping us achieve strong financial and business performance in 2018. For 2018 we succeeded in:

  •
  Growing total revenue for the year by 38% to $204.3 million on a year-over-year basis

  •
  Increasing subscription revenue for the year by 39% to $174.9 million on a year-over-year basis

  •
  Growing Talend Cloud, the Company's SaaS offering, over 100% year-over-year for 10 quarters in a row and reaching 25% of new ARR in the fourth quarter of 2018

  •
  Achieving Annualized Recurring Revenue ("ARR") of $198.1 million for the period ended December 31, 2018, representing growth of 33% from December 31, 2017

  •
  Launching our 2018 product roadmap featuring new self-service apps that allow developers, data scientists and other data workers to collaborate on cleaning, transforming and sharing trusted data

  •
  Releasing Talend Data Streams, a free Amazon marketplace cloud application that simplifies and accelerates the ingestion of real-time streaming data

  •
  Crossing the 3,000 mark in customer count

  •
  Acquiring Stitch, Inc., which brings a self-service cloud data integration offering and a frictionless sales channel

  •
  Securing a position as a leader in the 2018 Gartner Magic Quadrant for Data Integration Tools for the third consecutive time, moving upwards in the Leaders Quadrant based on ability to execute

  •
  Being named a 2018 Gartner Peer Insights Customers' Choice for data integration tools based on end-user reviews and ratings

  •
  Capturing a leadership position in The Forrester Wave™: Big Data Fabric, Q2 2018 and earning the highest scores of any vendor in Current Offering and Strategy categories.

  2018 Executive Compensation Highlights

        To continue to provide compensation that is competitive and offers incentives for growth in our business, we took these key executive compensation actions for 2018:

  •
  Base Salaries—We did not increase the base salaries in 2018 for any of our executive officers, except for Mr. Tuchen and Mr. Bartov, who had market-based salary increases in April 2018 as shown in "Individual Compensation Elements" below. Mr. Bartov also had a merit-based base salary increase in September 2018 based on his service as our interim chief financial officer.

  •
  Annual Cash Bonus—We designed our 2018 executive annual cash bonus plan, or the 2018 Bonus Plan, to focus on three key performance measures—Net New Annual Contract Value ("ACV"), Talend Cloud New ACV, and Non-GAAP Earnings Before Interest and Taxes ("EBIT")—setting rigorous targets for each that were achievable only through focused leadership efforts by our executive team. Achievement against the targets for the three 2018 Bonus Plan performance measures resulted in an aggregate calculated payment percentage of 104.8% of target levels. In February 2019, the board of directors exercised its discretion to reduce the aggregate payment to 85% of target given that despite overachieving on its Talend Cloud New ACV target, the Company fell short of both its Net New ACV and non-GAAP EBIT targets against its 2018 operating plan.

  •
  Long-Term Equity Incentive Compensation—We granted long-term incentive compensation opportunities in the form of RSU awards, and a significant portion in the form of PSU awards, which align the economic interests of our executive officers with achievement of our Net New ACV goals, a significant driver of our business growth. These awards generally vest 40% after two years and then in equal quarterly installments over the following two years and, in the case of the PSU awards, only to the extent the Net New ACV goals were achieved in 2018. In February 2019, 2018 PSU awards were achieved at 62% of target payout levels based on realization of 2018 Net New ACV at 80.5% of target levels.

  •
  CFO Team Transition—We hired Mr. Meister as our full-time CFO, providing him with a competitive new hire compensation package, including annual base salary, annual cash bonus opportunities, long-term equity incentive compensation in the form of an RSU award, and change in control and severance benefits.

  Executive Compensation Policies and Practices

        We maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program regularly to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. These policies and practices were in effect during 2018:

What We Do	What We Don't Do
✓ Independent Compensation Committee. The compensation committee is comprised solely of independent directors.

✘

No Tax Reimbursements. We do not provide any tax reimbursement payments (including "gross-ups") on any perquisites or other personal benefits, or on any severance or change-in-control payments or benefits.

✓

Independent Compensation Committee Advisor. The compensation committee engaged its own compensation consultant to assist with its 2018 compensation reviews. This consultant performed no other consulting or other services for us.

✘

No Special Retirement Plans. We do not offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements exclusively to our executive officers.

✓ Annual Executive Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy.	✘ No Special Health or Welfare Benefits. Our executive officers participate in the same company-sponsored health and welfare benefits programs as our other full-time, salaried employees.

✓

Multi-Year Vesting/Performance Requirements. The equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.

✘

No "Single Trigger" Change-in-Control Arrangements. No change-in-control payments or benefits are triggered simply by the occurrence of a change in control. All change-in-control payments and benefits are based on a "double-trigger" arrangement (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid).

✓

Compensation At-Risk. Our executive compensation program is designed so a significant portion of compensation is "at risk" based on our performance through our short-term cash and long-term incentive compensation opportunities.

✘ No Hedging and Pledging. We prohibit our employees, including our executive officers, and directors from pledging our securities or engaging in hedging transactions with respect to our securities.
✓ Limited Perquisites. We do not provide perquisites or other personal benefits to our executive officers, except where they serve a legitimate business purpose.

Executive Compensation Philosophy and Program Design

        Our executive compensation program is guided by our overarching philosophy of paying for performance. Consistent with this philosophy, we design our executive compensation program to:

  •
  Provide compensation and benefit levels that will attract, retain, motivate, and reward a highly-talented team of executive officers within the context of responsible and balanced cost management;

  •
  Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers; and

  •
  Align the interests and objectives of our executive officers with those of our shareholders by linking this long-term incentive compensation opportunities to shareholder value creation and cash incentives to our annual performance.

        We structure the annual compensation of our executive officers, including the named executive officers, using three principal elements: base salary, annual incentive compensation opportunities in the form of cash bonuses and long-term incentive compensation opportunities in the form of PSU awards and RSU awards. The design of our executive compensation program is influenced by many factors but the primary goals are always to align the interests of our executive officers and shareholders by linking pay with performance.

Governance of Executive Compensation Program

  Compensation-Setting Process

        We do not set a benchmark when setting the target total direct compensation opportunity of our executive officers, including our named executive officers. Instead, as described below, we reference the compensation levels of our named executive officers in context with compensation practices of our peer group. When setting each compensation element, the compensation committee considers these factors:

  •
  our performance against the financial and operational objectives established by our board of directors;

  •
  each individual executive officer's skills, experience, and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;

  •
  each executive officer's role compared to other similarly-situated executives at the companies in our compensation peer group;

  •
  the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and success in working as part of a team, all of which reflect our core values;

  •
  the recommendations of our chief executive officer for each executive officer other than with respect to his own compensation;

  •
  compensation parity among our executive officers;

  •
  our financial performance relative to our peers; and

  •
  the compensation practices of our compensation peer group and the positioning of each executive officer's compensation in a ranking of peer company compensation levels.

        These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer.

  Role of the Compensation Committee

        The compensation committee reviews and makes recommendations to the board of directors to assist in carrying out the responsibilities relating to the compensation of our executive officers. These responsibilities include reviewing and recommending for approval the following compensation elements with respect to our executive officers: their annual base salaries; annual cash bonus opportunities; long-term incentive compensation; employment offers (including post-employment compensation arrangements); and other compensation, perquisites, and other personal benefits, if any. The compensation committee's review of the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers generally occurs in our first fiscal quarter, or more frequently as warranted. Typically, compensation adjustments are effective in the second quarter of the year.

  Role of Executive Officers

        Our chief executive officer and other members of our management team assist the compensation committee in making its recommendations to the board of directors by providing information on corporate and individual performance, market data, and their perspective on compensation matters. The compensation committee solicits and reviews our chief executive officer's recommendations and proposals regarding adjustments to annual cash bonus opportunities, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation). The compensation committee reviews and discusses these recommendations and proposals with our chief executive officer and uses them as one factor in determining and recommending for approval of the board of directors the compensation for our executive officers. No member of the management team participates in any discussions or makes any recommendations regarding his or her own compensation.

  Role of Compensation Consultant

        The compensation committee engages an external compensation consultant to assist it in formulating recommendations regarding compensation to the board of directors by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2018, the compensation committee retained Compensia, a national compensation consulting firm, to serve as its compensation advisor. Compensia serves at the discretion of the compensation committee.

        During 2018, Compensia regularly attended the meetings of the compensation committee (including in executive sessions without management present) and provided these services:

  •
  provided competitive market data based on the compensation peer group and broader compensation surveys for our executive officer positions and evaluated how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

  •
  assessed executive compensation trends within our industry, and provided updates on corporate governance and regulatory issues and developments;

  •
  reviewed market equity compensation practices, including "burn rate" and "overhang"; and

  •
  consulted with the compensation committee chair and other members between compensation committee meetings.

        In 2018, Compensia provided no services to us other than the consulting services to the compensation committee. The compensation committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation. In 2018, the compensation committee considered the six specific independence factors adopted by the SEC and reflected in the listing standards of the Nasdaq Global Market and determined that the work of Compensia raised no conflicts of interest.

  Competitive Positioning

        To compare our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of comparable technology companies. The companies in this compensation peer group were selected on the basis of their similarity to us in characteristics such as revenue, market capitalization, size and industry focus.

        In August 2017, with the assistance of Compensia, the compensation committee developed a compensation peer group to reflect our key financial attributes and recognize our business focus. The companies in this compensation peer group were selected on the basis of their similarity to us, based on these criteria:

  •
  publicly traded companies on a major U.S. stock exchange;

  •
  similar revenue size - ~0.5x to ~2.0x our last four fiscal quarter revenue at the time of approximately $116 million (approximately $58 million to approximately $232 million);

  •
  similar market capitalization - ~0.25x to ~4.0x our 30-day average market capitalization of $1.04 billion at the time (approximately $260 million to approximately $4.16 billion);

  •
  industry—application software, systems software, and internet software and service industries; and

  •
  preference for recently public companies with strong revenue growth and market capitalization to revenue multiples.

        Peers were selected based on relative fit across all selection criteria and, although some peers did not meet all criteria, it was determined that the group of companies would provide reasonable market data for executive compensation bench marking purposes. At the time of peer selection, most peers were within the desired revenue range (largest peer was ~2.5x our revenue at the time) and all peers were within the desired market capitalization range (largest peer was ~3.1x our market capitalization at the time).

        The compensation committee approved the use of the market data from this compensation peer group from our 2017 study as a factor for setting executive compensation for 2018:

Alteryx	Cloudera	HubSpot	Qualys
AppFolio	Coupa Software	MuleSoft	Rapid7
Apptio	Everbridge	New Relic	SPS Commerce
Benefitfocus	Five9	Okta	Varonis Systems
BlackLine	Hortonworks	Q2 Holdings	Workiva

        To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from the public filings of the peer group companies as well as from the Radford Global Technology Survey. This market data was then used as a reference point for the compensation committee to assess our current compensation levels in its deliberations on compensation forms and amounts.

        The compensation committee reviews our compensation peer group at least annually and may make adjustments to its composition, considering changes in both our business and the businesses of the companies in the peer group.

Individual Compensation Elements

        In 2018, the primary elements of our executive compensation program were base salary, an annual cash bonus opportunity, and long-term equity incentive compensation in the form of RSU awards and PSU awards.

  Base Salary

        Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly-talented individuals. We establish the initial base salaries of our executive officers through arm's-length negotiation when we hire the individual executive officer, considering the relevant position, qualifications, experience, and the base salaries of our other executive officers. The compensation committee reviews the base salaries of our executive officers annually and recommends adjustments to our board of directors as it determines necessary or appropriate.

        In February 2018, the compensation committee reviewed the base salaries of our executive officers considering a competitive market analysis prepared by Compensia, the recommendations of our chief executive officer (except with respect to his own base salary), and the other factors described above. Following this review, the compensation committee recommended market competitive adjustments to the base salary for Mr. Tuchen, and that no adjustments were recommended to the base salary of Mr. Bride. Mr. Meister was hired in September 2018 and his initial base salary was established through arms-length negotiation in connection with his hiring at an annualized rate of $350,000. We entered into a transition and release agreement with Mr. Tuchscherer in February 2018 where we agreed to continue to pay his base salary through April 13, 2018. The base salaries of the named executive officers for 2018 were:

Named Executive Officer	2017 Base Salary	2018 Base Salary		Percentage Adjustment
Mr. Tuchen	$350,000	$365,000	(1)	4.29%
Mr. Meister	N/A	$350,000	(2)	N/A
Mr. Bride	$429,000	$429,000		0%
Mr. Bartov	$220,000	$250,000	(3)	13.63%
Mr. Tuchscherer	$320,000	$320,000		0%

(1)
Annualized rate of base salary following increase in April 2018.

(2)
Annualized rate of base salary following September 2018 hire.

(3)
Annualized rate of base salary following increase in September 2018 in recognition of his role after serving as interim chief financial officer. His annualized rate of base salary had previously been increased to $233,000 in April 2018 in connection with our normal annual review.

  Annual Cash Bonuses

        Messrs. Tuchen, Meister, and Bride each participated in our 2018 Bonus Plan. The amount that each participating named executive officer could earn under the 2018 Bonus Plan was based on our achievement of key corporate performance measures.

        Mr. Bartov did not participate in our 2018 executive annual cash bonus plan, but earned a 2018 bonus of $69,878 for achievement of quarterly personalized performance goals. He was also awarded a cash bonus of $75,000 in recognition of his service as our interim chief financial officer from April 2018 until Mr. Meister's hiring in September 2018. Mr. Tuchscherer did not participate in our 2018 Bonus Plan.

        The 2018 Bonus Plan was designed to motivate our participating named executive officers to emphasize growth by weighting performance measures for Net New ACV and Talend Cloud New ACV at 40% of the target cash bonus opportunity, respectively (a combined 80% of the target cash bonus opportunity) as well as maintaining a focus on operating expenses by including a 20% Non-GAAP EBIT component; thereby driving execution of our annual operating plan. Payment under the 2018

Bonus Plan was tied to our actual achievement against the pre-established target levels for each of these performance measures.

  Target Annual Cash Incentive Compensation Opportunities

        Each participating named executive officer was assigned a target annual cash bonus opportunity, which was calculated as a percentage of his weighted average annual base salary for 2018. In February 2018, the compensation committee reviewed the target annual cash bonus opportunities of our executive officers, considering a competitive market analysis prepared by Compensia, the recommendations of our chief executive officer (except with respect to his own target cash bonus opportunity), and the other factors described above.

        Under the terms of his February 2018 Transition and Release Agreement, Mr. Tuchscherer received a $53,000 severance payment attributable to his pro-rated target annual cash bonus opportunity as of April 13, 2018.

        The target annual cash bonus opportunities of the named executive officers for 2018 were:

Named Executive Officer	2018 Target Annual Cash Incentive Compensation Opportunity (as a percentage of base salary)		2018 Target Annual Cash Incentive Compensation Opportunity ($)
Mr. Tuchen	100	%(1)	$343,750	(2)
Mr. Meister	55%		$55,259	(3)
Mr. Bride	33%		$143,000

(1)
Represents Mr. Tuchen's target bonus opportunity following an increase from 80% of base salary to 100% effective as of the second quarter of 2018.

(2)
Amount reflects Mr. Tuchen's aggregate incentive compensation opportunity, which represents a value attributable to 80% of his $350,000 base salary for the first quarter of 2018 and 100% of his $365,000 base salary for the final three quarters of 2018.

(3)
Amount is pro-rated from Mr. Meister's September 2018 hire date.

        In March 2018, the board of directors (upon the recommendation of the compensation committee) approved the performance measures, the related target levels and the payment percentages for each of the 2018 corporate performance measures. The performance measures of our 2018 Bonus Plan were entirely based on our corporate achievement against three key performance measures for our business: Net New ACV, Talend Cloud New ACV and Non-GAAP EBIT. These performance measures (and their relative weighting) provided a balance between generating earnings growth while emphasizing growing our key business initiatives, all of which work toward enhancing shareholder value. We believed this balance would drive and focus our executive officers toward propelling growth without detracting from our ultimate performance.

        The target levels for each of these performance measures were based on our 2018 operating plan, which was reviewed and approved by our board of directors, with input from our chief executive officer and chief financial officer. These target levels were set to be achievable through diligent effort, and to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the target levels were set. We are not disclosing the target level for the Net New ACV and Talend Cloud New ACV performance measures because we believe disclosure would be competitively harmful, as it would give our competitors insight into our strategic and financial planning process.

        With respect to the weighting of the corporate performance measures as a percentage of each executive officer's target annual cash bonus opportunity and the related target levels for each measure, Net New ACV was weighted 40%, Talend Cloud New ACV was weighted 40% and Non-GAAP EBIT was weighted 20%.

        Net New ACV was defined as the annualized value of new software subscription bookings realized in 2018 from both new and existing customers, from which is subtracted the Transacted ACV Churn Bookings, defined as the net annualized value of subscription bookings that are either (a) not renewed or (b) renewed for a lesser subscription value during the period as compared the prior software subscription value for such customer. Achievement of 75% of the Net New ACV target amount would result in a 50% payment percentage, achievement of the Net New ACV target amount would result in a 100% payment percentage, and achievement of 115% of the Net New ACV target amount would result in a 200% maximum payment percentage, with achievement between the percentage levels identified above resulting in a payment percentage with respect to the Net New ACV measure calculated based on a linear interpolation between those levels.

        Talend Cloud New ACV was defined as the annualized value of new Talend Cloud software subscription bookings realized in 2018. Achievement of 80% of the Talend Cloud New ACV target amount would result in a payment percentage of 50%, achievement of the Talend Cloud New ACV target amount would result in a payment percentage of 100%, and achievement of 133% of the Talend Cloud New ACV target amount would result in a maximum payment percentage of 200% with respect to the performance measure. If Talend Cloud New ACV achievement during 2018 was between the percentage levels identified above, then the payment percentage with respect to the Talend Cloud New ACV measure was to be calculated based on a linear interpolation between those levels.

        Non-GAAP EBIT was defined as earnings before interest and taxes and excluding stock-based payment, amortization of acquired intangibles, and transaction-related expenses such as acquisitions, follow-ons and shelf filings (representing consensus analyst predictions at the time). Achievement of the threshold level of ($12.8) million would result in a payment percentage of 50%, and achievement of the target level of greater than ($9.7) million would result in the maximum payment percentage of 100% with respect to the performance measure. If Non-GAAP EBIT achievement during 2018 was between the percentage levels identified above, then the payment percentage with respect to the Non-GAAP EBIT measure was to be calculated based on a linear interpolation between those levels.

  2018 Bonus Plan Payments

        In February 2019, the board of directors (upon recommendation from the compensation committee) determined our Net New ACV achievement was 80.5% of target, our Talend Cloud New ACV achievement was 152% of target and our non-GAAP EBIT achievement was below the threshold level, resulting in an aggregate funding level of 104.8% of target. While we over-achieved relative to our Talend Cloud New ACV target, the board of directors exercised its discretion to reduce the aggregate payment to 85% of target given that we fell short of both our Net New ACV and non-GAAP EBIT targets. Payment of all earned bonuses to our named executive officers participating in the 2018 Bonus Plan was made in a lump sum payment in March 2019.

        Based on this achievement, the payments made to each participating named executive officer under the 2018 Bonus Plan are shown below:

Named Executive Officer	2018 Bonus Plan Payment
Mr. Tuchen	$292,120
Mr. Meister	$46,815
Mr. Bride	$121,540

  Long-Term Incentive Compensation

        The compensation committee believes long-term incentive compensation in the form of equity awards is an effective means for focusing our executive officers, including the named executive officers, on driving increased shareholder value over a multi-year period, provides a meaningful reward for appreciation in our stock price and long-term value creation, and motivates them to remain employed with us. In 2018, the compensation committee recommended the use of PSU awards and time-based RSU awards to deliver the annual long-term incentive compensation opportunities to our executive officers.

        This approach aligns the contributions of our executive officers with the long-term interests of our shareholders and allows them to participate in any future appreciation in our ADSs.

        PSU awards provide an appropriate long-term incentive for our executive officers because they will only be eligible to be earned and vest if we achieve pre-established key corporate goals recommended by the compensation committee and approved by the board of directors. With PSU payouts generally increasing upon enhanced achievement of such corporate goals, the growth of our business is emphasized, thus aligning the interests of our executive officers with those of our shareholders. RSU awards help us to reward our executive officers for long-term share price appreciation while providing retention because there is value to the recipient even if the market price of our Ordinary Shares declines below the market price on the grant date.

        As with our other elements of compensation, the compensation committee assesses and recommends to our board of directors long-term incentive compensation for our executive officers as part of its annual compensation review and after considering a competitive market analysis prepared by Compensia, the recommendations of our chief executive officer (except with respect to his own long-term incentive compensation), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our "burn rate") in relation to the companies in our compensation peer group, the potential voting power dilution to our shareholders (our "overhang") in relation to the companies in our compensation peer group, and the other factors described above.

        In February 2018, the compensation committee recommended that the board of directors grant to our executive officers, including participating named executive officers, equity compensation awards with the grant date value of those awards generally evenly split between time-based RSU awards and PSU awards (the "2018 Equity Program"). In determining the size of the awards under the 2018 Equity Program, the compensation committee referenced the awards paid by our compensation peer group and took into account the increased weighting of our PSUs relative to such peer group. Our board of directors approved the equity awards to our executive officers in March 2018. With Mr. Meister's September 2018 hiring as our chief financial officer, he was granted a time-based RSU award for 51,000 ADS that was negotiated in connection with his hiring, after taking into account the factors described above. He was not otherwise eligible for a long-term incentive compensation award grant in 2018. Mr. Bartov received an RSU award in accordance with our annual equity cycle for our non-executive employees. Mr. Tuchscherer did not receive an award under the 2018 Equity Program. The equity awards granted to the named executive officers during 2018 were:

Named Executive Officer	RSU Awards (ADS)	PSU Awards (target ADS at 100% achievement)	Equity Awards (Aggregate Grant Date Fair Value)
Mr. Tuchen	35,778	35,778	$3,446,138
Mr. Meister	51,000	N/A	$3,183,112
Mr. Bride	14,056	14,055	$1,353,826
Mr. Bartov	10,100	0	$542,498

        RSU awards granted under the 2018 Equity Program and, to the extent earned, the PSUs, will generally vest 40% after two years and then in equal quarterly increments over the following two years. However, recipients of awards may elect at the time of grant an alternative to the default vesting structure, such that 20% of the award will vest after one year and then in quarterly increments over the following three years. The RSU awards granted to Mr. Meister as part of his new hire grant vest 50% after two years and then in quarterly increments over the following two years.

        PSU awards granted under the 2018 Equity Program were to be earned solely on the achievement during the one-year performance period beginning January 1, 2018 of Net New ACV. We viewed Net New ACV as a significant driver of growth for us and therefore utilized this key performance measure for both the PSU awards made under the 2018 Equity Program as well as under the 2018 Bonus Program. Due to the importance of Net New ACV to the Company's achievement of its financial and operational objectives, the PSUs were earned by applying the same performance measurements as applicable to the Net New ACV metric under the 2018 Bonus Plan.

        In February 2019, based on actual realization of 2018 Net New ACV relative to target achievement levels, the 2018 PSU awards were earned at 62% of target payout levels, and became eligible to vest on the time-based vesting terms described above.

  Retirement, Welfare and Health Benefits

        Our executive officers are eligible to participate in our employee benefit programs on the same basis as our other full-time, salaried employees. Talend, Inc. sponsors a Section 401(k) profit-sharing plan, which is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code (the "Code"). All of our U.S. employees, including the named executive officers, are eligible to participate on the first day of the month following the date of hire. The Section 401(k) plan includes a salary deferral arrangement under which participants may elect to defer up to 100% of their current eligible compensation not over the statutorily prescribed limit, and have their compensation deferral contributed to the Section 401(k) plan.

        Our executive officers are eligible to participate in the 2017 Employee Stock Purchase Plan (the ESPP), which is intended to qualify under Section 423 of the Code. The ESPP allows eligible employee participants to purchase ADSs, with each ADS representing one of our Ordinary Shares, at a discount through payroll deductions. Under the ESPP, employees are eligible to purchase ADSs through payroll deductions of up to 15% of their eligible compensation, subject to any plan limitations. The ESPP has two consecutive offering periods of approximately six months in length during the year and the purchase price of the ADSs will be 85% of the lower of the fair value of our ADSs on the first trading day of the offering period or on the last day of the offering period. Pursuant to applicable tax rules, an employee may purchase no more than $25,000 worth of ADSs under the ESPP, valued as of the start of the offering period, for any calendar year in which a purchase right is outstanding.

        Our health and welfare benefits include medical, dental and vision benefits, disability insurance, basic life insurance coverage, health savings accounts, and accidental death and dismemberment insurance. We design our employee benefits programs to be affordable and competitive in relation to the market, and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.

  Perquisites and Other Personal Benefits

        We do not provide perquisites or other personal benefits to our executive officers, including the named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2018, none of the named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

        In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.

  Employment Offer Letters and Agreements

        We have entered into written employment offer letters or employment agreements with each of our executive officers, including the named executive officers. Each of these agreements was approved on our behalf by the compensation committee or, in certain instances, by our board of directors.

        In filling each of our executive positions, our board of directors or the compensation committee recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. Our board of directors and the compensation committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.

        For information on the specific terms and conditions of the employment offer letters of the named executive officers, see the discussion of "Executive Employment Arrangements" below.

  Post-Employment Compensation

        We have entered into written change of control and severance agreements with each of our executive officers, including the named executive officers. Having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave us under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

        We do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. We believe, however, these arrangements are necessary to offer compensation packages that are competitive.

        These arrangements align the interests of management and shareholders when considering the long-term future for the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing corporate transaction activity in the best interests of shareholders regardless of whether those transactions may cause their own job loss.

        All payments and benefits if a change of control occurs are payable only if there is a subsequent loss of employment by an executive officer (a so-called "double-trigger" arrangement). With the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against losing retention power following a change in control and to avoid windfalls, both of which could occur if vesting accelerated automatically because of the transaction. We also provide severance payments under these arrangements for certain qualifying terminations of employment occurring outside the change of control context.

        For information on the change in control severance agreements for the named executive officers, and an estimate of the potential payments and benefits payable under these agreements as of the end of 2018, see "Potential Payments Upon Termination or Change in Control" below.

Other Compensation Policies and Practices

  Policy Prohibiting Hedging or Pledging of Our Equity Securities

        Our insider trading compliance policy prohibits all our employees, including our executive officers, and the members of our board of directors from engaging in derivative securities transactions, including hedging, regarding our Ordinary Shares and from pledging company securities as collateral or holding company securities in a margin account.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Section 162(m) of the Code generally limits the amount we may deduct from our federal income taxes for compensation paid to our CEO and certain other current and former executive officers who are "covered employees" within the meaning of Section 162(m) of the Code to $1 million per individual per year, subject to certain limited exceptions. In approving the amount and form of compensation for our named executive officers in the future, we generally consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. We may, in our judgment, authorize compensation payments that will or may not be deductible when we believe such payments are appropriate to attract, retain or motivate executive talent.

  Accounting for Stock-Based Compensation

        We follow the Financial Accounting Standard Board's Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, based on the grant date "fair value" of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may realize no value from their awards.

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Respectfully submitted by the members of the compensation committee of the board of directors:

THE COMPENSATION COMMITTEE
Nanci Caldwell (Chair)
John Brennan
Mark Nelson
Steve Singh
Thierry Sommelet

Executive Officer Employment Arrangements

  Michael Tuchen

        Pursuant to a resolution of our board of directors held on December 2, 2013, Michael Tuchen is entitled to receive compensation for his service as Chief Executive Officer of Talend S.A. and he is eligible to earn an annual performance bonus, based on achievement of goals and objectives established by our board of directors.

        Talend, Inc. has entered into an executive employment agreement with Michael Tuchen, our Chief Executive Officer, dated October 1, 2013. Mr. Tuchen's employment agreement has no specific term and provides for "at-will" employment. Mr. Tuchen receives a base salary and is eligible to earn an annual discretionary performance bonus.

  Adam Meister

        Talend, Inc. has entered into an employment offer letter with Adam Meister, our Chief Financial Officer, dated August 14, 2018. The offer letter provides for "at-will" employment. Under the offer letter, Mr. Meister's annual base salary is $350,000 and he is eligible for an on-target bonus of 55% of his base salary. Pursuant to his employment letter, Mr. Meister also received a time-based RSU award as described in the "Long-Term Incentive Compensation" opportunity section above.

  Thomas Tuchscherer

        In connection with his resignation announcement, Mr. Tuchscherer entered into a transition and release agreement with Talend, Inc., dated February 7, 2018. Mr. Tuchscherer remained employed with us until April 13, 2018, to assist with the transition of his duties and responsibilities. Under his transition and release agreement, Mr. Tuchscherer was entitled to receive the following payments and benefits if either his employment terminated on April 13, 2018 or we terminated him without "cause" prior to that date: (i) cash severance in the amount of $53,000 payable in a lump sum, (ii) employer-paid COBRA premiums for Mr. Tuscherer and his eligible dependents through December 31, 2018, subject to him remaining eligible for COBRA, or a taxable gross up payment for an equivalent amount in lieu thereof, (iii) continued vesting of his outstanding stock option that was granted on February 6, 2015 on its existing schedule, and (iv) vesting acceleration of 3,880 PSUs that were granted on May 3, 2017, with the vesting acceleration effective May 13, 2017.

  Laurent Bride

        We have entered into an expatriation agreement with Mr. Laurent Bride, our Chief Operating Officer and Chief Technology Officer, dated June 22, 2015. The expatriation agreement provides for Mr. Bride's expatriation from Talend S.A. to Talend Inc. as of June 1, 2015 for the duration of three years and was renewed for one year until June 1, 2019. The expatriation agreement may be renewed by mutual agreement.

        During his expatriation, Mr. Bride receives a base salary and is eligible to earn an annual performance bonus based on achievement of goals and objectives we establish each year.

        Pursuant to this expatriation agreement, Talend S.A. will repatriate Mr. Bride and his family in case of (i) repatriation of his duties within Talend S.A. on the group's request, (ii) his death or permanent invalidity, or (iii) his dismissal by Talend Inc. In this latter case, Talend S.A. must provide Mr. Bride with a new position of comparable skills and level of responsibilities.

        Mr. Bride's employment agreement with Talend S.A. is suspended during the terms of the expatriation agreement. Mr. Bride's employment agreement has no specific term. Under the employment agreement, Mr. Bride is eligible to receive a base salary, and he is eligible to earn bonuses based on the achievement of annual goals that we define.

Summary Compensation Table

        The following table presents information concerning the total compensation of our named executive officers for each of the last three fiscal years. No disclosure is provided for fiscal years for which those persons were not named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Mike Tuchen	2018	361,625		—		3,446,138	—	292,120		—		4,099,883
Chief Executive Officer	2017	350,000		—		2,053,442	—	155,918		—		2,559,360
	2016	322,917		—		—	805,272	211,842		—		1,340,030
Adam Meister	2018	102,083	(3)	—		3,183,112	—	46,815	(3)	—		3,332,010
Chief Financial Officer
Laurent Bride	2018	429,000		—		1,353,823	—	121,540		—		1,904,363
Chief Operating Officer and Chief	2017	422,400		—		5,113,721	—	113,889		—		5,650,010
Technology Officer	2016	396,001		—		—	293,700	140,284		—		829,985
Ram Bartov	2018	232,850		144,878	(4)	542,498	—	—		—		920,226
former interim Chief Financial
Officer
Thomas Tuchscherer(5)	2018	93,333		—		—	—	—		65,606	(6)	158,939
former Chief Financial Officer	2017	310,385		—		718,715	—	84,591		—		1,113,691
	2016	269,257		—		—	240,300	114,807		—		624,364

(1)
The amounts reported represent the aggregate grant-date fair value of the stock or option awards awarded to the named executive officer in 2018, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation-Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in determining the grant date fair value of the reported 2018 stock awards are set forth in Note 13 of our Annual Report on Form 10-K as filed with the SEC on February 28, 2019.

(2)
The amounts reported represent payments made under our 2018 Bonus Plan.

(3)
Mr. Meister joined us in September 2018 and therefore his salary and payment under the 2018 Bonus Plan set forth in the table above were prorated for the portion of 2018 in which he was employed with us.

(4)
Mr. Bartov did not participate in our 2018 executive annual cash bonus plan but earned a 2018 bonus of $69,878 for achievement of quarterly personalized performance goals and a cash bonus of $75,000 in recognition of his service as our interim chief financial officer from April 2018 until Mr. Meister's hiring in September 2018.

(5)
Mr. Tuchscherer served as our Chief Financial Officer until April 2018.

(6)
The amounts reported were pursuant to the Transition and Release Agreement between the Company and Mr. Tuchscherer dated February 7, 2018 and represent a severance payment of $53,000 and Company paid COBRA premiums of $12,606.

Grants of Plan-Based Awards

        The following table presents information concerning grants of plan-based awards held by our named executive officers during the fiscal year ended December 31, 2018:

  Grants of Plan-Based Awards During 2018

        The following table presents information regarding grants of plan-based awards made to our Named Executive Officers during 2018:

							All Other Option Awards: Number of Securities Underlying Options (#)
					All Other Stock Awards: Number of Shares of Stock or Units (#)				Grant Date Fair Value of Stock and Option Awards ($)(3)
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)						Exercise or Base Price of Option Awards ($/sh)
Name	Grant Date	Threshold	Target	Maximum
Michael Tuchen	3/2/18	—	35,778	71,556	—		—	—	1,723,069
	3/2/18	—	—	—	35,778	(1)	—	—	1,723,069
Adam Meister	11/1/18	—	—	—	51,000	(2)	—	—	3,183,112
Laurent Bride	3/2/18	—	14,055	28,110	—		—	—	676,889
	3/2/18	—	—	—	14,056	(1)	—	—	676,934
Ram Bartov	5/3/18	—	—	—	5,000	(1)	—	—	239,019
	8/2/18	—	—	—	5,100	(2)	—	—	303,479
Thomas Tuchscherer(4)	—	—	—	—	—		—	—	—

(1)
Each of these grants was made pursuant to the 2017 Free Share Plan.

(2)
Each of these grants was made pursuant to the 2018 Free Share Plan.

(3)
The amount in this column represents the aggregate grant date fair value of stock and option awards as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718.

(4)
Mr. Tuchscherer served as chief financial officer until April 13, 2018. He did not receive any grants during 2018.

Outstanding Equity Awards as of Fiscal Year End

        The following table presents information regarding outstanding share options and share awards held by our named executive officers as of December 31, 2018:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mike Tuchen	12/17/2013	551,426	(3)	—		5.22	12/16/2023	—		—	—		—
	07/08/2016	6,258	(4)	12,516		16.56	07/06/2026	—		—	—		—
	07/08/2016	62,052	(5)	69,974		16.56	07/06/2026	—		—	—		—
	05/03/2017	—		—		—	—	27,716	(6)	1,027,709	—		—
	03/02/2018	—		—		—	—	35,778	(7)	1,326,648	—		—
	03/02/2018	—		—		—	—	—		—	71,556	(8)	2,653,296
Adam Meister	11/01/2018	—		—		—	—	51,000	(9)	1,891,080	—		—
Laurent Bride	07/08/2026	—		12,516	(10)	16.56	07/06/2026	—		—	—		—
	07/08/2026	—		15,883	(11)	16.56	07/06/2026	—		—	—		—
	05/03/2017	—		—		—	—	13,858	(6)	513,855	—		—
	10/31/2017	—		—		—	—	100,000	(12)	3,708,000	—		—
	03/02/2018	—		—		—	—	14,056	(13)	521,196	—		—
	03/02/2018	—		—		—	—	—		—	28,110	(8)	1,042,319
Ram Bartov	02/03/2017	4,375		10,313	(14)	24.26	01/22/2028				—		—
	02/03/2017	6,562		3,750	(15)	24.26	01/22/2028
	05/03/2018							5,000	(16)	185,400
	08/02/2018							5,100	(17)	189,108
Thomas Tuchscherer	02/06/2015	3,944		—		—	—	—		—	—		—

(1)
The exercise prices were converted to U.S. dollar equivalents using the European Central Bank rate as of December 31, 2018 (1.00 = $1.145).

(2)
Represents the market value of the Ordinary Shares underlying the RSUs or PSUs, as applicable, as of December 31, 2018, based on the official closing price of our Ordinary Shares, as reported on The Nasdaq Global Market, of $37.08 per share on December 31, 2018.

(3)
The Ordinary Shares subject to the option are fully vested and immediately exercisable.

(4)
The Ordinary Shares subject to the option vest in three equal annual installments beginning on January 1, 2018.

(5)
One-fifth of the Ordinary Shares subject to the option vested on July 1, 2017 and the remaining shares vest quarterly thereafter through July 1, 2020.

(6)
The RSUs vest in ten equal quarterly installments beginning on February 15, 2019.

(7)
Of the reported shares, 14,311 RSUs vest on March 15, 2020 and the remaining 21,467 RSUs subject to the award vest in eight equal quarterly installments beginning on June 15, 2020.

(8)
The PSUs vest upon the achievement of certain performance objectives.

(9)
Of the reported shares, 25,500 RSUs vest on November 15, 2020 and the remaining shares vest in eight equal quarterly installments beginning on February 15, 2021.

(10)
The Ordinary Shares underlying the option vest as to 3,438 Ordinary Shares on January 1, 2019 and January 1, 2020 and an additional 2,820 Ordinary Shares on April 1, 2019 and April 1, 2020.

(11)
The Ordinary Shares underlying the option vest in seven quarterly installments beginning on January 1, 2019.

(12)
Of the reported shares, 66,667 RSUs vest on November 15, 2019 and an additional 33,333 RSUs subject to the award vest on November 15, 2020.

(13)
Of the reported shares, 5,622 RSUs vest on March 15, 2020 and an additional 8,434 RSUs subject to the award vest in eight equal quarterly installments beginning on June 15, 2020.

(14)
The Ordinary Shares underlying the option vest as to 1,563 on January 23, 2019 and January 23, 2020 and January 23, 2021 and an additional 1,562 Ordinary Shares on April 13, 2019 and April 23, 2020 and an additional 1,250 Ordinary Shares on July 23, 2019 and July 23, 2020.

(15)
The Ordinary Shares underlying the option vest as to 313 on July 23, 2019 and July 23, 2020 and an additional 1,562 Ordinary Shares on October 23, 2019 and October 23, 2020.

(16)
Of the reported shares, 2,500 RSUs vest on May 15, 2020 and the remaining shares vest in eight equal quarterly installments beginning on August 15, 2020.

(17)
Of the reported shares, 2,550 RSUs vest on August 15, 2020 and the remaining shares vest in eight equal quarterly installments beginning on November 15, 2020.

Option Exercises and Stock Vested in 2018

        The following table presents information concerning each exercise of stock options and vesting of stock awards during fiscal 2018 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Ordinary Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Ordinary Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mike Tuchen	—	—	16,630	886,253
Adam Meister	—	—	—	—
Laurent Bride	57,899	2,721,372	—	—
Ram Bartov	—	—	—	—
Thomas Tuchscherer	72,321	2,361,906	3,880	215,612

(1)
Based on the difference between (x) the market price of the Ordinary Shares at exercise and (y) the exercise or base price of the options, multiplied by the number of Ordinary Shares for which the option was exercised.

(2)
Based on the market price of our Ordinary Shares on the vesting date or last trading date, multiplied by the number of units vested.

Potential Payments Upon Termination or Change of Control

Potential Payments upon Termination Apart from a Change of Control

        We have entered into change of control and severance agreements with each of our executive officers, including our named executive officers, which provide for quantitative estimates of the payments and benefits that would have accrued to each of our named executive officers, upon a qualifying termination of employment, which means a termination of employment by us without "cause" or a termination of employment by the executive officer for "good reason" (as such terms are defined in the change of control and severance agreement), outside of a change of control (as such term is defined in the change of control and severance agreement) on December 31, 2018, in each case, upon such named executive officer's signing and not revoking a settlement agreement and release of claims with us. Mr. Tuchscherer was not employed with us on December 31, 2018 and is not included in the table below.

Named Executive Officer	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)	Continuing Health Coverage ($)(2)	Total ($)
Michael Tuchen(3)	365,000	—	—	365,000
Adam Meister(4)	175,000	—	3,059	178,059
Laurent Bride(5)	429,000	—	14,159	443,159
Ram Bartov(6)	—	—	—	—

(1)
Represents the portion of each named executive officer's 2018 base salary to be paid to such named executive officer upon a termination outside of a change of control.

(2)
Represents the value of all monthly COBRA reimbursements to be paid to such named executive officer upon a termination apart from in connection with a change of control.

(3)
Mr. Tuchen will receive (i) 12 months of his 2018 base salary and (ii) 12 months of continuing COBRA reimbursements in accordance with his change of control and severance agreement.

(4)
Mr. Meister will receive (i) 6 months of his 2018 base salary and (ii) 6 months of continuing COBRA reimbursements in accordance with his change of control and severance agreement.

(5)
Mr. Bride will receive (i) 12 months of his 2018 base salary and (ii) 6 months of continuing COBRA reimbursements in accordance with change of control and severance agreement.

(6)
Mr. Bartov will not receive any payment and/or benefits upon a termination outside of a change of control. He received a onetime bonus of $75,000 in 2018 for acting as the Company's interim Chief Financial Officer.

Potential Payments upon Termination In Connection with a Change of Control

        The following table sets forth quantitative estimates of the payments and benefits that would have accrued to each of our named executive officers, upon the termination of employment by us without "cause" or had been terminated by the named executive officer for "good reason", in each case within 3 months prior to or 12 months following a "change of control" (as such term is defined in the change of control and severance agreement) and such termination occurred on December 31, 2018, in each case, upon such named executive officer's signing and not revoking a release agreement with us. Mr. Tuchscherer was not employed with us on December 31, 2018 and is not included in the table below.

Named Executive Officer	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)(2)	Continuing Health Coverage ($)(3)	Total ($)
Mike Tuchen(4)	365,000	6,642,108	—	7,007,108
Adam Meister(5)	175,000	1,891,080	6,118	2,072,198
Laurent Bride(6)	429,000	6,332,972	28,319	6,790,291
Ram Bartov(7)	—	—	—	—

(1)
Represents the portion of each named executive officer's 2018 base salary to be paid to such named executive officer upon a termination in connection with a change of control.

(2)
For each named executive officer, the estimated value of accelerated equity awards was calculated by adding (a) the product of (x) the amount of unvested RSUs subject to acceleration held by the applicable named executive officer and (y) the closing price of our ADS on December 31, 2018 (which was $37.08) and (b) the product of (x) the amount of unvested stock options subject to acceleration held by the applicable named executive officer and (y) the difference between (i) the exercise price of the stock option and (ii) the closing price of our ADS on December 31, 2018 (which was $37.08).

(3)
Represents the value of all monthly COBRA premium payments to be paid to such named executive officer upon a termination in connection with a change of control.

(4)
Mr. Tuchen will receive (i) 12 months of his 2018 base salary, (ii) 100% acceleration of his outstanding equity awards and (iii) 12 months of continuing COBRA premium payments in accordance with his change of control and severance agreement.

(5)
Mr. Meister will receive (i) 6 months of his 2018 base salary, (ii) 6 months of continuing COBRA reimbursements, and (iii) 100% acceleration of his outstanding equity awards pursuant to his change of control and severance agreement.

(6)
Mr. Bride will receive (i) 12 months of his 2018 base salary, (ii) 12 months of continuing COBRA reimbursements and (iii) 100% acceleration of his outstanding equity awards pursuant to his change of control and severance agreement.

(7)
Mr. Bartov will not receive any payment and/or benefit. He received a one-time bonus of $75,000 for acting as the Company's interim Chief Financial Officer from April 13, 2018—September 16, 2018.

Executive Change of Control and Severance Benefits

        In July 2016, Talend, Inc. entered into change of control and severance agreements with each of Messrs. Tuchen, Tuchscherer, and Bride. Upon the effectiveness of his resignation agreement, Mr. Tuchscherer forfeited his rights under his change of control and severance agreement. In August 2018, Talend, Inc. entered into a change of control and severance agreement with Mr. Meister.

        Each executive officer's change of control and severance agreement supersedes any change of control or severance arrangements previously provided for in the applicable executive officer's employment agreement or otherwise. These change of control and severance agreements have an initial three-year term from the agreement date and will renew automatically for additional, one-year terms unless either party provides the other party with written notice of nonrenewal at least six months prior to the date of automatic renewal.

        Under these change of control and severance agreements, if an executive officer's employment is terminated without "cause" (and other than for death or "disability") or he or she terminates his or her employment for "good reason" in each case within the period beginning on three months prior to and ending 12 months following a "change of control" (as such terms are defined in the change of control and severance agreement) (such period, the "change of control period"), then such executive officer will be eligible to receive the following payments and benefits, subject to his or her timely execution and non-revocation of a release of claims:

  •
  A lump sum payment in an amount equal to 50% (100% for Mr. Tuchen and Mr. Bride) of his or her annual base salary;

  •
  Reimbursement of COBRA premiums through the earliest of (i) the 12-month (6-month for Mr. Meister) anniversary of the date of the termination of employment, (ii) the date on which the executive officer or his or her eligible dependents become covered under similar plans, or (iii) the date on which the executive officer or his or her eligible dependents, as applicable, cease to be eligible under COBRA; provided, however, that if we determine that we cannot make these COBRA reimbursements without potentially violating applicable law, such executive officer will receive a lump sum payment equal to the cost of his or her group health coverage in effect on the date of his or her termination of employment, multiplied by 12 (6 for Mr. Meister); and

  •
  100% acceleration of vesting of any then-unvested shares subject to then-outstanding equity awards and, for any outstanding equity awards with performance-based vesting requirements, the performance metrics will be deemed achieved at the greater of actual performance or 100% of target levels.

        If an executive officer's employment is terminated without cause (and other than for death or "disability") (or, in the case of Mr. Tuchen, he terminates his employment for good reason) and such termination occurs outside of the change of control period, then such executive officer will be eligible to receive the following payments and benefits, subject to his or her timely execution and non-revocation of a release of claims:

  •
  A lump sum payment in an amount equal to 50% (100% for Mr. Tuchen and Mr. Bride) of his or her annual base salary; and

  •
  Reimbursement of COBRA premiums through the earliest of (i) the six-month anniversary (12-month anniversary for Mr. Tuchen) of the date of the termination of employment, (ii) the date on which the executive officer or his or her eligible dependents become covered under similar plans, or (iii) the date on which the executive officer or his or her eligible dependents, as applicable, cease to be eligible under COBRA; provided, however, that if we determine that we cannot make these COBRA reimbursements without potentially violating applicable law, such executive officer will receive a lump sum payment equal to the cost of his or her group health coverage in effect on the date of his or her termination of employment, multiplied by six (or 12 for Mr. Tuchen).

        In the event any of the payments and/or benefits provided for under this agreement or otherwise payable to an executive officer would constitute "parachute payments" within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, such executive officer would be entitled to receive either full payment of such benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 31, 2018. Information is included for equity compensation plans approved by our shareholders and equity compensation plans not approved by our shareholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	3,579,802	(3)	$13.76	1,721,294
Equity compensation plans not approved by security holders	—		—	—
Total	3,579,802	(3)	$13.76	1,721,294

(1)
The weighted average price is calculated based solely on outstanding share options. It does not take into account the ordinary shares underlying RSUs, which have no exercise price.

(2)
Includes the following plans: our 2010 Stock Option Plan, 2012 Stock Option Plan, 2013 Stock Option Plan, 2014 Stock Option Plan, 2015 Stock Option Plan, 2016 Stock Option Plan, 2017 Stock Option Plan, 2016 Free Share Plan, 2017 Free Share Plan, and 2018 Free Share Plan.

(3)
Includes 9,313,633 shares subject to outstanding stock options and 4,216,001 shares subject to outstanding RSU grants.

CEO Pay Ratio

        Under SEC rules, we are required to provide information regarding the relationship between the total annual compensation of Mr. Tuchen, our Chief Executive Officer, and the total annual compensation of our median employee (other than Mr. Tuchen). For our last completed fiscal year, which ended December 31, 2018:

  •
  The median of the total annual compensation of all employees (other than Mr. Tuchen) of ours (including our consolidated subsidiaries) was $108,209.

  •
  Mr. Tuchen's total annual compensation, as reported in the Summary Compensation Table included in this Proxy Statement, was $4,099,883.

  •
  Based on the above, for fiscal 2018, the ratio of Mr. Tuchen's total annual compensation to the median of the total annual compensation of all employees was 38 to 1.

        This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

        The methodology we used to calculate the pay ratio is described below.

  •
  We determined the median of the total annual compensation (base salary and incentive cash compensation paid) of all of our employees as of November 1, 2018. As of November 1, 2018, we (including our consolidated subsidiaries) had approximately 1,082 employees, approximately 380 (or approximately 35%) of whom are U.S. employees, and approximately 702 (or approximately 65%) of whom are non-U.S. employees.

  •
  We then compared the total target annual cash compensation for each of these employees for fiscal 2018 as reflected in our payroll records to determine the median employee, annualizing the compensation opportunities of any employees who started their employment with us in fiscal 2018 but did not work for us or our consolidated subsidiaries for the entire year. Compensation payable in a foreign currency was converted to U.S. dollars using currency conversion ratios in effect as of November 1, 2018. In determining the median total compensation of all of these employees, we did not make any cost of living adjustments to the compensation payable to any employee outside of the U.S.

  •
  Once we identified our median employee, we estimated the median employee's total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median total annual compensation disclosed above. With respect to Mr. Tuchen's total annual compensation, we used the amount reported in the "Total" column of our fiscal 2018 Summary Compensation Table included in the Proxy Statement and incorporated by reference under Item 11 of Part II of our Annual Report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Ordinary Shares as of March 31, 2019 for:

  •
  each person or group, who beneficially owned more than 5% of our Ordinary Shares;

  •
  each of our named executive officers;

  •
  each of our directors and nominees for director; and

  •
  all of our current directors and executive officers as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

        We have based our calculation of the percentage of beneficial ownership on 30,359,600 shares of our Ordinary Shares outstanding as of March 31, 2019. We have deemed shares of our Ordinary Shares subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2019 and RSUs that vest within 60 days of March 31, 2019, which are subject to vesting conditions expected to occur to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Talend, Inc. 800 Bridge Parkway, Redwood City, CA 94065. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders:
FMR LLC(1)	2,501,189	8.2
The Bank of New York Mellon Corporation(2)	2,333,222	7.7
Putnam Investments, LLC(3)	2,160,206	7.1
Bpifrance Investissement(4)	2,112,895	7.0
Named Executive Officers and Directors:
Michael Tuchen(5)	1,182,985	3.8
Adam Meister(6)	2,000	*
Laurent Bride(7)	19,443	*
Ram Bartov	—	*
Thomas Tuchscherer	—	*
John Brennan(8)	3,033	*
Nanci Caldwell(9)	24,559	*
Nora Denzel(10)	16,741	*
Patrick Jones(11)	44,501	*
Brian Lillie(12)	2,463	*
Mark Nelson(13)	1,913	*
Steve Singh(14)	37,633	*
Thierry Sommelet(15)	—	*
All current executive officers and directors as a group (11 persons)(16)	1,335,271	4.3

*
Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our Ordinary Shares.

(1)
Based on a Schedule 13G filed with the SEC on February 13, 2019, as of December 31, 2018, FMR LLC ("FMR"), holds sole voting power with respect to 315,000 Ordinary Shares and sole dispositive power with respect to 2,501,189 Ordinary Shares. The address for FMR is 245 Summer Street, Boston, Massachusetts 02210.

(2)
Based on a Schedule 13G/A filed with the SEC on January 29, 2019, as of December 31, 2018, The Bank of New Nork Mellon Corporation ("BNY Mellon"), holds sole voting power with respect to 2,333,222 Ordinary Shares, sole dispositive power with respect to 2,312,708 Ordinary Shares and shared voting power with respect to 17,916 shares. The address for BNY Mellon is 240 Greenwich Street, New York, New York 10286.

(3)
Based on a Schedule 13G filed with the SEC on February 14, 2019, as of December 31, 2018, Putnam Investments, LLC ("Putnam"), holds sole voting power with respect to 235,253 Ordinary Shares and sole dispositive power with respect to 2,160,206 Ordinary Shares. The address for Putnam is 100 Federal Street, Boston, Massachusetts 02210.

(4)
Consists of 2,112,895 ordinary shares held of record by FCPI ETI 2020, an entity affiliated with Bpifrance Investissement S.A.S. ("Bpifrance"). Bpifrance Participations S.A. is a French public investment fund specializing in the business of equity financing via direct investment or fund of funds and is wholly-owned by Bpifrance S.A. a French financial institution especially created for this purpose. Bpifrance is controlled by Bpifrance S.A., a French financial institution. Caisse des Dépots et Consignations, a French special public entity (établissement special) and EPIC Bpifrance, a French public institution of industrial and commercial nature, each hold 50% of the share capital of Bpifrance S.A. and jointly control Bpifrance S.A. The address for these entities is 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France.

(5)
Consists of (i) 423,724 Ordinary Shares held of record by Mr. Tuchen; (ii) 42,043 Ordinary Shares held of record by The 2015 Tuchen Family Irrevocable Trust for which Mr. Tuchen's spouse serves as trustee; (iii) 68,648 Ordinary Shares held of record in IRA accounts for Mr. Tuchen; (iv) 645,798 options exercisable within 60 days of March 31, 2019; and (v) 2,772 Ordinary Shares issuable upon vesting of RSUs within 60 days of March 31, 2019.

(6)
Consists of 2,000 Ordinary Shares held of record by Mr. Meister.

(7)
Consists of (i) 9,701 Ordinary Shares held of record by Mr. Bride, (ii) 8,356 options exercisable within 60 days of March 31, 2019; and (iii) 1,386 Ordinary Shares issuable upon vesting of RSUs within 60 days of March 31, 2019.

(8)
Consists of 3,033 BSAs exercisable within 60 days of March 31, 2019.

(9)
Consists of (i) 2,500 Ordinary Shares held of record by Ms. Caldwell and (ii) 22,059 BSAs exercisable within 60 days of March 31, 2019.

(10)
Consists of (i) 2,390 Ordinary Shares held of record by Ms. Denzel and (ii) 14,351 BSAs exercisable within 60 days of March 31, 2019.

(11)
Consists of 44,501 BSAs exercisable within 60 days of March 31, 2019.

(12)
Consists of 2,463 BSAs exercisable within 60 days of March 31, 2019.

(13)
Consists of 1,913 BSAs exercisable within 60 days of March 31, 2019.

(14)
Consists of (i) 3,000 Ordinary Shares held of record by Mr. Singh and (ii) 34,633 BSAs exercisable within 60 days of March 31, 2019.

(15)
Mr. Sommelet serves as a managing director of Bpifrance Investissement. Mr. Sommelet does not exercise power to direct the voting or disposition of, or to receive the economic benefit of ownership of, the shares held by Bpifrance Investissement listed in footnote (4) above.

(16)
Consists of (i) 554,006 Ordinary Shares held of record by our current executive officers and directors; (ii) 655,540 options exercisable within 60 days of March 31, 2019, (iii) 122,953 BSAs exercisable within 60 days of March 31, 2019; and (iv) 2,772 Ordinary Shares issuable upon vesting of RSUs within 60 days of March 31, 2019.

RELATED PERSON TRANSACTIONS

        In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled "Board of Directors and Corporate Governance—Director Compensation" and "Executive Compensation," we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding share capital, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

        Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Transactions with our Principal Shareholders, Directors and Executive Officers

  Shareholder Agreement

        We have entered into the Shareholder Agreement with entities affiliated with Balderton Capital, Bpifrance Investissement, Idinvest Partners and Silver Lake Sumeru. The Shareholder Agreement, as further described below, contains specific rights, obligations and agreements of these parties as holders of our Ordinary Shares or equity securities representing our Ordinary Shares (including the ADRs), which we refer to herein, collectively, as Company Securities. In addition, the Shareholder Agreement contains provisions related to the composition of our board of directors.

  Voting Rights

        Under the Shareholder Agreement, our existing shareholders that are affiliated with our Major Shareholders have agreed to take all necessary action, including casting all votes to which such existing shareholders are entitled to cast at any general or special meeting of shareholders, so as to ensure that the composition of our board of directors complies with (and includes all of the nominees in accordance with) the provisions of the Shareholder Agreement related to the composition of our board of directors.

  Registration Rights

        Under the Shareholder Agreement, certain holders of Company Securities have the right, subject to certain limitations, to demand that we register the sale of Company Securities now held by them, other than Company Securities (i) which have previously been registered, (ii) which have been sold to the public either pursuant to a registration statement or Rule 144, or (iii) which have been sold in a private transaction in which the transferor's rights under the Shareholder Agreement are not validly assigned in accordance with the Shareholder Agreement (which we refer to herein, collectively, as Registrable Securities).

        In addition, certain holders of Company Securities have the right to request that we register the sale of Registrable Securities to be sold by them on Form F-3 or Form S-3 (as applicable) and, no more than three times during any 12-month period, each such holder may demand that we make available shelf registration statements permitting sales of Registrable Securities into the market from time to time over an extended period. Subject to certain limitations, at any time when we have an effective shelf registration statement, certain shareholders each shall have the right to make no more than two marketed takedown demands during any 12-month period.

        In addition, certain holders of Company Securities have the ability to exercise certain piggyback registration rights in respect of Registrable Securities in connection with registered offerings requested by certain other shareholders or initiated by us.

        With respect to each Major Shareholder, registration rights under the Shareholder Agreement will terminate on the earlier of (i) the date when all Registrable Securities may immediately be sold under Rule 144 and the Registrable Securities for each Major Shareholder represents less than one percent of the Company Securities, and (ii) on the seven-year anniversary of the date of our IPO.

Agreements with our Directors and Officers

  Employment and Related Agreements

        For a discussion of our employment agreements with our executive officers, see "Executive Compensation".

  Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Under French law, provisions of by-laws that limit the liability of directors are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

        We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act, and we have entered into agreements with our directors and executive officers to provide contractual indemnification to bear attorneys' fees and costs that are not otherwise covered by insurance for directors prevailing in a third-party action.

        We believe that this insurance and these agreements are necessary to attract qualified directors and executive officers.

        These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

        Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured against certain liabilities in their capacity as members of our board of directors.

Other Transactions

        Bpifrance Financement provides advances for research and development projects, which we reimburse should the project be successful. Bpifrance Financement is registered as a bank with the French Banking Authority. Thierry Sommelet, one of our directors, is a director of Bpifrance Investissement (an affiliate of BPIfrance Financement), and an entity affiliated with Bpifrance Investissement holds more than 5% of our Ordinary Shares.

        In connection with our acquisition of Restlet SAS in November 2017, we assumed debt totaling $1.2 million related to advances for research and development projects from Bpifrance Financement to Restlet SAS. As of December 31, 2018, the debt had a carrying value of $0.9 million. We are repaying these advances quarterly from July 2018 to March 2024. As of December 31, 2018, the balance due on these advances is €785,500 or USD $881,101 as per April 1st, 2019 exchange rate.

        Mark Nelson, a member of our board of directors, has also served as the Executive Vice President of Product Development at Tableau Software, Inc., a software company, since May 2018. We have purchased and may purchase from time to time, software and other products and services from Tableau Software, Inc. in the ordinary course of business. Mr. Nelson did not participate in negotiations involving, and does not have a direct or indirect material interest in, these transactions.

Policies and Procedures for Related Party Transactions

        Our audit committee has the primary responsibility for reviewing and approving or ratifying related party transactions. We have a formal written policy providing that a related party transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our share capital, or any member of the immediate family of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related party transaction, our audit committee is to consider the relevant facts and circumstances available to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party's interest in the transaction. Our audit committee has determined that certain transactions will be deemed to be pre-approved by our audit committee, including certain executive officer and director compensation, transactions with another company at which a related party's only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company's shares, transactions where a related party's interest arises solely from the ownership of our Ordinary Shares and all holders of our Ordinary Shares received the same benefit on a pro rata basis, and transactions available to all employees generally. If advance approval of a transaction is not feasible, the Chair of our audit committee may approve the transaction and the transaction may be ratified by our audit committee in accordance with our formal written policy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our Ordinary Shares, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our previous status as a foreign private issuer, reporting persons were not required to file these forms during our fiscal year ended December 31, 2018, as such all Section 16(a) filing requirements were satisfied on a timely basis.

Incorporation by Reference

        The SEC allows us to "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We are incorporating by reference the following, which includes the information required by Item 13(a) of Schedule 14A:

  •
  Sections of our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019: "Part II. Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations," "Part II. Item 7A—Quantitative and Qualitative Disclosure about Market Risk," "Part II. Item 8—Financial Statements and Supplementary Data" and "Part II. Item 9—Changes in and Disagreements with Accountants on Accounting and Financial Disclosure".

Fiscal Year 2018 Annual Report and SEC Filings

        Our financial statements for our fiscal year ended December 31, 2018 are included in our Annual Report on Form 10-K, which we will make available to shareholders at the same time as this proxy statement. This proxy statement and our annual report are posted on the Financial Information section of our website at http://investor.talend.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Talend S.A., Attention: Corporate Legal Group, 9, rue Pages, 92150 Suresnes, France.

*        *        *

        The board of directors does not know of any other matters to be presented at the Annual General Meeting. If any additional matters are properly presented at the Annual General Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our Ordinary Shares they represent in accordance with their own judgment on such matters.

        It is important that your shares of our Ordinary Shares be represented at the Annual General Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
April 30, 2019

ANNEX A

PROPOSED RESOLUTIONS OF THE ANNUAL COMBINED GENERAL SHAREHOLDERS' MEETING

  First Resolution

        Renewal of the term of office of Mr. Michael Tuchen.

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Board of Directors' report,

        noting that the term of office of Mr. Michael Tuchen expires at the end of this General Meeting,

        Renews the term of office of Mr. Michael Tuchen for a period of three (3) years expiring at the end of the annual ordinary general meeting called to approve the financial statements for the year ended December 31, 2021.

        Mr. Michael Tuchen has already indicated that he accepts the renewal of his term of office as director and is not subject to any conflict likely to prohibit him from serving this term.

  Second Resolution

        Renewal of the term of office of Mr. John Brennan.

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Board of Directors' report,

        noting that the term of office of Mr. John Brennan expires at the end of this General Meeting,

        Renews the term of office of Mr. John Brennan for a period of three (3) years expiring at the end of the annual ordinary general meeting called to approve the financial statements for the year ended December 31, 2021.

        Mr. John Brennan has already indicated that he accepts the renewal of his term of office as director and is not subject to any conflict likely to prohibit him from serving this term.

  Third Resolution

        Renewal of the term of office of Mr. Thierry Sommelet.

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Board of Directors' report,

        noting that the term of office of Mr. Thierry Sommelet expires at the end of this General Meeting,

        Renews the term of office of Mr. Thierry Sommelet for a period of three (3) years expiring at the end of the annual ordinary general meeting called to approve the financial statements for the year ended December 31, 2021.

        Mr. Thierry Sommelet has already indicated that he accepts the renewal of his term of office as director and is not subject to any conflict likely to prohibit him from serving this term.

  Fourth Resolution

        Renewal of the term of office of Mr. Steve Singh

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Board of Directors' report,

        noting that the term of office of Mr. Steve Singh expires at the end of this General Meeting,

        renews the appointment of Mr. Steve Singh for a period of three (3) years expiring after the Ordinary General Meeting called to approve the financial statements for the year ended December 31, 2021.

        Mr. Singh has already indicated that he accepts the renewal of his term of office as a director and is not subject to any conflict likely to prohibit him from serving this term.

  Fifth Resolution

        Renewal of the term of office of Ms. Nora Denzel

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Board of Directors' report,

        noting that the term of office of Ms. Nora Denzel expires at the end of this General Meeting,

        Renews the term of office of Ms. Nora Denzel for a period of three (3) years expiring at the end of the annual ordinary general meeting called to approve the financial statements for the year ended December 31, 2021.

        Ms. Nora Denzel has already indicated that she accepts the renewal of her term of office as director and is not subject to any conflict likely to prohibit her from serving this term.

  Sixth Resolution

        Approval, on an advisory basis, of the compensation of our named executive officers

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Board of Directors' report,

        Approves, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.

  Seventh Resolution

        Non-binding advisory vote to hold an advisory vote on the compensation for the named executive officers of the Company every year

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Board of Directors' report

        decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company's named executive officers set forth in the Company's proxy statement every year.

  Eighth Resolution

        Non-binding advisory vote to hold an advisory vote on the compensation for the named executive officers of the Company every two years

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Board of Directors' report

        decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company's named executive officers set forth in the Company's proxy statement every two years.

  Ninth Resolution

        Non-binding advisory vote to hold an advisory vote on the compensation for the named executive officers of the Company every three years

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Board of Directors' report

        decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company's named executive officers set forth in the Company's proxy statement every three years.

  Tenth Resolution

        Approval of the financial statements for the year ended December 31, 2018—Discharge of directors and statutory auditors.

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Board of Directors' management report on the Company's business and situation during the financial year ended December 31, 2018, the financial statements for the aforementioned year and the Statutory Auditors' report on the performance of their responsibilities during the year, approves the financial statements for the year ended December 31, 2018, as presented to it, as well as the transactions reflected in these accounts and summarized in these reports,

        duly notes that these annual financial statements do not address excess amortization and non-deductible amortization and that the amount of the non-deductible expenses referred to in article 39-4 of the French General Tax Code during the financial year amounts to €40 and consequently approves these expenses and the corresponding tax, and, consequently, gives full discharge to the Directors and Statutory Auditors for the performance of their responsibilities during the financial year in question.

  Eleventh Resolution

        Allocation of earnings for the year ended December 31, 2018

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Board of Directors' management report,

        recognizing that the losses for the year ended December 31, 2018 amount to a total of €3,547,860,

        resolves to allocate these losses to "retained earnings", the balance of which, after this allocation, will amount to €125,004,112

        In accordance with applicable legal provisions, it is noted that no dividend has been paid in respect of any of the past three years.

  Twelfth Resolution

        Approval of the consolidated financial statements for the year ended December 31, 2018

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the report on the management of the group during the financial year ended December 31, 2018 and the financial statements for the aforementioned year and the Statutory Auditors' report on the financial statements, approves the annual financial statements for the year ended December 31, 2018 as presented to it which show a comprehensive loss of $40.42 million, and also the transactions reflected in these financial statements and summarized in these reports.

  Thirteenth Resolution

        Review of the agreements described under articles L. 225-38 et seq. of the French Commercial Code.

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

        having considered the Statutory Auditors' special report on the agreements described under article L. 225-38 of the French Commercial Code,

        notes that no agreement covered by the aforementioned article was entered into during the past financial year.

  Fourteenth Resolution

        Amendment to the quorum requirements for meetings of the shareholders—corresponding amendment to article 20 of the By-laws

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report,

        resolves to amend the quorum requirements for shareholders meetings, whether ordinary, extraordinary or special, in order to increase the quorum to 33 1/3 of the voting shares and to amend accordingly the tenth paragraph of the Article 20 of the bylaws and to delete the twelfth paragraph of that Article, as follows:

        "The shareholders meeting, whether ordinary, extraordinary or special, whether it is held on first or second convocation, only validly deliberates if the shareholders physically present or represented by proxy own at least 33 1/3 of the voting shares."

  Fifteenth Resolution

        Delegation of authority to be granted to the Board of Directors to increase the share capital by issuing ordinary shares and / or other securities, with preservation of shareholders' preferential subscription rights.

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report and the statutory auditors' report,

        in accordance with the provisions of Articles L. 225-129 et seq. of the French Commercial Code, and in particular Articles L. 225-129 to L. 225-129-6, L. 225-132, L. 225-133, L. 225-134, L. 228-91, L. 228-92, and L. 228-93,

        delegates to the Board of Directors the power to decide to issue, on one or more occasions, in such amounts and at such times as it shall decide, in France or abroad, ordinary shares of the Company or securities of capital giving access to other equity securities or giving right to the allocation of debt securities, and / or other securities (including in particular, all debt securities) giving access to equity securities of the Company or of any company which directly or indirectly owns more than half of its share capital or of which it directly or indirectly owns more than half of the share capital, such securities to be issued in Euros, in foreign currency or in any monetary units established by reference to several currencies at the discretion of the Board of Directors, the payment of which may be made in cash, including by offsetting of any debt, resolves that the securities thus issued may consist of debt securities, be associated with the issue of such securities or allow them to be issued as intermediate securities,

        resolves that the shareholders have, in proportion to the amount of their shares, a preferential right to subscribe to the ordinary shares or securities which, if applicable, will be issued pursuant to this delegation, grants to the Board of Directors the power to grant shareholders the right to subscribe, on a reducible basis, a greater number of shares or securities than they could subscribe on an irreducible basis, in proportion to the rights they have and, in any case, within the limit of their request, decides to set at €480,000 (or the equivalent of this amount in the event of issue in another currency) the maximum nominal amount of the capital increases that may be carried out, immediately or in the future, under this resolution, it being specified that:

  •
  the maximum nominal amount of capital increases that may be carried out immediately or in the future under this delegation will be deducted from the amount of the global limit provided for in the Nineteenth Resolution below,

  •
  to this global limit shall be added, where applicable, the nominal value of the shares to be issued in order to preserve the rights of the holders of securities and other rights giving access to the capital, in accordance with the law and, where applicable, contractual provisions, decides to fix at €225.000.000 (or the equivalent of this amount in case of issue in another currency) the maximum nominal amount of the debt securities that may be issued pursuant to this delegation, it being specified that:

  •
  this amount will be increased, if applicable, by any redemption premium above par,

  •
  this amount will be deducted from the overall limit referred to in the Nineteenth Resolution below,

  •
  this limit does not apply to debt securities referred to in Articles L. 228-40, L. 228-36, and L-A. 228-92 paragraph 3 of the French Commercial Code, whose issuance would be decided or authorized by the Board of Directors under the conditions provided by Article L. 228-40 of the French Commercial Code, or in other cases, under the conditions determined by the Company in accordance with the provisions of Article L. 228-36-A of the French Commercial Code,

        decides that, if the subscriptions received do not account for the full amount of a subscription, the Board of Directors may use, in the order it determines, one or more of the following options:

  •
  limit the issue to the amount of the subscriptions, on the condition that they amount to at least three quarters of amount of the initial issue,

  •
  freely distribute all or part of the unsubscribed securities among persons of its choosing, and

  •
  offer to the public, on the French or international market, all or part of the unsubscribed securities,

        resolves that issues of rights to subscribe to the Company's shares may be made by subscription offer, but also by free allocation to the owners of the existing shares,

        resolves that in the event of a free allocation of subscription rights, the Board of Directors may decide that any fractional allocation rights will not be negotiable and that the corresponding shares will be sold, notes, as and when necessary, that this delegation automatically entails, for the benefit of the holders of any securities issued pursuant to this delegation, the express waiver by the shareholders of their preferential subscription right in respect of the shares to which these securities will give a right, decides that this delegation shall not be used during a public offering of the Company's shares,

        confirms that the delegation thus granted to the Board of Directors is valid for a period of twenty-six (26) months from this meeting,

        resolves that the Board of Directors will have all powers, with the ability to sub-delegate under the conditions provided for by law, to implement, in accordance with the conditions set by law and the Bylaws, this delegation in order to, in particular:

  •
  decide on the capital increase and determine the securities to be issued and, more generally, decide on the issues pursuant to this delegation,

  •
  decide the amount of the capital increase and, more generally, the amount of the issue in the event of the issue of securities, the issue price and the amount of any premium that may, if applicable, requested pursuant the issuance,

  •
  set the dates, terms and conditions of any issue and the form and characteristics of the shares or securities giving access to the capital to be issued, with or without a premium,

  •
  set the date of the possible retroactive dividend rights of the shares or securities giving access to the capital to be issued, their method of payment and, where applicable, the conditions for the exercise of rights of exchange, conversion, refund or allotment of any other type of shares or securities giving access to the capital,

  •
  make any necessary adjustments in accordance with legal or regulatory provisions and, where applicable, contractual stipulations, to protect the rights of holders of securities and other rights giving access to the Company's capital, and

  •
  to suspend, if necessary, the exercise of the rights attached to these securities for a maximum period of three months,

        decides that the Board of Directors may:

  •
  on its sole initiative and when it deems it appropriate, allocate the fees, rights and expenses arising from the capital increases carried out pursuant to the delegation referred to in this resolution, from the amount of the premiums related to these transactions and to deduct, on the amount of these premiums, the sums necessary to bring the legal reserve to one-tenth of the new capital, after each transaction,

  •
  make any decision to admit the securities and securities so issued to trading on the Nasdaq Global Market in the United States of America and, more generally,

  •
  take any measures, enter into any commitment and carry out any formalities necessary for the successful completion of the proposed issuance, and to finalize the resulting capital increase definitive and amend the bylaws accordingly.

  Sixteenth Resolution

        Delegation of authority to be granted to the Board of Directors with a view to increase the share capital by issuing ordinary shares and / or other securities, with cancellation of shareholders' preferential subscription rights in an offer to the public

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report and the statutory auditors' report,

        in accordance with the provisions of Articles L. 225-129 et seq. of the French Commercial Code, and in particular Articles L. 225-129 to L. 225-129-6, L. 225-132, L. 225-133, L. 225-134, L. 228-91, L. 228-92, and L. 228-93,

        delegates to the Board of Directors its authority to decide, by way of a public offering, the issue, on one or more occasions, in such amounts and at such times as it may determine, in France or abroad, ordinary shares of the Company or securities of capital giving access to other equity securities or giving right to the allocation of debt securities, and / or other securities (including in particular, all debt securities) giving access to equity securities of the Company or of any company which directly or indirectly owns more than half of its share capital or of which it directly or indirectly owns more than half of the share capital, such securities to be issued in Euros, in foreign currency or in any monetary unit established by reference to several currencies at the discretion of the Board of Directors, the payment of which may be made in cash, including by offsetting of any debt, resolves that the securities thus issued may consist of debt securities, be associated with the issue of such securities or allow them to be issued as intermediate securities,

        resolves to cancel the shareholders' preferential subscription right with respect to the ordinary shares or securities issued pursuant to this delegation,

        decides to leave to the Board of Directors, if in the use of this delegation the shares of the Company are admitted to trading on a regulated market, the authority to institute, for the benefit of the shareholders, and for all or part of the issues, a right of priority to subscribe to such shares during the period and according to the terms it will set in accordance with the provisions of Article L. 225-135 of the French Commercial Code, with this priority not giving rise to the creation of negotiable rights, but which may be exercised both on an irreducible and a reducible basis, notes, as and when necessary, that this delegation automatically entails, for the benefit of the holders of any securities issued pursuant to this delegation, the express waiver by the shareholders of their preferential subscription right in respect of the shares to which these securities will give a right, decides to fix at €480,000 (or the equivalent of this amount in the event of issue in another currency) the maximum nominal amount of the capital increases that may be carried out, immediately and / or in the future, under of this resolution, it being specified that:

  •
  the maximum nominal amount of the capital increases that may be carried out immediately or in the future under this delegation will be deducted from the amount of the overall limit provided for in the Nineteenth Resolution below,

  •
  to this global limit shall be added, as the case may be, the nominal value of the shares to be issued to preserve, in accordance with the law and, where applicable, the applicable contractual provisions, the rights of the holders of securities and other rights giving access to the capital, decides to set at €225,000,000 (or the equivalent of this amount in case of issue in another currency) the maximum nominal amount of the debt securities that may be issued under this delegation, it being specified that:

  •
  this amount will be increased, if applicable, by any redemption premium above par,

  •
  this amount will be deducted from the overall limit referred to in the Nineteenth Resolution below,

  •
  this ceiling does not apply to debt securities referred to in Articles L. 228-40, L. 228-36-A, and L. 228-92 paragraph 3 of the French Commercial Code, whose issuance is decided or authorized by the Board of Directors under the conditions set out in Article L. 228-40 of the French Commercial Code, or in other cases, under the conditions that the Company may determine in accordance with the provisions of Article L. 228-36-A of the French Commercial Code,

        decides that, if the subscriptions received do not account for the full amount of a subscription, the Board of Directors may use, in the order it determines, one or more of the following options:

  •
  limit the issue to the amount of the subscriptions, on the condition that they amount to at least three quarters of amount of the initial issue,

  •
  freely distribute all or part of the unsubscribed securities among persons of its choosing, and

  •
  offer to the public, on the French or international market, all or part of the unsubscribed securities,

        decides that the issue price of the shares that may be issued pursuant to this delegation shall be fixed by the Board of Directors and, as long as shares of the Company (in the form of American Depositary Shares) are admitted to trading on the Nasdaq Global Market in the United States of America, shall be at least equal to the volume- weighted average trading price for the five trading days prior to the setting of the price of the issue, which may be reduced by a maximum discount of 5% (although it is specified that if, when using this delegation, the Company's shares are admitted to trading on a regulated market within the meaning of the Commercial Code, the price would be set in accordance with the provisions of Article L. 225-136-1° of the French Commercial Code), taking into account, if applicable, the date of any dividend rights and being specified that the issue price of securities giving access to the capital, if any, issued pursuant to this delegation shall be such that the sum received immediately by the Company, plus the amount that may be collected by the Company upon the exercise or conversion of such securities, is, for each share issued as a result of the issue of such securities, at least equal to the minimum amount referred to above, resolves that the Board of Directors will have all powers, with the ability to sub-delegate under the conditions provided for by law, to implement, in accordance with the conditions set by law and the Bylaws, this delegation in order to, in particular:

  •
  decide on the capital increase and determine the securities to be issued and, more generally, decide on the issues pursuant to this delegation,

  •
  decide the amount of the capital increase and, more generally, the amount of the issue in the event of the issue of securities, the issue price and the amount of any premium that may, if applicable, be requested pursuant the issuance,

  •
  set the dates, terms and conditions of any issue and the form and characteristics of the shares or securities giving access to the capital to be issued, with or without a premium,

  •
  set the date of the possible retroactive dividend rights of the shares or securities giving access to the capital to be issued, their method of payment and, where applicable, the conditions for the exercise of rights of exchange, conversion, refund or allotment of any other type of shares or securities giving access to the capital,

  •
  make any necessary adjustments in accordance with legal or regulatory provisions and, where applicable, contractual stipulations, to protect the rights of holders of securities and other rights giving access to the Company's capital, and

  •
  suspend, if necessary, the exercise of the rights attached to these securities for a maximum period of three months,

        decides that the Board of Directors may:

  •
  on its sole initiative and when it deems it appropriate, allocate the fees, rights and expenses arising from the capital increases carried out pursuant to the delegation referred to in this resolution, from the amount of the premiums related to these transactions and to deduct, from the amount of these premiums, the sums necessary to bring the legal reserve to one-tenth of the new capital, after each transaction,

  •
  make any decision to admit the securities and securities so issued to trading on the Nasdaq Global Market in the United States of America and, more generally,

  •
  take any measures, enter into any commitment and carry out any formalities necessary for the successful completion of the proposed issuance, and to finalize the resulting capital increase definitive and amend the bylaws accordingly.

        decides that this delegation shall not be used during a public offering of the Company's shares,

        specifies that the delegation granted to the Board of Directors is valid for a period of twenty-six (26) months as from the date of this meeting.

  Seventeenth Resolution

        Delegation of authority to be granted to the Board of Directors to increase the capital by issuing ordinary shares and / or other securities, with cancellation of shareholders' preferential subscription rights, to be issued in connection with an offer to qualified investors or a limited group of investors as contemplated by Article L. 411-2 II of the French Monetary and Financial Code.

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report and the statutory auditors' report,

        in accordance with the provisions of Articles L. 225-129 et seq. of the French Commercial Code, and, in particular, Articles L. 225-129 to L. 225-129-6, L. 225-132, L. 225-133, L. 225-134, L. 228-91, L. 228-92, and L. 228-93,

        delegates to the Board of Directors the power to decide to issue, on one or more occasions, in such amounts and at such times as it shall decide, in France or abroad, ordinary shares of the Company or securities of capital giving access to other equity securities or giving right to the allocation of debt securities, and / or other securities (including in particular, all debt securities) giving access to equity securities of the Company or of any company which directly or indirectly owns more than half of its share capital or of which it directly or indirectly owns more than half of the share capital, such securities to be issued in Euros, in foreign currency or in any monetary units established by reference to several currencies at the discretion of the Board of Directors, the payment of which may be made in cash, including by offsetting of any debt, in the context of an offer for the benefit of qualified investors or a restricted number of investors referred to in II.2 of Article L. 411-2 of the French Monetary and Financial Code,

        resolves that the securities thus issued may consist of debt securities, be associated with the issue of such securities or allow them to be issued as intermediate securities,

        resolves to cancel the shareholders' preferential subscription right on the ordinary shares or securities issued pursuant to this delegation,

        notes, as and when necessary, that this delegation automatically entails, for the benefit of the holders of any securities issued pursuant to this delegation, the express waiver by the shareholders of their preferential subscription right in respect of the shares to which these securities will give a right, resolves that the total nominal amount of share capital increases that may be carried out immediately or in the future under this delegation may not exceed €480,000, or, in any event, exceed the limits provided for by the regulations applicable on the day of the issue (indicatively, on the day of this general meeting, the issue of equity securities carried out by an offer referred to in Article L. 411-2 II of the French Monetary and Financial Code is limited to 20% of the Company's share capital per year, said capital being assessed on the date of the Board of Directors' decision to use this delegation), the maximum amount to be increased, as the case may be, by the additional amount of shares to be issued to preserve, in accordance with legal or regulatory provisions and, where applicable, contractual provisions, the rights of holders of securities giving access to share capital, further resolves that the nominal amount of any increase in share capital that may be realized in this manner will be deducted from the overall ceiling provided for in the Nineteenth Resolution below, decides to set €225,000,000 (or the equivalent of this amount in case of issue in another currency) the maximum nominal amount of the debt securities that may be issued under this delegation, it being specified that:

  •
  this amount will be increased, if applicable, by any redemption premium above par,

  •
  this amount will be deducted from the overall ceiling referred to in the Nineteenth Resolution below,

  •
  this limit does not apply to debt securities referred to in Articles L. 228-40, L. 228-36-A, and L. 228-92 paragraph 3 of the French Commercial Code whose issuance is decided or authorized by the Board of Directors under the conditions set out in Article L. 228-40 of the French Commercial Code, or in other cases, under the conditions that the Company may determine in accordance with the provisions of Article L. 228-36-A of the French Monetary and Financial Code,

        decides that, if the subscriptions received do not account for the full amount of a subscription, the Board of Directors may use, in the order it determines, one or more of the following options:

  •
  limit the issue to the amount of the subscriptions, on the condition that they amount to at least three quarters of amount of the initial issue,

  •
  freely distribute all or part of the unsubscribed securities amongst persons of its choosing, and

  •
  offer to the public, on the French or international market, all or part of the unsubscribed securities,

        decides that the issue price of the shares that may be issued pursuant to this delegation shall be fixed by the Board of Directors and, as long as shares of the Company (in the form of American Depositary Shares) are admitted to trading on the Nasdaq Global Market in the United States of America, shall be at least equal to the volume- weighted average trading price for the five trading days prior to the setting of the price of the issue, which may be reduced by a maximum discount of 5% (although it is specified that if, when using this delegation, the Company's shares are admitted to trading on a regulated market within the meaning of the Commercial Code, the price would be set in accordance with the provisions of Article L. 225-136-1° of the French Commercial Code), taking into account, if applicable, the date of any dividend rights and being specified that the issue price of securities giving access to the capital, if any, issued pursuant to this delegation shall be such that the sum received immediately by the Company, plus the amount that may be collected by the Company upon the exercise or conversion of such securities, is, for each share issued as a result of the issue of such securities, at least equal to the minimum amount referred to above, resolves that the Board of Directors will have all powers, with the ability to sub-delegate under the conditions provided for by law, to implement, in accordance with the conditions set by law and the Bylaws, this delegation in order to, in particular:

  •
  decide on the capital increase and determine the securities to be issued and, more generally, decide on the issues pursuant to this delegation,

  •
  decide the amount of the capital increase and, more generally, the amount of the issue in the event of the issue of securities, the issue price and the amount of any premium that may, if applicable, be requested pursuant the issuance,

  •
  set the dates, terms and conditions of any issue and the form and characteristics of the shares or securities giving access to the capital to be issued, with or without a premium,

  •
  set the date of the possible retroactive dividend rights of the shares or securities giving access to the capital to be issued, their method of payment and, where applicable, the conditions for the exercise of rights of exchange, conversion, refund or allotment of any other type of shares or securities giving access to the capital,

  •
  make any necessary adjustments in accordance with legal or regulatory provisions and, where applicable, contractual stipulations, to protect the rights of holders of securities and other rights giving access to the Company's capital, and

  •
  to suspend, if necessary, the exercise of the rights attached to these securities for a maximum period of three months,

        decides that the Board of Directors may:

  •
  on its sole initiative and when it deems it appropriate, charge the fees, duties and expenses arising from the capital increases carried out pursuant to the delegation referred to in this resolution, the amount of the premiums related to these transactions and collect, on the amount of these premiums, the sums necessary to bring the legal reserve to one-tenth of the new capital, after each transaction,

  •
  make any decision to admit the securities and securities so issued to trading on the Nasdaq Global Market in the United States of America and, more generally,

  •
  take any measures, conclude any commitment and carry out any formalities necessary for the successful completion of the proposed issue, as well as the effect of making the resulting capital increase definitive, and amend the bylaws accordingly, decides that this delegation shall not be used during a public offering of the Company's shares,

        notes that this delegation, not being a general delegation of authority relating to the increase of capital without preferential subscription rights, but a delegation of authority relating to the increase of the share capital by issue without preferential subscription rights through an offer referred to in Article L. 411-2 II of the monetary and financial code, does not have the same object as the Sixteenth Resolution of this meeting, notes, therefore, that this delegation shall not render inoperative the Sixteenth Resolution of this meeting, the validity and term of which is not affected by this delegation,

        specifies that the delegation granted to the Board of Directors is valid for a period of twenty-six (26) months from this meeting.

  Eighteenth Resolution

        Delegation to the Board of Directors to increase the number of securities to be issued in the event of a capital increase with or without preferential subscription rights.

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report,

        in accordance with the provisions of Articles L. 225-129, L. 225-129-2, L. 225-135, L. 225-135-1 et seq., L. 228-91 and L. 228-92of the French Commercial Code,

        delegates to the Board of Directors the authority to increase the number of shares or securities to be issued in the event of excess demand for subscription in the context of one or more capital increases of the Company, with or without preferential subscription rights, decided in pursuant to the Fifteenth Resolution, Sixteenth Resolution and Seventeenth Resolution above, under the conditions set out in Articles L. 225-135-1 and R. 225-118 of the French Commercial Code (as of the date hereof, within thirty days of the closing of the subscription, at the same price as that used for the initial issue and within the limit of 15% of the initial issue), with such shares conferring the same rights as the initial issuance shares, subject to the date of their dividend rights, specifies that the nominal amount of any increase in share capital decided pursuant to this delegation in the context of capital increases of the Company, with or without preferential subscription rights decided under the above delegations, will be deducted from the aggregate limit set forth in the Nineteenth Resolution below, to which shall be added, as the case may be, the additional amount of any additional shares or securities to be issued in order to preserve, in accordance with the law and, as the case may be, any contractual stipulations, the rights of holders of securities giving access to the share capital and other rights giving access to the share capital, decides that this delegation shall not be used during a public offering of the Company's shares,

        resolves that this delegation be given to the Board of Directors for a period of twenty-six (26) months from the date of this meeting,

        resolves that the Board of Directors shall have all powers, with the power to sub delegate under the conditions provided for by law, to implement, in accordance with the conditions set by law and the Bylaws, this delegation in order to, in particular:

  •
  set the dates, terms and conditions, and manner of any issue and the form and characteristics of the shares or securities giving access to the capital to be issued, with or without a premium,

  •
  to decide on the amounts to be issued, the date of attachment of dividend rights (which may be retroactive) of shares or securities giving rights to the share capital to be issued, the means of payment and, as the case may be, the manner of exercising any rights of exchange, conversion, redemption or allocation of any other type of shares or securities giving access to share capital,

  •
  make any necessary adjustments in accordance with legal or regulatory provisions and, where applicable, contractual stipulations, to protect the rights of holders of securities and other rights giving access to the Company's capital, and

  •
  to suspend, if necessary, the exercise of the rights attached to these securities for a maximum period of three months,

        decides that the Board of Directors may:

  •
  on its sole initiative and when it deems it appropriate, charge the fees, duties and fees arising from the capital increases carried out pursuant to the delegation referred to in this resolution, the amount of the premiums related to these transactions and collect, on the amount of these premiums, the sums necessary to bring the legal reserve to one-tenth of the new capital, after each operation,

  •
  make any decision to admit the securities and securities so issued to trading on the Nasdaq Global Market in the United States of America and, more generally,

  •
  take any measures, conclude any commitment and carry out any formalities necessary for the successful completion of the proposed issue, as well as the effect of making the resulting capital increase definitive, and amend the Bylaws accordingly.

Nineteenth Resolution

        Overall limitations on the amount of issues made pursuant to the Fifteenth, Sixteenth, Seventeenth and Eighteenth Resolutions above

        The General Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report and the statutory auditors' report,

        resolves that:

  •
  the aggregate maximum nominal amount of the capital increases that may be realized pursuant to the delegations granted pursuant to the Fifteenth, Sixteenth, Seventeenth and Eighteenth Resolution of this meeting shall not be greater than €480,000, it being specified that the additional amount of the shares to be issued will be added to this limit in order to preserve, in accordance with legal or regulatory provisions and, as the case may be, with the applicable contractual provisions, the rights of the holders of securities and other rights giving access to shares,

  •
  the maximum aggregate nominal amount of the debt securities that may be issued pursuant to the delegations granted pursuant to the resolutions referred to above is €225,000,000 (or the equivalent on the date of issue of this amount in foreign currency) or in units of account established by reference to several currencies, it being specified that this limit does not apply to the debt securities referred to in Articles L. 228-40, L. 228-36-A, and L. 228-92, paragraph 3, of the French Commercial Code, whose issuance would be decided or authorized by the Board of Directors under the conditions provided by Article L. 228-40 of the French Commercial Code, or in other cases, under the conditions that the Company may determine in accordance with the provisions of Article L. 228-36-A of the French Commercial Code.

Twentieth Resolution

        Authorization to be given to the Board of Directors to carry out the free allocation of existing shares or newly issued shares to employees of the Company or companies in the group and / or to certain corporate officers of the Company

        The General Shareholders Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report and the Statutory Auditors' report,

        in accordance with the provisions of articles L. 225-197-1 et seq. of the French Commercial Code.

        authorizes the Board of Directors to allocate, on one or more occasions, free existing or newly issued Company shares to salaried employees, or certain categories of them, and / or its corporate officers who meet the conditions stipulated in Article L. 225-197-1, II of the French Commercial Code, and to salaried employees of companies or economic interest groups in which the Company holds, directly or indirectly, at least 10% of the share capital or voting rights on the date of allocation of the shares in question, resolves to set the total number of free shares that may be allocated by the Board of Directors pursuant to this authorization at 2,000,000 shares with a par value of €0.08 per share, it being specified that the total number of free shares allocated by the Board of Directors may never exceed the overall limit of 10% of the existing share capital of the Company on the date of the allocation decision, and that this number shall be deducted from the overall limit provided by the Twenty-Second Resolution below, resolves that the allocation of the shares to their beneficiary shall be final, subject to the conditions or criteria that may be set by the Board of Directors being met, at the end of a period of at least one (1) year (the "Vesting Period") and that the beneficiaries of the shares must, where applicable, hold them during a period set by the Board of Directors (the "Holding Period") which, combined with the Vesting Period, may not be less than two (2) years, resolves, notwithstanding the foregoing provisions, that the shares shall be permanently allocated before the end of the term of the Vesting Period in the event of the disability of the beneficiary corresponding to the second or third category referred to in article L. 341-4 of the French Social Security Code, resolves that the shares allocated shall be freely assignable in the event of an allocation request submitted by the heirs of a deceased beneficiary or in the event of the disability of the beneficiary corresponding to the aforementioned categories of the French Social Security Code, resolves that the duration of the Vesting Period and, where applicable, the Holding Period, shall be set by the Board of Directors in accordance with the above-mentioned limits,

        notes that, in accordance with the provisions of Article L. 225-197-1 of the French Commercial Code, when the allocation involves newly issued shares, this authorization automatically entails, in favor of the beneficiaries of the free share allocation, the waiver by shareholders of their preferential subscription rights to the newly issued shares, with the corresponding capital increase being fully realized by sole virtue of the final allocation of the shares to the beneficiaries, notes that this decision entails, as may be necessary, the waiver by shareholders in favor of the beneficiaries of free shares, of the portion of reserves, profits or share premiums which, where applicable, shall be used in the event of the issuance of new shares at the end of the Vesting Period and, for which purpose, all powers are delegated to the Board of Directors, delegates to the Board of Directors all powers in order to:

  •
  ensure existing reserves are sufficient and transfer to a blocked reserve account upon each allocation, the amounts required to pay for the new shares to be allocated;

  •
  decide on the identity of the beneficiaries of the allocations and the number of shares that may be allocated to each of them;

  •
  set the conditions and, where applicable, the criteria for allocating these shares,

        where applicable:

  •
  decide, in due course, the capital increase(s) relating to any issuance of new shares that are freely allocated;

  •
  acquire the shares, where applicable, that are necessary for the delivery of any existing shares that are freely allocated;

  •
  take any appropriate measures to ensure beneficiaries' compliance with the required holding obligation;

  •
  and, generally, in the context of legislation in effect, do all that is required to implement this resolution.

        decides that this delegation shall not be used during a public offering of the Company's shares.

        This authorization, which is granted for a period of thirty-eight (38) months from the date of this Meeting, terminates any prior authorization having the same purpose.

Twenty-First Resolution

        Delegation of authority to be granted to the board of directors for the purpose of issuing warrants for the benefit of a class of persons meeting certain characteristics.

        The Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report and the Statutory Auditors' report,

        delegates to the Board of Directors its authority to issue a maximum number of 2,000,000 ordinary share purchase warrants ("BSAs"), it being specified that this number be deducted from the overall limit provided by the Twenty-Second Resolution below, resolves that each BSA shall give entitlement to subscribe to one ordinary share of the Company with a par value of €0.08, representing a capital increase of a maximum par amount of €160,000,

        resolves that the issue price of a BSA shall be determined by the Board of Directors on the date the BSA is issued in accordance with its characteristics and shall be at least equal to 5% of the volume-

weighted average price of the last five (5) trading sessions on the NASDAQ Global Market preceding the date of allocation of the aforementioned BSA by the Board of Directors,

        resolves to waive, for these BSAs, the shareholders' preferential subscription rights, with the aforementioned BSAs only able to be allocated to the following category of beneficiaries: Directors of the Company or of one of its subsidiaries according to the date of allocation of the BSAs, who are not employees or managers of the Company or of one of its subsidiaries, independent members of any committee that the Board of Directors of the Company has established or will establish, as well as any natural or legal person related to the Company or to one of its subsidiaries by means of a consultancy agreement (the "Beneficiaries"), resolves, in accordance with the provisions of Article L. 225-138-I of the French Commercial Code, to delegate to the Board of Directors the task of agreeing the list of Beneficiaries and number of BSAs allocated to each Beneficiary designated as such, authorizes the Board of Directors, within the limits of the foregoing, to issue and allocate BSAs, on one or more occasions, to each Beneficiary,

        resolves to delegate to the Board of Directors the task of setting, for each Beneficiary, the terms and conditions for exercising BSAs and, in particular, the issue price of BSAs and the BSA exercise schedule, it being specified that these must be exercised no later than ten (10) years from their issuance and that the BSAs not exercised at the expiry of this ten (10) year period shall automatically lapse, resolves that each BSA will allow the subscription of one ordinary share with a par value of €0.08 at an exercise price determined by the Board of Directors on the date of application of the BSAs, which must be at least equal the equivalent in Euros of the closing price in US dollars of an ADS on the Nasdaq Global Market on the day preceding the Board of Directors' decision to allocate the BSAs, and resolves that the ordinary shares thus subscribed must be fully paid up at the time of their subscription, either by cash or through offsetting of any debt,

        resolves that the new shares delivered to the Beneficiary upon the exercise of their BSAs shall be subject to all legal provisions and shall carry dividend rights from the first day of the financial year in which they are issued, resolves that the BSAs shall be transferable. They shall be issued in registered form and held in an administered account,

        resolves to issue a maximum of 2,000,000 ordinary shares to which the BSAs issued shall grant entitlement,

        states that pursuant to the provisions of articles L. 228-91 and L. 225-132 of the French Commercial Code, this decision entails shareholders waiving, in favor of the BSA holders, their preferential subscription rights in respect of the ordinary shares to which the BSAs grant entitlement, recalls that pursuant to Article L. 228-98 of the French Commercial Code:

  •
  that in the event of a capital reduction prompted by losses from a reduction in the number of shares, the rights of BSA holders in terms of the number of shares to be received upon exercise of the BSAs shall, as a consequence, be reduced as if these holders had been shareholders from the date of issue of the BSAs;

  •
  that in the event of a capital reduction prompted by losses from a reduction in the par value of the shares, the subscription price of the shares to which the BSAs grant entitlement shall remain unchanged, with the issue premium being increased by the amount of the reduction in the par value, resolves further that:

  •
  in the event of a capital reduction not prompted by losses from a reduction in the par value of the shares, the subscription price of the shares to which the BSAs grant entitlement shall be reduced proportionally;

  •
  in the event of a capital reduction not prompted by losses from a reduction in the number of shares, the BSA holders, if they exercise their BSAs, may request that their shares be repurchased under the same conditions as if they had been shareholders at the time that the company repurchased its own shares, resolves, as stipulated in Article L.228-98 of the French Commercial Code, that the Company is authorized, without having to request the authorization of the BSA holders, to modify their form and corporate purpose, recalls that pursuant to the provisions of article L. 228-98 of the French Commercial Code, the Company may neither amend the rules for distributing its profits, nor redeem its capital or create preference shares involving such a modification or redemption unless so authorized by the contract of issuance or in the circumstances stipulated in Article L. 228-103 of the French Commercial Code and subject to making the provisions necessary to maintain the rights of the holders of securities giving access to the capital according to the conditions defined in Article L. 228-99 of the French Commercial Code, resolves that, in the event that it should be necessary to make the adjustment provided by Article L. 228-99 paragraph 3 of the French Commercial Code, the adjustment would be made by applying the method stipulated in article R. 228-91 of the French Commercial Code, it being specified that the value of the preferential subscription right and the value of the share before the detachment of the preferential subscription right would, where necessary, be determined by the Board of Directors in accordance with the subscription, exchange or sales price used for the last transaction involving the Company's capital (capital increase, contribution of securities, sale of shares, etc.) during the six (6) months preceding the meeting of the aforementioned Board of Directors, or, in the event that no such transaction had been carried out during this period, in accordance with any other financial parameter that might appear relevant to the Board of Directors (and which shall be approved by the Company's Statutory Auditors), authorizes the Company to impose on the holders of BSAs the repurchase or redemption of their rights as stipulated in Article 228-102 of the French Commercial Code,

        resolves to give all powers to the Board of Directors to implement this resolution and, in particular, in order to:

  •
  set the issue price of the BSAs and of the shares to which they give entitlement in fulfillment of the terms of this resolution;

  •
  issue and allocate BSAs and to decide the conditions for their exercise and the final terms and conditions of the BSAs, including the exercise schedule, in accordance with the provisions of this resolution and within the limits set by this resolution;

  •
  receive subscriptions for BSAs and the related payments;

  •
  report the number of ordinary shares issued following the exercise of BSAs, carry out the formalities following the corresponding capital increases and make the relevant amendments to the Bylaws;

  •
  take all measures to ensure that BSA holders are protected in the event of a financial transaction involving the Company and in accordance with the legal and regulatory provisions in effect;

  •
  generally, take any measures and perform any formality appropriate to this issuance.

        decides that this delegation shall not be used during a public offering of the Company's shares.

        This delegation, which is granted for a period of eighteen (18) months from the date of this Meeting, terminates any prior delegation having the same purpose.

Twenty-Second Resolution

        Overall limitations on the amount of issues under the Twentieth Resolution and the Twenty-first Resolution above.

        The Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report,

        resolves that the total number of (i) shares that would be allocated free of charge pursuant to the Twentieth Resolution above and (ii) shares that may be issued upon the exercise of share warrants allocated pursuant to the Twenty-first Resolution above, may not exceed 2,000,000 shares with a par value of €0.08 each, it being specified that to this ceiling shall be added the additional amount of shares to be issued in order to protect, in accordance with the applicable contractual stipulations, the rights of the holders of securities and other rights giving access to the shares.

Twenty-third Resolution

        Delegation to be granted to the Board of Directors in view of a capital increase through the issuance of shares of the Company to participants in a company savings plan established in accordance with articles L. 3332-1 et seq. of the French Labor Code.

        The Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report and the Statutory Auditors' report,

        in accordance, in particular, with the provisions of Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Articles L. 3332-1 et seq. of the French Labor Code,

        delegates to the Board of Directors its authority in order to increase the share capital, on one or more occasions, at its discretion, by issuing ordinary shares reserved, directly or through the intermediary of a collective employee shareholding plan as stipulated in Articles L. 3332-1 et seq. of the French Labor Code which would be open to employees of the Company and of companies related to it within the meaning of Article L. 225-180 of the French Commercial Code and Article L. 3344-1 of the French Labor Code and which, moreover, meet the conditions that may be set by the Board of Directors (hereafter, "Group Employees"), resolves, consequently, to waive the preferential subscription rights granted to shareholders by Article L. 225-132 of the French Commercial Code and to reserve subscription for the aforementioned shares to Group Employees, resolves that the total par amount of capital increases that may be carried out pursuant to this resolution must not exceed the maximum amount of €45,680, and will be deducted from the aggregate maximum limit contemplated by the Twenty-Sixth Resolution, to which shall be added, where applicable, the additional amount of shares to be issued in order to protect, in accordance with the applicable contractual stipulations, the rights of the holders of securities and other rights giving access to the shares, resolves that the issue price for a share shall be determined by the Board of Directors in accordance with the terms and conditions stipulated in Article L. 3332-20 of the French Labor Code, it being specified, however, that if, when use is made of this delegation, the shares of the Company were admitted for trading on a regulated market within the meaning of the French Commercial Code, the price would be set in accordance with the provisions of Article L. 3332-19 of the French Labor Code, resolves that the Board of Directors shall have all powers, with the ability to delegate further according to the conditions stipulated in law, in order to implement this delegation,

        decides that this delegation shall not be used during a public offering of the Company's shares,

        sets at eighteen (18) months from the date of this Annual General Meeting, the term of validity of this delegation.

Twenty-fourth Resolution

        Delegation to be granted to the Board of Directors in view of a capital increase through the issuance of Company shares with waiver of shareholders' preferential subscription right in favor of a first category of persons meeting certain determined criteria.

        The Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report and the Statutory Auditors' report,

        in accordance with the provisions of Articles L. 225-129 et seq. and L.225-138 of the French Commercial Code,

        delegates to the Board of Directors its authority to proceed with a capital increase, on one or more occasions, by its sole deliberation, through the issuance of shares of the Company,

        decides to waive the preferential subscription right granted to shareholders under Article L. 225-132 of the French Commercial Code and to reserve the subscription of such shares to the following category of persons:

  •
  any trust, investment fund, company or other legal entity to be created, in France or abroad, in connection with permitting such entity to implement, as the case may be, an international Employee Stock Purchase Plan ("ESPP") adopted or to be adopted by the Company and available to all or a part of the employees of the Company and affiliated companies, in France or abroad, within the meaning of Article L. 225-180 of the French Commercial Code and who, in addition, satisfy any criteria to be determined by the Board of Directors, decides that the total nominal amount of the share capital increases that may be carried out in accordance with the present resolution may not exceed €45,680 and will be counted against the aggregate maximum limit contemplated by the Twenty-Sixth Resolution hereafter, it being specified that this maximum amount may be increased, as the case may be, by the additional amount of shares to be issued in order to preserve, in accordance with applicable law and regulations and, as the case may be, any contractual provisions, the rights of shareholders and holders of other rights giving access to shares, decides that the issuance price for a share shall be determined by the Board of Directors on the date of the decision to issue the shares and must be no less than, during each offering period, as defined in the ESPP ("Offering Period"), the Euro equivalent of eighty-five percent (85%) of the lower of the closing price in US dollars of an ADS of the Company on the NASDAQ Global Market on the first day of the relevant Offering Period and on the last day of such period (or, as the case may be, on any other date during such period as shall be decided by the Board of Directors in accordance with the ESPP), as published in the Wall Street Journal or any other source that the Board of Directors shall judge to be reliable, decides that the Board of Directors shall have all other powers, with the ability to sub-delegate within the conditions contemplated by law, in order to implement the present delegation and, in particular, to determine the list of Beneficiaries meeting the requirements mentioned above, decides that this delegation shall not be used during a public offering of the Company's shares,

        fixes at eighteen (18) months as from the date of this shareholders' meeting the duration of the validity of this delegation.

Twenty-Fifth Resolution

        Delegation to be granted to the Board of Directors in order to increase the share capital through the issuance of shares of the Company, with waiver of the preferential subscription right of shareholders, in favor of a second category of persons meeting certain determined criteria

        The Shareholders' Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

        having considered the Board of Directors' report and the Statutory Auditors' report,

        in accordance with the provisions of Articles L. 225-129 et seq. and L.225-138 of the French Commercial Code,

        delegates to the Board of Directors its authority to proceed with a capital increase, on one or more occasions, on its sole deliberation, through the issuance of shares of the Company,

        decides to waive the preferential subscription right granted to shareholders under Article L. 225-132 of the French Commercial Code and to reserve the subscription of such shares to the following category of persons:

  •
  The employees of the Company and affiliated companies, in France and abroad, within the meaning of Article L. 225-180 of the French Commercial Code belonging to an ESPP and meeting the criteria as may be determined, as the case may be, by the Board of Directors (the "Beneficiaries"),

        decides that the total nominal amount of the share capital increases that may be carried out in accordance with the present resolution may not exceed €45,680 and will be counted against the aggregate maximum limit contemplated by the Twenty-Sixth Resolution hereafter, it being specified that this maximum amount may be increased, as the case may be, by the additional amount of shares to be issued in order to preserve, in accordance with applicable law and regulations and, as the case may be, any contractual provisions, the rights of shareholders and holders of other rights giving access to shares, decides that the issuance price for a share shall be determined by the Board of Directors on the date of the decision to issue the shares and must be no less than, during each offering period, as defined in the ESPP ("Offering Period"), to the Euro equivalent of eighty-five percent (85%) of the lower of the closing price in US dollars of an ADS of the Company on the NASDAQ Global Market on the first day of the relevant Offering Period and on the last day of such period (or, as the case may be, on any other date during such period as shall be decided by the Board of Directors in accordance with the ESPP), as published in the Wall Street Journal or any other source that the Board of Directors shall judge to be reliable, decides that the Board of Directors shall have all other powers, with the ability to sub-delegate within the conditions contemplated by law, in order to implement the present delegation and, in particular, to determine the list of Beneficiaries meeting the requirements mentioned above, decides that this delegation shall not be used during a public offering of the Company's shares,

        fixes at eighteen (18) months as from the date of this shareholders' meeting the duration of the validity of this delegation.

Twenty-Sixth Resolution

        Global limit of the amount of the issuances implemented under the Twenty-Third, Twenty-Fourth and Twenty-Fifth Resolution above.

        having considered the Board of Directors' report,

        decides that the aggregate total nominal amount of the share capital increases that may be carried out in accordance with the delegations granted pursuant to the Twenty-Third, Twenty-Fourth and Twenty-Fifth Resolutions above is set at €45,680, it being specified that this maximum amount may be increased, as the case may be, by the additional amount of shares to be issued in order to preserve, in accordance with applicable law and regulations and, as the case may be, any contractual provisions, the rights of shareholders and holders of other rights giving access to shares.

TALEND S.A. TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY RECEIPTS (“ADRs”) REPRESENTING ORDINARY SHARES (“SHARES”) OF TALEND S.A. FOLD AND DETACH HERE The board of directors unanimously recommend that you cast your vote “FOR” Proposals 1 through 7 and 10 through to 26 and “AGAINST” proposals 8 and 9. Ordinary General Shareholders Meeting Extraordinary General Shareholders Meeting FOR AGAINST FOR AGAINST FOR AGAINST FOR AGAINST FOR AGAINST Res. 1 Res. 8 Res. 14 Res. 19 Res. 24 Res. 2 Res. 9 Res. 15 Res. 20 Res. 25 Res. 3 Res. 10 Res. 16 Res. 21 Res. 26 Res. 4 Res. 11 Res. 17 Res. 22 Res. 5 Res. 12 Res. 18 Res. 23 Res. 6 Res. 13 Res. 7 Mark box at immediate right if you wish to give a discretionary proxy to the Chairman of the Company’s Board of Directors. PLEASE NOTE: Marking this box voids any other instructions indicated above. Address change Mark box, sign and indicate changes/comments below: Sign below Date: Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the face of this card and on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Please refer to the reverse side of this card for the Resolutions to be voted at the Meeting.

AGENDA Ordinary General Shareholders Meeting 1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. 13. To renew the term of office of Mr. Michael Tuchen To renew the term of office of Mr. John Brennan To renew the term of office of Mr. Thierry Sommelet To renew the term of office of Mr. Steve Singh To renew the term of office of Ms. Nora Denzel To approve, on an advisory basis, the compensation of our named executive officers To recommend, on an advisory basis, to hold an advisory vote to approve the compensation for the named executive officers of the Company every year To recommend, on an advisory basis, to hold an advisory vote to approve the compensation for the named executive officers of the Company every two years To recommend, on an advisory basis, to hold an advisory vote to approve the compensation for the named executive officers of the Company every three years To approve the statutory financial statements for the year ended December 31, 2018; discharge of directors and statutory auditors To allocate earnings for the year ended December 31, 2018 To approve the consolidated financial statements for the year ended December 31, 2018 To review the agreements described under articles L. 225-38 et seq. of the French Commercial Code Extraordinary General Shareholders Meeting 14. 15. To amend the quorum requirements for meetings of the shareholders - corresponding amendment to article 20 of the By-laws To delegate authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities granting access to the Company’s share capital, while preserving shareholders’ preferential subscription rights To delegate authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities granting access to the Company’s share capital, through a public offering, with waiver of shareholders’ preferential subscription rights To delegate authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities granting access to the Company’s share capital, in the context of a private placement, with waiver of shareholders’ preferential subscription rights To delegate authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegations in Proposal Nos. 15 to 17 above, with or without shareholders’ preferential subscription rights To approve the overall limits on the amount of ordinary shares to be issued pursuant to the delegations in Proposal Nos. 15 to 18 above To delegate authority to the board of directors to carry out the free allocation of existing shares or newly issued shares to employees of the Company or companies in the group and / or to certain corporate officers of the Company, in accordance with the provisions of articles L. 225-197-1 et seq. of the French commercial code To delegate authority to the board of directors to issue ordinary share purchase warrants with waiver of shareholders’ preferential subscription rights in favor of a category of persons meeting certain determined criteria To limit the amount of issues under Proposal Nos. 20 and 21 To delegate authority to the board of directors to increase the share capital for the issuance of shares of the Company to participants in a company savings plan established in accordance with article L. 3332-1 et seq. of the French Labor Code To delegate authority to the board of directors to increase the share capital for the issuance of Company shares with waiver of shareholders’ preferential subscription rights in favor of a first category of persons meeting certain determined criteria To delegate authority to the board of directors to increase the share capital for the issuance of Company shares with waiver of shareholders’ preferential subscription right in favor of a second category of persons meeting certain determined criteria To limit the amount of the issuances implemented under Proposal Nos. 23, 24 and 25 16. 17. 18. 19. 20. 21. 22. 23. 24. 25. 26. The board of directors unanimously recommend that you cast your vote “FOR” Proposals 1 through 7 and 10 through to 26 and “AGAINST” proposals 8 and 9. Talend S.A. JPMorgan Chase Bank, N.A., Depositary PO Box 64506, Saint Paul MN 55164-0506 Voting Instruction Card JPMorgan Chase Bank, N.A. (the “Depositary”) has received advice that the Combined General Shareholders Meeting (the “Meeting”) of Talend S.A. (the “Company”) will be held at the Company’s offices at 9, rue Pagès, 92150, Suresnes, Paris, France, on Tuesday, June 25, 2019, at 2:30 p.m. (Paris time), for the purposes set forth on this card. In accordance with the provisions governing the ADRs, each registered holder of ADRs (each a “Holder”) at the close of business on May 31, 2019 (NY time) (the “ADR Record Date”) will, subject to any applicable provisions of French law and of the Company’s By-Laws, be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the Shares represented by the American Depositary Shares (“ADSs”) evidenced by such Holder’s ADRs. If you are desirous of having the Shares represented by your ADSs voted by the Depositary FOR or AGAINST the Resolutions to be proposed at the Meeting, kindly execute and forward this Voting Instruction Card to the Depositary. The enclosed postage paid envelope is provided for this purpose. The Voting Instruction Card should be executed in such a manner as to show clearly whether you desire the Depositary to vote FOR or AGAINST each of the Resolutions. Alternatively, you may check a box to give a discretionary proxy to the Chairman of the Board of Directors to vote in favor of all Resolutions endorsed by the Company’s Board of Directors and against any Resolutions not so endorsed. To be valid, a properly completed and executed Voting Instruction Card MUST reach the Depositary before 12:00 p.m. (NY time) on June 19, 2019. By submitting this Voting Instruction Card, you will be requesting and authorizing the Depositary to vote or cause to be voted the Shares represented by their ADSs evidenced by your ADRs in accordance with the instructions contained herein at the Meeting. Upon actual receipt by the ADR department of the Depositary of instructions of an eligible Holder in the manner and on or before the 12:00 p.m. (NY time) June 19, 2019 deadline set forth above, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Shares to vote or cause to be voted the Shares represented by the ADSs evidenced by such Holder’s ADRs in accordance with such instructions. To the extent voting instructions are not so timely or properly received by the Depositary from any Holder, the Shares represented by such Holder’s ADSs will not be voted at the Meeting. If you wish to collect further information about the Resolutions, the Company has instructed us to notify you to go to the Company’s Investors’ website at http://investor.talend.com/phoenix.zhtml?c=254382&p=irol-irhome. NOTE: The Depositary has not reviewed the Company’s website or any of the items thereon, and is not liable for the contents thereof. JPMorgan Chase Bank, N.A., Depositary PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.